UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Commission File No. 0-20572
PATTERSON COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)
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PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120
July 30, 2021
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held virtually at 4:30 p.m., Central Daylight Saving Time, on Monday, September 13, 2021. This year’s annual meeting will be conducted as a virtual meeting of shareholders, a format that we believe provides expanded access, improved communications and cost savings to our shareholders and our company. Instructions regarding virtual attendance are set forth in the Notice below. Shareholders attending the virtual annual meeting online will be able to listen to the meeting live, submit questions and vote.
The annual meeting will be held for the following purposes: (1) to vote for the election of eight directors, (2) to vote upon an amendment to our Amended and Restated 2015 Omnibus Incentive Plan, (3) to vote upon an advisory proposal concerning our executive compensation program, and (4) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022. I encourage you to vote for the nominees for director, for approval of the plan amendment, for advisory approval of our executive compensation program, and for ratification of the appointment of Ernst & Young LLP.
Whether or not you expect to attend the virtual annual meeting online, it is important that your shares be represented and voted. After reading this proxy statement, please promptly vote and submit your proxy. You may vote through the Internet, by telephone, by requesting, signing and returning a proxy card, or online during the virtual annual meeting. Your vote is important.
Very truly yours,
PATTERSON COMPANIES, INC.

Mark S. Walchirk
President and Chief Executive Officer

PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 13, 2021
NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Companies, Inc., a Minnesota corporation, will be held virtually at 4:30 p.m., Central Daylight Saving Time, on Monday, September 13, 2021, or at any adjournment or postponement thereof. You will be able to attend the annual meeting online, listen to the meeting live, submit questions and vote by visiting www.virtualshareholdermeeting.com/PDCO2021 and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).
The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect eight directors to have terms expiring in 2022, and until their successors shall be elected and duly qualified;
2.	To consider and vote upon a proposal to amend our Amended and Restated 2015 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder from 11,500,000 to 19,500,000;
3.	To consider and vote upon an advisory proposal concerning our executive compensation program;
4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022; and
5.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on July 16, 2021 are entitled to notice of, and to vote at, the virtual annual meeting. In an effort to facilitate the voting process for substantially all of our shareholders, we are using the Securities and Exchange Commission rules that allow proxy materials to be furnished to shareholders over the Internet. You can vote by proxy over the Internet by following the instructions provided in the Notice Regarding the Availability of Proxy Materials that was mailed to you on or about July 30, 2021, or, if you request printed copies of the proxy materials by mail, you can vote by mail or by telephone. You can also vote online during the virtual annual meeting. Your vote is important and your promptness in voting by proxy will assist in its expeditious and orderly processing and will assure that you are represented at the meeting. Proxies may be revoked at any time before they are exercised.
BY ORDER OF THE BOARD OF DIRECTORS

Les B. Korsh
Vice President, General Counsel and Secretary
St. Paul, Minnesota
July 30, 2021
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on
September 13, 2021

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our 2021 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at http://materials.proxyvote.com/703395.

PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120
PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD SEPTEMBER 13, 2021
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement is furnished by the Board of Directors of Patterson Companies, Inc. and contains information relating to the annual meeting of shareholders to be held virtually at 4:30 p.m., Central Daylight Saving Time, on Monday, September 13, 2021.
In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, instead of mailing printed copies of those materials to each shareholder. Accordingly, a Notice Regarding the Availability of Proxy Materials will be mailed on or about July 30, 2021 to shareholders who owned our common stock at the close of business on July 16, 2021. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice Regarding the Availability of Proxy Materials or request that a printed set of the proxy materials be sent to them by following the instructions therein.
The Notice Regarding the Availability of Proxy Materials will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?
The Securities and Exchange Commission rules allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
How can I access the proxy materials over the Internet?
The Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card provided by your broker, trustee or nominee, will contain instructions on how to view our proxy materials for the annual meeting of shareholders on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

How may I obtain a paper copy of the proxy materials?
Shareholders receiving a Notice Regarding the Availability of Proxy Materials will find instructions about how to obtain a paper copy of the proxy materials on their notice.
What is the purpose of the virtual annual meeting?
At our virtual annual meeting, shareholders will vote on the following items of business:
■	The election of eight directors to have terms expiring in 2022, and until their successors shall be elected and duly qualified;
■	Approval of an amendment to our Amended and Restated 2015 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder from 11,500,000 to 19,500,000;
■	Advisory approval of our executive compensation program; and
■	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022.
Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
What are the Board’s recommendations?
Our Board of Directors recommends that you vote:
■	FOR election of each of the nominees for director (see Proposal No. 1);
■	FOR approval of the amendment to our Amended and Restated 2015 Omnibus Incentive Plan (See Proposal No. 2);
■	FOR advisory approval of our executive compensation program (see Proposal No. 3); and
■	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022 (see Proposal No. 4).
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.
What shares are entitled to vote?
As of July 16, 2021, the record date for the meeting, we had 97,229,896 shares of common stock outstanding and approximately 1,700 shareholders of record. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors. Shares are counted as present if either the shareholder votes online at the virtual annual meeting, or has properly submitted a proxy by Internet, by telephone, or by mail.

How can I vote by proxy in advance of the virtual annual meeting?
Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the virtual annual meeting. There are three ways to vote by proxy:
By Internet – Shareholders who receive a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who receive a paper copy of a proxy card or voting instruction card provided by their broker, trustee or nominee by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
By Telephone – Shareholders of record may submit proxies by telephone by following the instructions set forth on the website listed on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on your Notice Regarding the Availability of Proxy Materials or proxy card available when voting by telephone.
By Mail – Shareholders who request and receive a paper copy of the proxy card or the voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.
How do I vote my Patterson Companies, Inc. Employee Stock Ownership Plan and Trust (“ESOP”) or Patterson Dental Canada, Inc. Deferred Profit Sharing Plan (“DPSP”) shares?
If you participate in the ESOP or the DPSP, follow the directions on your proxy card to vote shares held for you in your ESOP or DPSP account, and such shares will be voted in accordance with your instructions. If you do not provide instructions on or before Wednesday, September 8, 2021, our Board of Directors will direct Delaware Charter Guarantee & Trust Company dba Principal Trust Company, the trustee of the ESOP, to vote your ESOP shares in accordance with the Board’s recommendations. If you do not provide instructions on or before Wednesday, September 8, 2021, our Board will direct Standard Life Trust Company, the trustee of the DPSP, to vote your DPSP shares in accordance with the Board’s recommendations.
Who can attend the virtual annual meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend and participate in the virtual annual meeting by accessing www.virtualshareholdermeeting.com/PDCO2021. To join the annual meeting, you will need to have your 16-digit control number, which is included on your Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials). In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Wednesday, September 8, 2021, so that you can be provided with a control number and gain access to the meeting. Shareholders may vote electronically and submit questions online while attending the virtual annual meeting.
The live audio webcast of the annual meeting will begin promptly at 4:30 p.m., Central Daylight Saving Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the online annual meeting login page at www.virtualshareholdermeeting.com/PDCO2021.

How can I vote my shares at the virtual annual meeting?
To vote your shares online at the virtual annual meeting, please visit www.virtualshareholdermeeting.com/PDCO2021 and enter the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).
Even if you plan to attend the virtual annual meeting online, we recommend that you vote by proxy in advance of the annual meeting as described above so that your vote will be counted if you later decide not to attend the annual meeting. For additional information, please see “How can I vote by proxy in advance of the virtual annual meeting?” above.
To vote your shares without attending the virtual annual meeting, please follow the instructions for Internet or telephone voting contained in the Notice Regarding the Availability of Proxy Materials. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the virtual annual meeting online. If you are a shareholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone, or if you have requested a paper copy of these proxy materials, by returning the proxy card or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. All shares represented by a valid proxy received prior to the annual meeting will be voted.
Can I change my vote or revoke my proxy after I submit my vote?
Yes. If you vote prior to the meeting, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting. You may automatically revoke your proxy by attending the virtual annual meeting online and voting online at the meeting. Attending the virtual annual meeting online without voting at such meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, you may submit new voting instructions to your broker, trustee or nominee. Another means to revoke your proxy or change your proxy or voting instructions is to send a written notice via email to investor.relations@pattersoncompanies.com before the beginning of the annual meeting.
What constitutes a quorum?
The presence at the virtual annual meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Because brokers cannot vote shares on their customers’ behalf on “non-routine” proposals, such as Proposal Nos. 1, 2, and 3 in this proxy statement, without receiving voting instructions from a customer, if a broker does not receive voting instructions from its customer concerning a non-routine proposal and is precluded from voting on that proposal, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on such proposals.
What vote is required to approve each item?
Proposal No. 1. Assuming the presence of a quorum, election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. For additional information, please see “How does the director resignation policy work?” below.
Proposal Nos. 2, 3 and 4. Assuming the presence of a quorum, the affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals.

What is the effect of an abstention or broker non-vote on each proposal?
With respect to the election of directors, the proposal to amend the Amended and Restated 2015 Omnibus Incentive Plan, the advisory proposal on executive compensation, and the proposal to ratify the selection of Ernst & Young LLP:
■
If you abstain from voting on a nominee or a proposal, your shares will be considered present at the annual meeting for purposes of determining a quorum and for purposes of calculating the shares present and entitled to vote on the nominee or the proposal and, accordingly, will have the same effect as a vote against the nominee or proposal.

■
If you do not vote (or a broker non-vote occurs) on a nominee or a proposal, your shares will not be deemed present for the purposes of calculating the vote on that nominee or proposal and will generally have no impact on determining whether the nominee is elected or the proposal is approved.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.
How can I vote on each of the proposals?
With respect to the first proposal, you may vote FOR or AGAINST each nominee, or you may indicate that you wish to ABSTAIN from voting on one or more nominees. With respect to each of the second, third and fourth proposals, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.
If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy. If you sign a paper proxy card but do not specify how you want your shares to be voted (and you do not hold your shares through a broker, bank or other financial institution), they will be voted (1) FOR election of the nominees named below under the caption “Proposal No. 1 – Election of Directors;” (2) FOR approval of the amendment to our Amended and Restated 2015 Omnibus Incentive Plan; (3) FOR advisory approval of our executive compensation program; (4) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022; and (5) in the discretion of the proxies named on the proxy card with respect to all other appropriate matters properly brought before the annual meeting.
How does the director resignation policy work?
Pursuant to our Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who fails to receive the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote at the meeting shall, promptly following certification of the shareholder vote, offer his or her resignation to our Governance and Nominating Committee. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection by our Board of Directors following its receipt of the recommendation of our Governance and Nominating Committee. We will promptly disclose to the public each such resignation and decision by our Board.
Who will count the proxy votes?
All votes will be tabulated by Broadridge Financial Services as the inspector of election for the meeting. Such firm will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How will voting on any other business be conducted?
We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Mark S. Walchirk or Les B. Korsh, or his nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our Board of Directors.
Who is paying for this proxy solicitation?
We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.
Why are you not holding the annual meeting in a physical location?
We successfully held our annual meeting virtually for the first time in 2020 and we have made the decision to hold the annual meeting virtually again in 2021. We believe that holding the annual meeting virtually allows us to expand shareholder access, improve communications and reduce costs for our shareholders and our company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Eight persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a majority of the shares represented in person or by proxy and entitled to vote at the meeting, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between or among any of our directors or executive officers.
Our Bylaws provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Board recommends that the number of directors be set at eight and it is intended that the proxies accompanying this proxy statement will be voted at the annual meeting to establish a Board consisting of eight members.
It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that vote against the nominees or abstain from voting on the nominees. As noted above, shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any nominee shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person as the proxies shall, in their discretion, determine. We have no reason to believe that any nominee will not be a candidate or will be unable to serve.
Set forth below is certain information concerning the nominees for election:
Name	Age	Principal Occupation	Position(s) with Patterson	Director Since
John D. Buck	71	Chief Executive Officer of Whitefish Ventures, LLC	Chairman of the Board	2006
Alex N. Blanco	60	Former Executive Vice President and Chief Supply Chain Officer of Ecolab Inc.	Director	2017
Jody H. Feragen	65	Former Executive Vice President and Chief Financial Officer of Hormel Foods Corporation	Director	2011
Robert C. Frenzel	50	President and Chief Operating Officer of Xcel Energy Inc.	Director	2018
Francis J. Malecha	57	Manager of Hidden Lake Vineyard, LLC	Director	2018
Ellen A. Rudnick	70	Senior Advisor on Entrepreneurship, University of Chicago Booth School of Business	Director	2003
Neil A. Schrimsher	57	President and Chief Executive Officer of Applied Industrial Technologies, Inc.	Director	2014
Mark S. Walchirk	55	President and Chief Executive Officer of Patterson Companies, Inc.	President, Chief Executive Officer, Director	2017

Nominees for Election as Director
John D. Buck serves as our non-executive Chairman of the Board. Mr. Buck is the principal owner of Whitefish Ventures, LLC, a family investment fund. He has been its Chief Executive Officer since 2000. Mr. Buck was Chief Executive Officer of Medica, the second largest health benefits plan in Minnesota, from February 2002 to May 2003. From 1996 to 2000, he worked for Fingerhut Companies, Inc. with his last assignment as President and Chief Operating Officer, and played an integral role in developing the business services area of the company. Prior to Fingerhut, Mr. Buck was Vice President of Administration at Alliant Techsystems, a leading supplier of aerospace and defense technologies. Prior to that, Mr. Buck spent 21 years at Honeywell, Inc., including a four-year international posting, and most recently serving as Vice President of Administration. Mr. Buck is Chairman of the Board of Directors of Medica, served as a director of Evine Live, Inc. from 2004 to 2015, and became a director of Round River Research in 2017. He has been one of our directors since December 2006. Mr. Buck brings financial, strategic and leadership experience, including health benefit plan experience, to our Board.
Alex N. Blanco served as Senior Vice President and Chief Supply Chain Officer for Baxter International, a leading provider of products to treat hemophilia, kidney disease, immune disorders and other chronic and acute medical conditions, from March 2020 to June 2020. From January 2013 to March 2020, Mr. Blanco served as Executive Vice President and Chief Supply Chain Officer for Ecolab Inc., a global leader in water, hygiene and energy technologies and services that protect people and vital resources. From 1982 to 2012, Mr. Blanco held senior management positions at Procter & Gamble Co. (“P&G”), with his last position as Vice President Product Supply Global Beauty Sector. In his previous roles, he led the supply chain in other key P&G divisions and also had international assignments, in which Mr. Blanco was based outside of the United States from 1990 to 2004, having spent ten years in South America and four years in Europe, and during which time he had responsibility for Central and Eastern Europe, the Middle East and Africa. He served as director of YMCA of the Greater Twin Cities from June 2015 to May 2020. He has been one of our directors since April 2017. Mr. Blanco brings extensive supply chain and international experience to our Board.
Jody H. Feragen served as Executive Vice President and Chief Financial Officer of Hormel Foods Corporation, a multinational marketer and manufacturer of brand name food and meat products, from November 2010 to October 2016. Ms. Feragen served as Hormel’s Senior Vice President and Chief Financial Officer from January 2007 to October 2010 and Hormel’s Vice President (Finance) and Treasurer from October 2005 to December 2006. She also served on Hormel’s board of directors from 2007 to 2016. Since September 2015, Ms. Feragen has served as a director, including current service as chair of the audit committee and a member of the nomination and governance committee, of Graco Inc., a supplier of technology and expertise for the management of fluids in both industrial and commercial applications. She has been one of our directors since September 2011. Ms. Feragen brings extensive experience in public company financial management to our Board.
Robert C. Frenzel has been selected to serve as President and Chief Executive Officer of Xcel Energy, Inc. (“Xcel Energy”) effective August 18, 2021, and currently serves as President and Chief Operating Officer of Xcel Energy, a position he has held since March 2020, where he has responsibility for Xcel Energy’s four utility operating companies, along with the transmission, distribution and natural gas businesses. From May 2016 to March 2020, Mr. Frenzel served as Executive Vice President and Chief Financial Officer of Xcel Energy. From February 2012 to April 2016, Mr. Frenzel served as Senior Vice President and Chief Financial Officer of Luminant, a subsidiary of Energy Future Holdings Corp. (“EFHC”). From February 2009 to February 2012, he served as Senior Vice President for Corporate Development, Strategy and Mergers and Acquisitions for EFHC. In April 2014, EFHC, the majority of its subsidiaries, including Texas Competitive Energy Holdings (“TCEH”), the parent company of Luminant, filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code. TCEH emerged from Chapter 11 in October 2016. Earlier in his career, Mr. Frenzel advised corporate clients on strategic and financial transactions as a Vice President in the Investment Banking Division at Goldman Sachs, and consulted in the strategy, finance, and economics practice at Arthur Andersen. Mr. Frenzel also served in the United States Navy for six years as a nuclear engineering officer and weapons officer, and was promoted to lieutenant commander in the Navy Reserve following active duty. He has been one of our directors since March 2018. Mr. Frenzel brings public company executive management, supply chain, strategic merger and acquisition, system implementation and risk management experience to our Board.

Francis J. Malecha has served as Manager of Hidden Lake Vineyard, LLC since March 2020. He previously served as President, Chief Executive Officer and a director of Compass Minerals International, Inc., a leading provider of essential minerals, from January 2013 to November 2018. Previously, Mr. Malecha was Head of Agricultural Products, North America at Glencore International plc. From 2000 to 2013, Mr. Malecha held a series of increasingly senior roles at global agribusiness company Viterra, Inc, culminating in his tenure Chief Operating Officer of the company’s grain division before Viterra was acquired by Glencore. Earlier in his career, Mr. Malecha spent 15 years in the grain division of General Mills, Inc. He has been one of our directors since June 2018. Mr. Malecha brings merchandising, transportation, operations, risk management and international merger and acquisition experience to our Board.
Ellen A. Rudnick has served as Senior Advisor on Entrepreneurship at the University of Chicago Booth School of Business since July 2016. Ms. Rudnick was previously the Executive Director and Clinical Professor of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago Booth School of Business since March 1999. She served as Chairman of Pacific Biometrics, a medical diagnostics company which she co-founded, from 1993 to 1999; President of HCIA and CEO of Healthcare Knowledge Resources, both healthcare information service companies, from 1990 to 1992; and in a variety of capacities at Baxter Healthcare from 1975 to 1990, including Corporate Vice President of Baxter Healthcare and President and Founder of Baxter Management Services Division. Ms. Rudnick served as Founder and Chairman of CEO Advisors, a consulting firm established in 1992. Ms. Rudnick served as director of HMS Holdings Corp. from 1997 to March 2021, and she currently serves as director of First Midwest Bancorp, Inc. and Liberty Mutual Insurance Company. She has been one of our directors since December 2003. Ms. Rudnick brings experience with small businesses (our customer base), the medical products industry, academia and entrepreneurship to our Board.
Neil A. Schrimsher has served as Chief Executive Officer of Applied Industrial Technologies, Inc., a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies, since October 2011 and was also elected its President in August 2013. From January 2010 to August 2011, Mr. Schrimsher was Executive Vice President of Cooper Industries, a global electrical products manufacturer, where he led multiple businesses in Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives. Mr. Schrimsher joined Cooper Industries in May 2006 as the President of Cooper Lighting. Mr. Schrimsher’s other experience includes senior leadership positions for Siemens Energy & Automation, part of Siemens AG, the global electronics and electrical engineering company. He began his career at General Electric Company and rose through a succession of positions in GE Lighting. He has served as a director of Applied Industrial Technologies, Inc. since October 2011. He has been one of our directors since March 2014. Mr. Schrimsher brings wholesale distribution and executive leadership experience to our Board.
Mark S. Walchirk became our President and Chief Executive Officer in November 2017. Mr. Walchirk previously served as President of U.S. Pharmaceutical at McKesson Corporation from October 2012 to October 2017, where he held responsibility for McKesson’s U.S. Pharmaceutical sales, distribution and customer service operations. Mr. Walchirk joined McKesson in April 2001 and held various leadership positions including President of McKesson Specialty Care Solutions and Chief Operating Officer of McKesson U.S. Pharmaceutical. Before joining McKesson, he spent 13 years in medical-surgical distribution and manufacturing with Baxter Healthcare, Allegiance Healthcare and Encompass Group, holding various leadership positions in sales, marketing, operations and business development. Mr. Walchirk became one of our directors in November 2017. Mr. Walchirk brings strategic and leadership experience, including healthcare services and distribution experience, to our Board.
Experience and Attributes of Director Nominees
Our Board of Directors has identified key skills and attributes that are important for effective governance of Patterson. Each director brings to us a wealth of experience that combines to varying degrees many or all of these skills, but some have more in-depth experience in a particular area than others. Consistent with the goal of ensuring a comprehensive mix of skills and attributes are represented, below we capture how the director nominees contribute to both the general skills mix (organized by key attribute), as well as more specialized skills relevant to that attribute. In making this assessment, we considered the experience each director has from work, education, board service on other public companies and engagement in community, civic and business organizations.

Summary of Director Qualifications and Experience	John Buck	Alex Blanco	Jody Feragen	Robert Frenzel	Francis Malecha	Ellen Rudnick	Neil Schrimsher	Mark Walchirk
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	X	X	X	X	X	X	X	X
Extensive Knowledge of Patterson History allows our Board of Directors to learn from our history and what works for our company.	X		X			X	X
Healthcare Industry Experience facilitates relevant, efficient, and effective discourse relating to our business and strategy.	X	X						X
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	X	X			X	X	X
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	X	X	X	X	X	X	X	X
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of shareholder interests.	X	X	X	X	X	X	X	X
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.		X					X	X
Operations Experience helps in understanding the balance between efficiency and the highest level of quality controls.	X	X	X	X	X		X	X
Experience in Human Resources, Culture and Compensation allows directors to help us hire, motivate, and retain the best employees.	X	X			X	X	X	X
Understanding and Previous Work with Technology Solutions will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and tech.		X					X	X
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	X	X	X	X	X	X	X	X
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	X	X	X	X	X	X	X	X
Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.	X	X		X	X	X		X
Enterprise Risk Management, including business continuity and cyber security, allows our company to thrive in a rapid-paced market.	X	X	X	X	X	X	X	X

Diversity of Director Nominees
Our director nominees represent a diverse range of experience and backgrounds, and come together to govern Patterson as an effective whole. The Governance and Nominating Committee focuses on recruiting and recommending diverse candidates to complement current director demographics. Self-identified gender and demographic background data for our current directors appears in the charts below.

Vote Required
Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. Our Board of Directors recommends that you vote FOR the election of the nominees listed above.

OUR BOARD OF DIRECTORS AND COMMITTEES
Overview
Our Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company, as provided by Minnesota law. Our Board held 11 meetings and took action by written consent 3 times during fiscal 2021. In addition to meetings of the full Board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the Board and of those committees on which he or she served.
Our Board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our Board has affirmatively determined the independence under the applicable Marketplace Rule as to each of our directors who are identified as independent directors in the chart that appears below within the subsection captioned “Committee Overview.”
The independent members of our Board meet in executive session at each regular meeting of our Board, with no members of management present.
Our company and our Board are members of the National Association of Corporate Directors (“NACD”). Our Board authorizes, recommends and encourages each Board member and our company’s senior management to attend educational courses offered by the NACD or similar accredited educational organization. We reimburse reasonable expenses incurred by our directors and senior management in attending such courses.
Code of Conduct and Corporate Governance Guidelines
Our company has adopted and published a Code of Conduct, which provides an overview of the laws, regulations, and company policies that apply to our employees and our directors and is intended to comply with Rule 5610 of the NASDAQ Marketplace Rules. Our Code of Conduct is available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. We intend to satisfy the disclosure requirement of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K by posting such information on our website at www.pattersoncompanies.com.
Our company also has adopted and published Corporate Governance Guidelines. Our Corporate Governance Guidelines address various governance topics, including:
■	The role of our Board of Directors,
■	The composition of our Board and selection of directors,
■	Functioning of our Board and its committees,
■	Compensation of directors, and
■	Conduct and ethics standards for directors.
Our Corporate Governance Guidelines are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, MN 55120, Attention: Investor Relations.

Leadership Structure and Risk Oversight
Our Board of Directors, which elects its Chairman annually by a majority vote, does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and our Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time.
We currently believe that bifurcating the roles of Chief Executive Officer and Chairman of the Board, as well as the oversight exercised by the independent members of our Board through the work of the committees of our Board discussed below, enables strong and dynamic Board leadership, and effectively allocates authority, responsibility and oversight between management and the independent members of our Board. Our Board has the discretion to combine the roles of Chief Executive Officer and Chairman of the Board in the future if it deems it advisable and in the best interest of our company to do so.
The separation of the Chairman and Chief Executive Officer positions allows our Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee succession planning, the recruitment of new directors, Board committee responsibilities, and other governance matters as further described below under the caption “Role of Non-Executive Chairman,” and our Chief Executive Officer to focus his attention on our business and execution of our company’s strategy. The Chairman also has an important role in the performance evaluation of the Chief Executive Officer, which helps the Governance and Nominating Committee evaluate the most effective Board leadership structure for our company. Our Board believes that these and other activities of the Chairman serve to enhance the independent leadership of the Board in order to provide robust oversight and promote overall Board effectiveness. Mr. Buck has an extensive leadership background, is actively engaged as Chairman on Board matters, and works closely with Mr. Walchirk. Mr. Buck frequently interacts with Mr. Walchirk and other members of management to provide his perspective on important issues facing our company and the informational needs of our Board. In addition to the Governance and Nominating Committee, which he chairs, and the Compliance Committee, where he currently serves as a member, Mr. Buck routinely attends the meetings of our Board’s other committees and frequently communicates with the chairs of those committees and with other independent directors both inside and outside of our Board’s normal meeting schedule to discuss Board and company issues as they arise. In addition, our Board has a significant majority of independent directors and all Board committees are comprised of independent directors.
Risk oversight is provided by a combination of our full Board and its committees. As part of its oversight, our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company, including the COVID-19 pandemic. Specifically regarding COVID-19, our Board has been actively overseeing our company’s response, including receiving regular updates from and having discussions with senior management. The Board’s review and discussions around the pandemic span a broad range of matters, including protecting the health and safety of our employees, supporting our employees, evaluating the impact of the pandemic on strategy, operations, liquidity and financial matters, interruptions in the industries in which our products are used (including the closure of dental practices, veterinary practices and meat production facilities), limited supply of personal protective equipment needed by dental practices, minimizing supply chain disruption, interruptions in the financial markets, and monitoring continued compliance with applicable laws. In addition to COVID-19 specific risk management, the Board and its committees oversee the most critical risks relating to our business, which include general business and industry risks, operating risks, business continuity risks, cyber-security risks, financial risks including infrastructure, talent management and human capital related risks and compliance and regulatory risks. While the Board oversees risk, senior management is charged with identifying, assessing and managing risk. Risk management is not allocated to a single risk management officer, but rather is administered by management in an approach that is designed to ensure that the most significant risks are managed and monitored appropriately. Our senior management has a commitment to employing and imbedding risk management practices and disciplines into its business planning and management processes to better enable achievement of our financial and compliance objectives as well as to achieve and maintain a competitive advantage in the marketplace.
Throughout the year, our Board provides guidance to senior management regarding strategy and critically reviews operating plans that are intended to implement that strategy. Our Board periodically holds meetings with senior management dedicated to discussing and reviewing operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is conducted during that meeting. The involvement of our Board in setting business strategy is critical to the determination of the types and appropriate levels of risk undertaken by our company. Our Board’s oversight includes its receipt and review of reports on data protection and cybersecurity matters from our information technology department. Also, more particularly, and as discussed below, our Audit Committee focuses on oversight of financial risks relating to our company; our Compensation Committee focuses primarily on risks relating to remuneration of officers and other employees; our Governance and Nominating Committee focuses on reputational and corporate governance risks relating to our company; our Finance and Corporate Development Committee, which was recently dissolved and the duties of which were substantially integrated into the Audit Committee’s responsibilities, focused on risks associated with our capital structure, capital budget, capital expenditures, issuance and repurchase of securities, acquisitions and divestitures, and corporate investment and treasury policy; and our Compliance Committee focuses on oversight of matters related to the company’s compliance with applicable laws and regulations.
Environment, Social and Governance
We focus on corporate responsibility as an employer, industry participant and distributor of dental and animal health goods and services. We strive to improve the impact of our operations on the environment, promote diversity and inclusion, and provide resources and opportunities to our team members and communities. Key environmental, social and governance developments during fiscal 2021 included:
■
Supporting the efforts of Paterson UNITES, a volunteer group of Patterson team members focused on building and executing our diversity and inclusion strategy, including among other things the UNITES LGBTQA+ Affinity Group;

■
Developing and executing a mentorship initiative designed to advance the growth and development of women throughout the organization through participation in peer-mentoring circles as well as one-on-one mentoring;

■
Partnering with WILMAH, Women in Leadership and Management in Animal Health, an organization that mirrors our dedication to the well-being of all animals and provides opportunities to help women achieve success at every stage of their careers;

■
Supporting the Patterson Foundation scholarship program, which provides annual renewable scholarships to dependents of Patterson employees, and continued donations to dental and animal health nonprofit organizations;

■	Improving and promoting environmental health and safety initiatives;
■
Focusing on sustainability efforts at our corporate headquarters, in our fleet program, and through operational management by reducing waste, minimizing our carbon footprint, recycling materials, and managing shipping efficiencies; and

■	Delegating for the first time oversight of our environmental, social and governance efforts to our Governance and Nominating Committee.
In 2021, we published our 2020 Corporate Responsibility Report, which can be found on our website at https://s25.q4cdn.com/552046950/files/doc_downloads/footer/2021/PDCO_CorpResponsibilityReport_2020.pdf and which we intend to update periodically as we continue to progress our environmental, social and governance objectives and outcomes. Additionally, the Board oversaw the refreshment of the Company’s Code of Conduct to reinforce our company’s and our employees’ roles in compliance, and efforts to increase stakeholder engagement.

Role of Non-Executive Chairman
The role of non-executive Chairman is designed to provide leadership to our Board and to provide support and advice to our Chief Executive Officer. The role is intended to foster an environment conducive to effective communication by and among our Directors and senior management. The non-executive Chairman performs such duties and responsibilities as our Board may determine appropriate, including the following:
■	Calling meetings of the Board and meetings of our independent directors;
■	Presiding over Board meetings, including executive sessions of our independent directors;
■	Briefing the Chief Executive Officer on issues and concerns arising in the executive sessions of the Board;
■	Being available, when requested and appropriate, for consultation and direct communication with shareholders;
■	Reviewing and approving all information sent to our Board, including the quality, quantity, appropriateness and timeliness of such information;
■	Establishing meeting agendas for our Board in consultation with members of senior management;
■	Reviewing and approving the scheduling of Board meetings, assuring there is sufficient time for discussion of all agenda items;
■	Coordinating Board input and review of management’s strategic plan for the company;
■	Working with the Governance and Nominating Committee with respect to the recruitment, selection and orientation of new Board members as well as committee composition;
■	Overseeing the Compensation Committee’s development of appropriate objectives for the Chief Executive Officer and monitoring performance against those objectives;
■	Coordinating and chairing the annual Board performance review of the Chief Executive Officer and communicating results to the Chief Executive Officer;
■	Leading the Board’s review of the succession plan for the Chief Executive Officer and other executive officers;
■	Coordinating the Board’s self-assessment and evaluation processes;
■	Serving as a member of Governance and Nominating Committee and such other committees as assigned by the Board; and
■	Reviewing, on an annual basis and in consultation with our independent directors, this list of responsibilities and recommending to our Board for approval any modifications or changes.
Committee Overview
The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Finance and Corporate Development Committee and the Compliance Committee. In June 2021, we determined to consolidate our former Finance and Corporate Development Committee with our Audit Committee. Each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of our Audit Committee is independent as defined in Exchange Act Rule 10A-3 and each member of our Compensation Committee is a non-employee director under the rules of the Securities and Exchange Commission.

Each standing committee has a charter, all of which are available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx#section=governance or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. Such committees review and reassess the adequacy of their respective charters and recommend any changes to them at least annually. These charters were last reviewed and revised in June 2021 at which time the responsibilities of the former Finance and Corporate Development Committee were integrated with the responsibilities of the Audit Committee. Our committees also engage in an annual review of committee performance.
The following table shows the current membership of our standing committees and identifies our independent directors:
Name	Audit	Compensation	Governance and Nominating	Compliance	Independent Director
John D. Buck			X*	X	X
Alex N. Blanco		X		X	X
Jody H. Feragen	X			X	X
Robert C. Frenzel	X*		X		X
Francis J. Malecha	X	X			X
Ellen A. Rudnick		X*	X		X
Neil A. Schrimsher		X	X	X*	X
Mark S. Walchirk
*	Denotes committee chairperson.
The Board sets the annual schedule of standing committee meetings, with regularly scheduled meetings held adjacent to our Board’s regularly scheduled meetings. In addition to meetings set by the Board, each standing committee meets, either by phone or in person, when and as often as the chairperson of each committee deems appropriate. The chairperson of each standing committee, with the advice and consultation of management and the committees’ outside advisors, if any, sets the agenda for each meeting. Committee members receive detailed materials related to the topics on the agenda prior to each meeting.
Committee Responsibilities
Our Audit Committee and Its Report
Responsibilities and Composition. Our Audit Committee, chaired by Mr. Frenzel, is empowered by our Board of Directors to review our financial books and records in consultation with our accounting and auditing staff and our independent registered public accounting firm, Ernst & Young LLP (“EY”), and to review with our accounting staff and EY the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. EY reports directly to the committee, which is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants in regards to audit and attest services for our company. The committee’s charter, which discusses the full responsibilities of the committee, is available on our website at https://investor.pattersoncompanies.com/investor-relations/governance/default.aspx or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.
Effective June 2021, the Audit Committee assumed the former responsibilities of the Finance and Corporate Development Committee, which committee met 3 times during fiscal 2021, including overseeing our company’s capital structure, capital budget and capital expenditures, the issuance and repurchase of equity and debt, and acquisitions and divestitures, and corporate investment and treasury policy and their consistency with our company’s overall financial and strategic plans.

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. As noted above, each member of the committee is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Each member of the committee meets the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1). No member of the committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years. Each member of the committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.
Pursuant to Rule 5605(c)(2) of the Marketplace Rules of the NASDAQ Stock Market, at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our Board of Directors has determined that Robert C. Frenzel and Jody H. Feragen are each an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K.
Audit Committee Report. As noted above, our Audit Committee oversees our accounting and financial reporting process on behalf of our Board of Directors. Management has primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements included in our company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2021 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in the financial statements.
After each fiscal quarter but prior to the filing of the related periodic report, our Audit Committee reviews and discusses with management and our independent registered public accounting firm the results of the most recently completed fiscal quarter. The committee held 8 meetings during fiscal 2021.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. To report such matters, please call 877-888-0040.
EY has been our company’s independent registered public accounting firm since 1985. When, in accordance with Securities and Exchange Commission rules and EY policies, the lead audit partner is required to rotate after a maximum of five consecutive years of service in that capacity or due to other circumstances, the process for selection of our company’s lead audit partner pursuant to this rotation policy involves a meeting between the chair of our Audit Committee and the candidate for the role, as well as discussion by the full committee and with management. Our company’s lead audit partner was most recently changed in 2019.
Our Audit Committee reviewed with EY, the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the committee has discussed with EY the firm’s independence from management and our company, including the matters in the written disclosures and the letter the committee received from EY as required by the applicable requirements of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by EY during the year on such firm’s independence prior to the commencement of the non-audit services.
Our Audit Committee is committed to ensuring the independence of our company’s independent registered public accountants and directs significant attention toward the appropriateness of the outside auditor to perform services other than the audit. The committee has adopted pre-approval policies and procedures in this regard.
As a matter of policy, the independent registered public accountants will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with the Audit Committee the services the outside auditor expects to provide in the coming year, and the related fees. In addition, management provides the committee with a quarterly status for the committee’s approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The committee pre-approves all audit and non-audit services provided by the company’s outside auditor.
Our Chief Financial Officer is responsible for the implementation of the Audit Committee’s pre-approval policies and procedures. The committee pre-approved all of the services we received from EY during fiscal 2021.
The Audit Committee discussed with our company’s internal auditors and EY the overall scope and plans for their respective audits. The committee meets with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 24, 2021, for filing with the Securities and Exchange Commission.
The Audit Committee and our Board have recommended and seek shareholder ratification of the selection of EY as our company’s independent registered public accounting firm for the year ending April 30, 2022. In making this recommendation, the committee evaluated the independence of EY, their knowledge and experience with our company, the quality of their past work for our company, their industry knowledge, data relating to their audit quality and performance and the level of fees to be charged for the audit services. The committee and our Board believe that the appointment of EY as our company’s independent registered public accounting firm is in the best interests of our shareholders and our company.
Respectfully submitted,
/s/ Robert C. Frenzel, Chair
/s/ Jody H. Feragen
/s/ Francis J. Malecha
The Audit Committee
Our Compensation Committee and Its Report
Responsibilities and Composition. Our Compensation Committee, chaired by Ms. Rudnick, is authorized by our Board to determine for executive officers, and recommend to the Board for approval with respect to the chief executive officer, all components of annual compensation, to grant stock options, restricted stock and other awards to executive officers under our Amended and Restated 2015 Omnibus Incentive Plan, and to review and recommend to the Board for approval our compensation and benefit plans. Our Compensation Committee held 8 meetings and took action by written consent 3 times during fiscal 2021.
Our Board has determined that each member of our Compensation Committee is independent of management and our company. Further, as noted above, each member of the committee is an independent director and is a non-employee director under the applicable rules of NASDAQ and the Securities and Exchange Commission, respectively.
The Compensation Committee has the dual responsibility of serving the interests of our shareholders and serving as an advisor to management. The committee assists our Board in fulfilling its responsibility to our shareholders that our executive officers and certain other officers and managers are compensated in accordance with our company’s total compensation objectives and executive compensation policy. Management assists the committee by advising and recommending compensation policies, strategies and pay levels necessary to establish appropriate incentives for management and employees that are aligned with business strategies and goals that the committee believes will drive competitive advantage and deliver sustainable returns to shareholders. Other than as permitted under the Amended and Restated 2015 Omnibus Incentive Plan, the committee does not delegate any of its duties or responsibilities to any subcommittee or other person. The committee’s specific responsibilities include:
■	Evaluate annually our Chief Executive Officer’s and other executive officers’ compensation levels and payouts;

■
Determine for our executive officers, and recommend to our Board for approval with respect to the Chief Executive Officer, all components of compensation, including annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change-in-control provisions or agreements, severance agreements, benefits, supplemental benefits and any special financial compensation programs;

■	Review and recommend to our Board for approval any equity compensation program involving the use of our company’s securities, including stock options and restricted stock;
■	When appropriate, select, retain and terminate independent compensation consultants, independent legal counsel or other advisors to advise the committee;
■	Ensure that the compensation for our Chief Executive Officer and other executive officers is consistent with our company’s executive compensation policy;
■	Advise and assist our company in defining its total compensation policy;
■	Review and comment on the compensation program to ensure that it supports our company’s strategic and financial plans;
■
Review and recommend to our Board for approval new incentive plans that are consistent with the total compensation policy, and monitor the appropriateness of payouts under alternative business scenarios;

■	Review retirement plans to ensure they meet company objectives and are in compliance with relevant laws and regulations;
■	Review the establishment, amendment and termination of employee benefits plans, including equity plans, and oversee the operation and administration of such plans;
■
Review our company’s compensation policies for regulatory and tax compliance, including structuring compensation programs to preserve tax deductibility and, as required and to the extent applicable under relevant transition relief rules, establishing performance goals and certifying that performance goals have been attained;

■
Considering the results of the most recent shareholder advisory vote on executive compensation in making determinations and recommendations regarding our company’s executive compensation policy and decisions;

■	Prepare a report on executive compensation in our company’s proxy statement as required by Securities and Exchange Commission rules;
■	Review annually our company’s risk assessment to determine whether compensation policies and practices are reasonably likely to have a material adverse effect on our company;
■
Review and discuss with management the “Compensation Discussion and Analysis” required by Securities and Exchange Commission Regulation S-K, Item 402, and determine whether to recommend to our Board that the “Compensation Discussion and Analysis” be included in our company’s annual proxy statement for the annual meeting of shareholders;

■	Review and modify, as appropriate, stock ownership guidelines applicable to executive officers and non-employee directors, and oversee the application of such guidelines; and
■	Fulfill such other duties and responsibilities as may be assigned to the committee by our Board or Chairman of the Board.

In fulfilling its duties and responsibilities, the Compensation Committee may hire independent consultants, confer with our internal human resource professionals and consult with our Chief Executive Officer and other members of management. In the most recently completed fiscal year, the committee engaged and worked with Pearl Meyer, an independent compensation consultant that has no other ties to our company or its management, to review compensation philosophy, competitiveness, pay for performance, and short term and long term compensation design. In the most recently completed fiscal year, Pearl Meyer provided a recommendation to the committee regarding the terms of the proposed amendment to our Amended and Restated 2015 Omnibus Incentive Plan. The committee believes that Pearl Meyer is independent of our management. Our management has not engaged Pearl Meyer to provide any other services to our company.
During the Compensation Committee meetings held in fiscal 2021, certain members of management were present to address specific topics within the scope of their responsibilities. In addition, our Chief Executive Officer, our Chief Financial Officer, our Chief Human Resources Officer and our Vice President, General Counsel and Secretary attended several of the meetings to provide certain recommendations to the committee regarding the compensation of other executive officers and to discuss the financial implications of various compensatory awards and benefit programs. No such executive officer was present during the committee’s discussion and determination of his or her respective compensation.
Compensation Committee Interlocks and Insider Participation. The members of our Compensation Committee are identified by name in the “Compensation” column of the chart that appears above within the subsection captioned “Committee Overview.” None of the members of the committee was an officer or employee of Patterson Companies, Inc. during fiscal 2021 or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.
Compensation Committee Report. Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” that appears herein with management. Based on such review and discussions, the committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and, thereby, in our Annual Report on Form 10-K for the fiscal year ended April 24, 2021.
Respectfully submitted,
/s/ Ellen A. Rudnick, Chair
/s/ Alex N. Blanco
/s/ Francis J. Malecha
/s/ Neil A. Schrimsher
The Compensation Committee
Our Governance and Nominating Committee and Its Procedures for Nominations
Responsibilities and Composition. Our Governance and Nominating Committee, chaired by Mr. Buck, performs the core function of providing the overall protocol for Board operation to improve the effectiveness of the Board. It also serves as the nominating committee, making recommendations as to nominees to serve as members of our Board and regarding the composition of the committees of our Board. The committee’s responsibilities include establishing criteria for Board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their re-nomination, and making recommendations to the full Board on how to improve the effectiveness of our Board. The committee believes that diversity of viewpoints, backgrounds, skills, experience and expertise is a key attribute for directors. As a result, the committee seeks to have a diverse Board that is representative of our company’s customer, employee and shareholder base. The committee carefully considers diversity when considering nominees for director and periodically reviews its recruitment and selection protocols to ensure that diversity remains a component of each director search.
Our Governance and Nominating Committee has identified nominees based upon suggestions by non-employee directors, executive officers, shareholders and third-party search firms. Our director selection criteria as provided in our Corporate

Governance Guidelines, includes: integrity; high level of education; business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among members; balanced representation of the best interests of the company’s shareholders as a whole rather than special constituencies; and any potential conflicts with the company’s interests. The committee has used these criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation.
Our Governance and Nominating Committee has from time to time engaged third-party search firms to provide assistance in the identification and evaluation of potential nominees, whose qualifications and independence are then thoroughly evaluated by the committee. The committee has paid fees to third-party search firms for such assistance.
It is our Governance and Nominating Committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on our Board. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on our Board and the committee does not perceive a need to increase the size of our Board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Nomination Procedures. To submit a recommendation of a director candidate to our Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to our Chairman of the Board, care of our Corporate Secretary, at the main office of Patterson Companies, Inc.:
■	The name of the person recommended as a director candidate;
■	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;
■	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
■
As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of our common stock; and

■	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
Our Bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our Corporate Secretary not less than 90 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Vice President, General Counsel and Secretary.
Minimum Qualifications. In carrying out its responsibility to find the best-qualified persons to serve as directors, our Governance and Nominating Committee will consider appropriate data with respect to each suggested candidate, consisting of business experience, educational background, current directorships, involvement in legal proceedings during the last ten years which are material to the evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director.
In addition, prior to nominating an existing director for re-election to our Board, our Governance and Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of

Board service; experience, skills and contributions that the existing director brings to our Board; and his or her independence. Pursuant to our Corporate Governance Guidelines, independent directors generally may not stand for election following their attaining the age of 75, or 20 years of service as a director on our Board.
Our Governance and Nominating Committee is also responsible for overseeing and reviewing our processes for providing information to our Board. The committee completes an annual review of the performance of our Chief Executive Officer. In addition, the committee recommends a succession plan to our Board for our Chief Executive Officer and reviews programs created and maintained by management for the development and succession of other executive officers and other individuals identified by management or the committee. The committee develops and oversees a company orientation program for new directors and a continuing education program for current directors. The committee also sets director compensation. The committee held 3 meetings during fiscal 2021.
In addition, our Governance and Nominating Committee advises the Board on matters of environmental and social governance that are of strategic significance to the company, provides oversight of the company’s sustainability, corporate social responsibility and corporate citizenship matters, and maintains an informed status on such matters through discussions and receipt of reports from management.
Our Compliance Committee
Purpose. Our Compliance Committee, chaired by Mr. Schrimsher, is authorized by our Board to oversee and monitor matters relating to our company’s compliance with applicable laws and regulations in all jurisdictions in which we operate, other than those matters reserved for the Audit Committee. Management has primary responsibility for compliance with relevant laws, our company’s Compliance Program and other relevant standards.
Our company’s Compliance Program includes, solely as related to compliance, the following topics: antitrust; Code of Ethics; conflicts of interest; Controlled Substances Act and related DEA requirements; consumer protection; customs and trade, including import and export matters; data privacy and data security; ethics; environment; False Claims Act; FDA regulations and requirements, including the Federal Food, Drug and Cosmetic Act; Foreign Corrupt Practices Act and similar anti-bribery laws; Fraud and Abuse Laws, including the Anti-Kickback Statute; government relations; health and safety; Health Insurance Portability and Accountability Act; interactions with healthcare professionals; information systems security; labor and employment; physical security; quality; recalls; regulatory compliance; sales of products or services to U.S. or foreign governments, including entities owned by such governments; Sunshine Act and other laws relating to reporting of and transparency with respect to payments to healthcare professionals; transportation; and such other matters as may be requested by the Compliance Committee.
Responsibilities and Organization. The responsibilities of our Compliance Committee include:
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Provide oversight and monitoring of compliance matters, provided that the Audit Committee has sole oversight over compliance programs relating to financial matters, including auditing, financial reporting and disclosures to investors;

■	Provide oversight and monitoring of our company’s Compliance Program and receive periodic reports from management regarding the same;
■	Monitor our company’s efforts to implement programs, policies and procedures relating to compliance matters, and the training of employees and others on such matters;
■	Review the results of compliance-related audits conducted by our company and by regulators, such as the DEA and FDA;
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Request or oversee the investigation of any significant instances or potential instances of noncompliance with laws or our company’s Compliance Program, polices or procedures; provided, however, that any instances or potential instances of financial noncompliance are to be directed to the Audit Committee for investigation;

■	Review any violations of our company’s Code of Conduct by any executive officer or director, and review, assess and/or recommend corrective action;
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If there is a government or regulatory action that, in the judgment of the committee, has caused significant financial or reputational damage to our company or otherwise indicates a significant compliance or regulatory issue within our company, then the committee shall make a written recommendation to the Compensation Committee concerning the extent, if any, to which the incentive-based compensation of any executive officer involved in the conduct at issue or with direct supervision over an employee that engaged in the conduct at issue should be reduced, extinguished, or recouped;

■	Review on a regular basis litigation matters filed against our company related to alleged violations of laws and regulations;
■	Review on a regular basis our company’s compliance risk assessment plan;
■	Identify and investigate emerging compliance issues and trends which may affect our company;
■	Periodically review our company’s compliance oversight structure and allocation of resources and responsibilities across the organization;
■	Conduct an annual evaluation of the performance and effectiveness of the Compliance Committee and report the results of that evaluation to the Board;
■	Report to the Audit Committee on compliance matters reviewed by the Compliance Committee that may impact our company’s financial statements and our accounting and financial reporting processes;
■	At least annually, coordinate with the Audit Committee to discuss matters of mutual interest within the context of each committee’s respective areas of oversight; and
■	Have such other duties and oversight and monitoring responsibilities as may be assigned from time to time by the Board and/or the Chairman of the Board.
Our Compliance Committee reports to our Board on the principal matters reviewed or approved at each meeting and provides recommendations as to actions to be taken by our Board. The committee has the sole authority to retain and terminate any outside financial or other consultants to assist in carrying out its duties, including the authority to approve consultant fees and other retention terms. The committee has the authority to obtain advice and assistance from internal or external legal, financial or other advisors. In addition, the committee has the authority to delegate any of its responsibilities to subcommittees, as it deems appropriate, subject to the requirements of applicable laws and regulations. The committee held 4 meetings during fiscal 2021.
Communications with Board Members
Our Board of Directors has provided the following process for interested persons to send communications to our Board or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Les B. Korsh, Vice President, General Counsel and Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to the chair of our Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to our Board in the care of our Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company or its subsidiaries before being reviewed by our Board.

Board Member Attendance at Annual Meetings
Under our Corporate Governance Guidelines, it is our policy that all directors should be present at the annual meeting of shareholders. We generally hold a Board of Directors meeting coincident with the shareholders’ meeting to facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2020 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION
Non-employee directors receive cash compensation and equity-based compensation for their service on our Board of Directors. For fiscal 2021, non-employee director compensation included an overall Board retainer of $206,000, with $90,000 representing an annual cash retainer and $116,000 issued in the form of restricted stock awards vesting one year from date of grant. Committee member and committee chair annual cash retainers were as follows: $10,000 for each member of the Audit Committee and an additional $20,000 for the chair of the Audit Committee; $5,000 for each member of the Compensation Committee and an additional $15,000 for the chair of the Compensation Committee; a $10,000 cash retainer for the chair of the Governance and Nominating Committee; and $10,000 for each member of the Compliance Committee and an additional $20,000 for the chair of the Compliance Committee. During its existence, each member of our former Finance and Corporate Development Committee received $5,000 and the chair of such committee received an additional $15,000. In addition, the non-executive Chairman of the Board receives an annual cash retainer of $100,000. Non-employee directors may elect to receive shares of common stock in lieu of their director fees otherwise payable in cash. Directors are also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their service on our Board.
As part of our broad-based effort to implement cost saving measures in response to the COVID-19 pandemic, our Board agreed to a reduction of 25% of non-employee directors’ cash compensation earned from May 1, 2020 through July 31, 2020. Non-employee directors’ cash compensation was restored beginning August 1, 2020, but there was no retroactive reinstatement of forgone cash compensation.
For fiscal 2022, Pearl Meyer, the Compensation Committee’s independent compensation consultant, benchmarked our non-employee director compensation program against our peer group and similarly-sized public companies across all industries. Based on this market review and the limited frequency with which our Governance and Nominating Committee typically reviews and adjusts the compensation of non-employee directors, the committee implemented the following changes for fiscal 2022 compensation:
■	Maintained annual cash retainer of $90,000;
■	Increased all committee chair retainers to $25,000;
■	Increased all committee member retainers to $10,000;
■	Increased the annual equity retainer to $145,000; and
■	Maintained the annual cash retainer of $100,000 for the non-executive Chairman of the Board.
Under our Amended and Restated 2015 Omnibus Incentive Plan, annual restricted stock awards vest in full on the first anniversary of the date of grant. Non-employee directors who have a term expiring not more than 29 days prior to the natural vesting date of their restricted stock award are deemed to remain in service as a non-employee director until such natural vesting date, but only for purposes of satisfying the vesting restrictions. Otherwise, unvested restricted stock awards are forfeited on the effective date of termination of service as a director.
Because Mr. Walchirk served as a director and an executive officer of our company for fiscal 2021, information regarding his compensation is set forth within the section captioned “Executive Compensation.”

Compensation of Directors
The following table sets forth the compensation of our non-employee directors for fiscal 2021:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John D. Buck	196,875	116,001	-	-	-	-	312,876
Alex N. Blanco	107,813	116,001	-	-	-	-	223,814
Jody H. Feragen	121,875	116,001	-	-	-	-	237,876
Robert C. Frenzel	117,188	116,001	-	-	-	-	233,189
Francis J. Malecha	103,125	116,001	-	-	-	-	219,126
Ellen A. Rudnick	107,813	116,001	-	-	-	-	223,814
Neil A. Schrimsher	117,188	116,001	-	-	-	-	233,189
(a)
Represents the aggregate grant date fair value of the 4,704 shares of restricted stock awarded to each non-employee director on September 14, 2020, the date of our 2020 annual meeting of shareholders, computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate such value is set forth in Note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 24, 2021. The aggregate number of unvested shares of restricted stock outstanding at fiscal year-end 2021 held by our non-employee directors was as follows:

Name	Number of Shares of Restricted Stock
John D. Buck	4,704
Alex N. Blanco	4,704
Jody H. Feragen	4,704
Robert C. Frenzel	4,704
Francis J. Malecha	4,704
Ellen A. Rudnick	4,704
Neil A. Schrimsher	4,704
Total	32,928
(b)	The aggregate number of unexercised stock options outstanding at fiscal year-end 2021 held by our non-employee directors was as follows:
Name	Number of Stock Options
John D. Buck	-
Alex N. Blanco	-
Jody H. Feragen	-
Robert C. Frenzel	-
Francis J. Malecha	-
Ellen A. Rudnick	-
Neil A. Schrimsher	12,000
Total	12,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of July 16, 2021, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each executive officer named in the Summary Compensation Table below, and (d) the current directors and executive officers as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock and none of the stated shares has been pledged as security.
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership (a)	Percent of Class (b)
T. Rowe Price Associates, Inc.	13,368,604(c)	13.7%
BlackRock, Inc.	10,243,209(d)	10.5%
Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Directed Trustee for the Patterson Companies, Inc. Employee Stock Ownership Plan	10,162,000(e)	10.5%
FMR LLC	9,413,799(f)	9.7%
The Vanguard Group	8,379,997(g)	8.6%
Mark S. Walchirk	704,192(h)(i)	*
Donald J. Zurbay	310,183(h)(i)	*
Les B. Korsh	183,617(h)(i)	*
Kevin M. Pohlman	164,012(h)(i)
Eric R. Shirley	86,942(h)(i)	*
John D. Buck	70,203	*
Ellen A. Rudnick	60,869	*
Neil A. Schrimsher	38,122(j)	*
Jody H. Feragen	34,479(k)	*
Alex N. Blanco	18,634	*
Robert C. Frenzel	15,576	*
Francis J. Malecha	15,576	*
All current directors and executive officers as a group (13 persons)	1,782,301(l)	1.8%
*	Represents less than 1%.
(a)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our ESOP. Shares reported as owned by the ESOP trustee are also reported as beneficially owned by our executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(b)
Percentage of beneficial ownership is based on 97,229,896 shares outstanding as of July 16, 2021. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(c)
As set forth in Schedule 13G/A jointly filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Mid-Cap Value Fund, Inc. (“Mid-Cap Value Fund”) on February 16, 2021. The Schedule 13G/A reports that Price Associates is an investment adviser with sole voting power over 4,745,377 shares and sole dispositive power over 13,368,604 shares. The Schedule 13G/A reports that Mid-Cap Value Fund is a registered investment company sponsored by Price Associates, which it also serves as investment adviser, with sole voting power over 8,538,021 shares, representing 8.8% of the class of such securities. The Schedule 13G/A further reports as follows: Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, the reported securities. The individual and institutional clients which Price Associates serves as investment adviser have the power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the reported shares, and any discretionary authority that has been delegated to Price Associates may be revoked in whole or in part at any time. With the exception of Mid-Cap Value Fund, not more than 5% of the security class being reported on the Schedule 13G/A is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by Mid-Cap Value Fund, only the custodian for such fund has the right to receive dividends paid with respect to, and proceeds from the sale of, the reported securities, and that no other person is known to have such right, except that the shareholders of the Mid-Cap Value Fund participate proportionately in any dividends and distributions so paid. The reporting persons’ address is 100 E. Pratt Street, Baltimore, MD 21202.

(d)
As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 27, 2021. The Schedule 13G/A reports that BlackRock is a parent holding company/control person for BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which entity beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G/A), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The Schedule 13G/A reports that BlackRock has sole voting power over 9,992,557 shares and sole dispositive power over 10,243,209 shares. The Schedule 13G/A further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares, but no one person’s interest in the reported shares is more than 5% of the total outstanding shares. The reporting person’s address is 55 East 52nd Street, New York, NY 10055.

(e)
As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Directed Trustee for the Patterson Companies, Inc. Employee Stock Ownership Plan (“ESOP”) on February 11, 2021. The Schedule 13G/A reports as follows: The reported shares represent shares over which shared voting power and shared dispositive power is claimed. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). Delaware Charter Guarantee & Trust Company dba Principal Trust Company acts as the directed trustee of the ESOP. The securities reported include all shares held of record by the trustee. The trustee follows the directions of our company, or other parties designated in the trust agreement between our company and the trustee, with respect to voting and disposition of the shares. The trustee, however, is subject to fiduciary duties under ERISA. The trustee disclaims beneficial ownership of the reported shares. As of July 16, 2021, the number of shares reported as beneficially owned represented shares held in the allocated account of the ESOP. The reporting person’s address is 1013 Centre Road, Suite 300, Wilmington, DE 19805-1265.

(f)
As set forth in Schedule 13G filed with the Securities and Exchange Commission by FMR LLC (“FMR”) and Abigail P. Johnson on February 8, 2021. The Schedule 13G reports that FMR is a parent holding company for FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC

(which entity beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G), and Strategic Advisers LLC. The Schedule 13G reports that FMR has sole voting power over 1,812,532 shares and sole dispositive power over 9,413,799 shares. The Schedule 13G further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the reported shares, but no one person’s interest in the reported shares is more than 5% of the total outstanding shares. The reporting person’s address is 245 Summer Street, Boston, MA 02210. The Schedule 13G also reports as follows: Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common share of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies (“Fidelity Funds”) advised by FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(g)
As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 10, 2021. The Schedule 13G reports that Vanguard is a parent holding company for Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The Schedule 13G/A reports that Vanguard is an investment adviser with sole voting power over no shares, shared voting power over 85,570 shares, sole dispositive power over 8,225,848 shares, and shared dispositive power over 154,149 shares. The reporting person’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(h)
Includes the following shares allocated to the ESOP account of the following persons: Mark S. Walchirk (1,215 shares); Donald J. Zurbay (1,061 shares); Les B. Korsh (1,976 shares); Kevin M. Pohlman (1,660 shares); and Eric R. Shirley (623 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(i)
Includes shares purchasable by the named person upon the exercise of options granted under our Amended and Restated Equity Incentive Plan, our Amended and Restated 2015 Omnibus Incentive Plan or as inducement awards issued outside such plans: Mark S. Walchirk (374,815 shares); Donald J. Zurbay (204,367 shares); Les B. Korsh 92,115 shares); Kevin M. Pohlman (63,571 shares); and Eric R. Shirley (30,752 shares).

(j)	Includes 12,000 shares purchasable upon the exercise of options granted under our Amended and Restated Equity Incentive Plan.
(k)	Of the shares reported as beneficially owned, 1,000 shares are held in a revocable trust of which Ms. Feragen is a trustee.
(l)	Includes 7,605 shares allocated to ESOP accounts, 815,004 shares purchasable upon the exercise of options, and 473,854 shares over which there is sole voting power but no investment power.
SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Committee (throughout this Compensation Discussion and Analysis, the “committee”) oversees and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table, and related tables and footnote disclosures setting forth the compensation of the following named executive officers:
Named Executive Officer	Position
Mark S. Walchirk	President and Chief Executive Officer
Donald J. Zurbay	Chief Financial Officer and Treasurer
Eric R. Shirley	Former President, Patterson Dental*
Les B. Korsh	Vice President, General Counsel and Secretary
Kevin M. Pohlman	President, Patterson Animal Health
*	Mr. Shirley ceased serving as President of Patterson Dental effective July 19, 2021, at which time he assumed the role of Senior Vice President of Business Development of Patterson Dental.
Executive Summary
Compensation Actions in Response to COVID-19. With the COVID-19 pandemic impacting our customers and operations, our top priorities in fiscal 2021 were ensuring the health and safety of our employees, customers and the communities we serve, while continuing to execute on our strategy. We reduced discretionary spending and focused our efforts on working capital to manage through the near-term impact and economic uncertainty. From the height of the disruption early in fiscal 2021 (which fiscal year, as a reminder, began in late April 2020), we have seen improvement and positive indicators as we exited fiscal 2021. The operational and financial actions management took in fiscal 2021, including temporary base salary reductions for our named executive officers and other members of management, helped reduce the impact that the COVID-19 pandemic had on our performance results. As detailed below, the committee reinforced the spirit of togetherness by subjecting all named executive officers and other members of management to the same short-term incentive plan design to provide equitable award opportunities in the context of significant uncertainty.
The committee regularly monitored our operating results and our resulting compensation programs during fiscal 2021. Despite the extraordinary events throughout the year, the original incentive design adopted at the beginning of the year achieved the intended pay-for-performance results. Therefore, no year-end discretion or modifications were applied to the incentive calculations based on our company’s performance and alignment with shareholder value creation. Through our cost savings actions and compensation plan design, we believe we are emerging stronger – together – with a renewed focus on innovation, resiliency and sustainability to better serve all of our stakeholders.
Financial results for our fiscal 2021, which ended on April 24, 2021, reflected the sales and income improvements we achieved. These performance improvements enabled us to deliver year-over-year adjusted earnings growth and are reflected in our fiscal 2021 executive compensation.
Performance Results. The summary below contains certain non-GAAP financial metrics. See the reconciliation of GAAP to non-GAAP financial measures tables, which appear as Annex A to this proxy statement, for further information regarding our adjusted financial metrics. These non-GAAP measures may provide a helpful representation of our full year performance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

■	Fiscal 2021 results As depicted in the table below, consolidated reported net sales for fiscal 2021 were $5.91 billion, a 7.7 percent year-over-year increase.

Fiscal 2021 reported net sales of our Dental and Animal Health segments were as follows:

Reported net income attributable to Patterson Companies, Inc. and adjusted net income attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs, investment (gain) loss and goodwill impairment, were as follows:

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Balance sheet data. During fiscal 2021, we used $731.1 million of cash from operating activities and collected deferred purchase price receivables of $834.5 million, netting $103.4 million in cash, compared to a total of $297.4 million during fiscal 2020. Free cash flow, which we define as net cash (used in) provided by operating activities less capital expenditures less the one-time benefit from the initiation of our trade accounts receivable facilities plus collection of deferred purchase price receivables, was $77.7 million, which was $148.9 million lower than in fiscal 2020 due to an increased level of working capital during fiscal 2021.

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Shareholder Returns. During fiscal 2021, our stock price increased from $16.69 per share on April 25, 2020 to $33.46 per share on April 23, 2021 and we paid more than $75.2 million in dividends to our shareholders. Assuming reinvestment of dividends, the total return to shareholders in fiscal 2021 was 126.8%. The following chart depicts the increase in the market price of our company’s common stock from fiscal year end 2020 to fiscal year end 2021.

Compensation Decisions
Due to macroeconomic uncertainty attributable to COVID-19, the management team took immediate actions to protect the health and safety of our employees and their families, our customers, our suppliers, and our business partners, to ensure business continuity for our customers, and to help to reduce the spread of the virus in our communities. Management also acted quickly to implement aggressive cost savings measures, suspend all non-essential capital expenditures and take additional measures to preserve our liquidity. Management’s efforts to strengthen Patterson positioned us well to navigate this near-term disruption. Due to operating improvements following the initial impact of COVID-19, the overall value of our fiscal 2021 executive compensation package was above target, reflecting financial performance that exceeded our objectives.
Base Salary. As part of the above-referenced temporary liquidity measures, from May 2020 through July 2020, our named executive officers experienced base salary reductions of 30% (35% in the case of Mr. Walchirk). Base salaries were restored beginning in August 2020, but there was no retroactive reinstatement of forgone pay. Effective January 2021, base salary increases were implemented to reflect a combination of factors including internal equity, positioning against external benchmarks, experience in role, and individual performance.
Annual Short-Term and Long-Term Incentives. During fiscal 2021, we continued to emphasize the importance of fiscal 2021 operational results to our company’s long-term success by aligning executive compensation with enterprise performance objectives. In addition, as part of the committee’s effort to move away from the one-year performance period design utilized in fiscal 2019 and fiscal 2020 and toward a standard three-year performance period for its long-term performance-based incentive awards, it adopted a “hybrid” approach to fiscal 2021 in which each performance award utilizes three distinct annual performance targets and corresponding financial metrics, with a cumulative three-year modifier based on our total shareholder return against the S&P 400 Midcap Index. This move reflected the committee’s desire to measure three years of performance and apply a three-year modifier while retaining the ability to reorient management’s focus on different performance objectives in the second and third year of the award, which the committee believed was an important attribute given the macroeconomic uncertainty at the time it made these awards.
■	Short-Term Incentives. In light of the macroeconomic uncertainty associated with the COVID-19 pandemic, we modified the short-term incentive program for fiscal 2021 in two important ways:
■
We simplified the performance measurement to create a single, unified focus on firm-wide results. We designed our short-term incentives with an STI pool in which all management, including our named executive officers, were eligible to participate. The funding for the fiscal 2021 Management Incentive Compensation Plan (“MICP”) was based on a percentage of our company’s consolidated adjusted operating income (which we refer to as “adjusted operating income”) for fiscal 2021 with each executive’s target opportunity (expressed as a percentage in relation to his or her fiscal 2021 base salary) in proportional relationship to the total STI pool. The committee determined to subject all executives and other members of management, including business unit presidents and non-business unit leaders, to the same short-term incentive plan design to provide equitable award opportunities in the context of significant uncertainty. Despite the use of a single metric, the committee regarded its selection of adjusted operating income as a measure reflective of various financial inputs of significance to our company during fiscal 2021.
■
We “flattened the curve” of the incentive payout opportunity, to reflect the difficulty of goal-setting for fiscal 2021 and to minimize the risk of payouts not aligned with performance. By requiring a threshold level of achievement for any payout and graduating the payout scale at increasing levels of adjusted operating income, the committee sought to manage through the macroeconomic uncertainty with a short-term incentive plan that would serve to retain management but only reward management if the shareholders also benefitted. Despite the disruption in early fiscal 2021, we surpassed our adjusted operating income objectives for the full year. As a result, our MICP funded at 145% of target for our named executive officers.

■
Long-Term Incentives. For fiscal 2021, long-term incentive target opportunities were delivered 50% in performance units and 25% each in stock options and restricted stock units. The performance units are subject to three distinct annual targets, with each year accounting for one-third of the total opportunity. A cumulative relative total shareholder return (“rTSR”) modifier based on the S&P 400 Mid-Cap Index will be applied at the end of the three-year period to adjust the amount conditionally earned up or down, by up to 20%. Although the total number of performance unit awards issued was determined by reference to the value of the award established at the beginning of the three-year cycle, the committee decided, in light of the economic uncertainty at the beginning of fiscal 2021, it would set performance goals at the beginning of each year in the three-year cycle. With respect to the initial one-year performance period, the committee continued its desire to focus the organization on execution and, as such, it determined to utilize the metrics of consolidated adjusted net income (which we refer to as “adjusted net income”) and EBITDA leverage ratio, each weighted 50%. Adjusted net income, for purposes of computing the first-year performance under the fiscal 2021 performance unit awards, is defined as non-GAAP adjusted net income for fiscal 2021 as reported by our company in its earnings release for fiscal 2021, subject to any negative discretion exercised by the committee. EBITDA leverage ratio, for purposes of computing the first year performance under the fiscal 2021 performance units awards, is calculated and defined as the quarterly average of our company’s debt to EBITDA ratio throughout fiscal 2021, with debt and EBITDA measured as defined in our company’s credit agreements with its lenders. For fiscal 2021, we surpassed both our adjusted net income and EBITDA leverage ratio objectives. Performance units for the first year of the three-year cycle therefore funded at 150% of target. Total shares conditionally earned over the three-year cycle do not vest until July 2023 at which time they will be subject to the above-referenced modifier. The stock options vest one-third each year, starting one year after grant, and the restricted stock units vest in full three years after grant.

As shown in the charts below for Mark S. Walchirk, our Chief Executive Officer, and the average of our other named executive officers, fiscal 2021 actual total direct compensation was above target pay levels as our performance was above target and a significant portion of the total pay opportunity is earned over the long-term. Actual compensation reflects our base salaries, funding of our MICP on our financial performance metrics, performance units conditionally earned based on fiscal 2021 performance (valued at our fiscal year-end stock price), and the other long-term incentives we granted in fiscal 2021 as shown in the Grants of Plan-based Awards Table.
Fiscal 2021 Direct Compensation – Value Reflecting Fiscal 2021 Performance

Note: Because the fiscal 2021 performance units are subject to three distinct annual targets, with each year accounting for one-third of the total opportunity, and a cumulative rTSR modifier based on the S&P 400 Mid-Cap Index at the end of the three-year period, the performance unit component of actual LTI is not yet determinable. As a result, the Actual LTI presented for both the President and Chief Executive Officer and the Aggregate Other Named Executive Officers in the table includes the total award opportunity for the fiscal 2021 performance units. Only the conditionally earned element of the fiscal 2021 performance units is shown as being earned in the Summary Compensation Table.

For fiscal 2021, the target pay mixes for our Chief Executive Officer and the average of our other named executive officers were as follows:
Fiscal 2021 Target Pay Mixes

Determining Executive Compensation
The committee is responsible for the review and approval of all aspects of the executive compensation program. The committee meets regularly each year to (among other items):
■	Establish for executive officers, and recommend to the Board for approval with respect to the chief executive officer, the annual base salary and MICP target opportunity for the current fiscal year
■	Determine the actual annual incentive compensation to be paid to each executive for services provided during the prior year
■
Establish for executive officers, and recommend to the Board for approval with respect to the chief executive officer, plan targets and performance measures for the performance period for performance units

■	Determine the number of performance units earned, if any, under the long-term incentive program for the performance period ending with the prior fiscal year
■	Determine restricted stock units and stock option awards and any other equity-based awards to be granted to executive officers
When establishing executive compensation, the committee takes many factors into account. These factors include shareholder value, our company’s performance compared to pre-established performance goals and objectives, objective and subjective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, retention concerns, the individual’s tenure and experience with our company and in his or her current position, the recommendations of management and the independent compensation consultant, the individual’s current and historical compensation, the committee’s compensation philosophy, and comparisons to compensation levels and payouts of comparably situated executives (both those of our company and those of peer companies). The committee’s process utilizes input, analysis and review from a number of sources, including our company’s management, other independent directors of the Board, the committee’s independent compensation consultant, and market studies and other comparative compensation information as discussed below.

The committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual short-term and long-term incentive targets and opportunities of the executive officers as a group and individually.
Role of Executive Officers in Determining Compensation
The committee meets with the Chief Executive Officer annually to review the performance of the other executives. The meeting includes a discussion of each executive officer’s performance for the year and a review of individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.
The committee considers input from the Chief Executive Officer and other select executives when developing and selecting metrics and performance objectives that may be referenced in the annual short-term or long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The committee also receives recommendations from the Chief Executive Officer regarding base salary amounts, annual short-term and long-term incentive award amounts for the other executive officers. In determining the Chief Executive Officer’s compensation, the committee considers comparative compensation information and input from its independent compensation consultant.
Role of the Compensation Consultant
During fiscal 2021, the committee retained Pearl Meyer as its independent compensation consultant. The committee reviewed and confirmed the independence of such firm. The compensation consultant provides the committee with an annual compensation market analysis for the executives; makes recommendations on the executive pay programs; reviews, participates and comments on executive compensation matters; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation. In the most recently completed fiscal year, Pearl Meyer provided a recommendation to the committee regarding the terms of the proposed amendment to our Amended and Restated 2015 Omnibus Incentive Plan.
Market Competitiveness Review
The committee reviews recommendations from the independent compensation consultant on a peer group of companies about which competitive compensation data is obtained. In connection with establishing executive compensation for fiscal 2021, the committee worked with its independent compensation consultant in the peer group development process. There were no changes to such peer group for fiscal 2021. The peer group companies had annual revenue ranging from $2.9 billion to $11.7 billion (median $5.1 billion) and market capitalization ranging from $0.4 billion to $17.9 billion (median $3.8 billion). Both management and the committee believe that the peer group of 16 companies provided a robust statistical set of compensation data to serve as a basis for reviewing fiscal 2021 executive compensation.
The companies comprising the peer group used to establish fiscal 2021 compensation opportunities of the named executive officers are listed below:
Fiscal 2021 Peer Group
Anixter International Inc.	HD Supply Holdings, Inc.	Pool Corp.
Applied Industrial Technologies, Inc.	Henry Schein, Inc.	W.W. Grainger, Inc.
Beacon Roofing Supply, Inc.	Hill-Rom Holdings, Inc.	Watsco, Inc.
Covetrus, Inc.	MRC Global Inc.	WESCO International Inc.
DENTSPLY SIRONA Inc.	MSC Industrial Direct Co. Inc.
Fastenal Company	Owens & Minor Inc.

Due to continued or expected M&A activity within the peer group, in December 2020, the committee, acting on the recommendation of its independent compensation consultant, replaced WESCO International Inc., Anixter International Inc. and HD Supply Holdings, Inc. with Quest Diagnostics Incorporated, Elanco Animal Health Incorporated and Envista Holdings Corporation. This is the peer group of companies for fiscal 2022.
The reports furnished by the compensation consultant provided the committee with market information at the 25th, 50th, and 75th percentiles for each executive position and pay component, and for total direct compensation, and compared the market compensation data to current pay for each executive. This market information is an important element reviewed by the committee, and provides a basis for adjusting a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances of individual executive officers in a manner consistent with the stated objectives of the compensation program.
Shareholder Approval of our Executive Compensation Program
We continue to consider the perspectives of our shareholders in the design and administration of our executive compensation programs. Historically, Patterson’s shareholders have provided strong support of our executive compensation programs with the overwhelming majority of shares voted at our annual meetings approving, on an advisory basis, the compensation of our named executive officers. At last year’s annual meeting, our proposal regarding advisory approval of executive compensation was approved by 82.4% of the shares voted on such proposal.
Shareholder Engagement
As part of our efforts to continuously improve our governance practices, we conduct targeted shareholder engagement with certain of our institutional investors. Members of our management team and committee meet with shareholders and discuss a variety of topics, including those relative to our business performance and our executive compensation strategy.
Compensation Philosophy, Practices and Components
Compensation Philosophy
The committee is guided by the following objectives that it believes are key to the successful execution of our strategic business imperatives, enhancing growth opportunities and providing benefits to our shareholders:

Compensation Practices
The committee leverages the following best practices in designing, administering and governing our executive compensation programs:
What We Do		What We Do Not Do
✔	Position target executive pay levels generally at the peer median	✘	Provide single trigger change-in-control cash severance payments, or change-in-control cash severance payments exceeding three times base salary and target annual incentives
✔	Deliver the majority of our compensation in variable pay elements	✘	Allow stock option repricing, discounted stock option granting, or cash out of underwater options
✔	Use equity with multi-year vesting requirements to drive alignment with shareholders	✘	Provide reload provisions in stock option grants
✔	Promote stock ownership with executive and director stock ownership guidelines	✘	Offer change-in-control tax gross-ups to our named executive officers
✔	Reflect shareholder preferences in our program plans and designs, including clawback and double trigger protections	✘	Pay dividends or dividend equivalents on unearned performance units or unvested restricted stock units
✔	Cap payouts in our short-term incentive plan	✘	Allow our executives or directors to hedge or pledge company stock
✔	Review our pay for performance relationship annually
✔	Conduct a compensation risk assessment

Compensation Components
To assist in understanding the intended goals of the committee, we have described, at a high level, each of our primary compensation elements for fiscal 2021 in the following table:
Element	Purpose	Key Features
Annual Base Salary	■ Provide a fixed level of compensation ■ Reflect competitive practices
■ Set salary levels based on an assessment of:

  ■ Level of responsibility

  ■ Experience and time in position

  ■ Individual performance

  ■ Future potential

  ■ Competitiveness

  ■ Internal pay equity considerations

  ■ Salary levels are reviewed annually by the committee and adjusted as appropriate

Annual Short-Term Incentive Compensation
■ Designed with the uncertainties stemming from COVID-19 in mind, tied short-term incentives for executive officers and other members of management to adjusted operating income for fiscal 2021

■ Eliminated individual performance objectives for fiscal 2021 in the spirit of “we’re in this together”

■ Linked pay to corporate performance

■ Simple design framework given the uncertainty of operating in a pandemic-driven environment

■ Performance results below $85 million in adjusted operating income would have resulted in no payout for fiscal 2021

■ Reduced the upside payout leverage to reflect the difficulty of goal-setting

Annual Long-Term Incentive Compensation – Performance Units
■ Provide executive officers with incentives to achieve long-term success through performance-based equity compensation with multi-year vesting requirements

■ Align executive officers’ interests with the interests of our shareholders

■ Fiscal 2019 and 2020 grants based 50% on 1-year free cash flow and 50% on 1-year adjusted net income with a 2-year cliff vesting restriction at the end of the 1-year performance period

■ Fiscal 2021 grants based on three annual performance targets and financial metrics then subject to an rTSR modifier; first year performance objectives based 50% on 1-year adjusted net income and 50% on 1-year EBITDA leverage ratio

Annual Long-Term Incentive Compensation – Stock Options	■ Align executive officers’ interests with those of shareholders through a focus on stock price performance and shareholder value creation	■ 10-year term ■ 3-year ratable vesting
Annual Long-Term Incentive Compensation – Restricted Stock Units (“RSUs”)	■ Provide opportunities for equity accumulation and alignment with shareholders ■ Support leadership retention objectives	■ 3-year cliff vesting

Base Salary
The committee annually reviews base salaries for the executive officers to determine whether adjustment is warranted in consideration of the factors identified in the above table.
As noted above, from May 1, 2020 through July 31, 2020, our named executive officers experienced temporary base salary reductions of 30% (35% in the case of Mr. Walchirk). Because these cost reductions measures were designed to achieve immediate preservation of available working capital, base salary reductions did not modify the executives’ rights with respect to the calculation of annual or long term incentive awards or severance. Base salaries for our named executive officers and other members of management were restored beginning August 1, 2020, but there was no retroactive reinstatement of forgone pay.
Effective January 1, 2021, our named executive officers received base salary increases ranging from 2.5% to 10% in recognition of their performance and in consideration of the competitive market for comparable executives. In consideration of the macroeconomic uncertainty at the time, the committee determined to delay these merit increases that would have otherwise taken effect on July 1, 2020. Specific base salary increases are set forth in the table below.
Executive	Fiscal 2020 Base Salary	Temporary Base Salary Reduction Percentage	Fiscal 2021 Base Salary (Effective January 1, 2021)	Percentage Increase (FY21 over FY20)
Mark S. Walchirk	$875,000	35%	$925,000	5.7%
Donald J. Zurbay	$541,000	30%	$557,200	3.0%
Eric R. Shirley	$457,000	30%	$468,400	2.5%
Les B. Korsh	$412,000	30%	$424,400	3.0%
Kevin M. Pohlman	$373,000	30%	$410,300	10.0%
For fiscal 2022, the committee approved an 8.1% base salary increase for our Chief Executive Officer and base salary increases ranging up to 4.0% for our other named executive officers. These increases were in recognition of their performance and in consideration of the market for comparable executives.
MICP
The named executive officers are eligible to earn annual cash incentive compensation under the MICP. For fiscal 2021, a cash incentive is payable if a specified level of performance is achieved, and the ultimate payout varies with performance. For fiscal 2021, the committee determined that annual cash incentives, if any, would be earned on the basis of adjusted operating income.
The fiscal 2021 payout curve and adjusted operating income performance goals were set in respect of the unprecedented economic uncertainty and the committee’s desire to establish a short-term incentive program that would serve to drive performance and incent management. As the company’s fiscal 2021 began in late April of 2020 and the committee desired to create a MICP against which management could be held financially accountable, goal setting occurred during a particularly challenging time period with significant uncertainty as to the magnitude and duration of the pandemic’s impact on the company. This uncertainty that was reflected in the goal-setting process included:
■	Disruptions in the company’s supply chains from shipping delays, which impacted goal calibration for both of our business segments;
■
Guidance from federal, state, and local governmental bodies and industry associations that routine dental care and routine veterinary care should be deferred, which impacted goal calibration for both of our business segments;

■
Information from a leading dental association that more than 95% of dentists were reporting either seeing emergency patients only or not seeing any patients, which impacted goal calibration for our dental segment; and

■	Uncertain impact on meat packing operations, which impacted goal calibration for our animal health segment.
As the committee considered these various factors in MICP design and goal calibration, it focused on:
■
Setting performance targets in this climate that it believed were aligned with opportunities to reduce spending, increase efficiencies, maintain profitability, and opportunistically grow certain products and services;

■	Avoiding compensation windfalls from setting maximum performance goals too conservatively if the pandemic’s impact was negligible; and
■	Preventing the loss of motivational value from setting minimum performance goals too aggressively if the pandemic’s impact was severe in both magnitude and duration.
Actual incentive payouts under the MICP for our named executive officers were calculated as follows:
Level of Funding	Adjusted Operating Income ($M) (100% weight)	Percent of Adjusted Operating Income for MICP Pool	Calculation ($M)	Actual MICP Pool ($M)
None	Less than $85	0.0%	0	$0
In-the-Money	$85 – $200	15.0%	$200 x 15.0%	$30
Excess	Over $200	12.5%	$47.6 x 12.5%	$5.95
Actual Outcome	$247.6*			$35.95
*
Represents reported adjusted operating income of $248.7 million that the committee determined to exercise negative discretion to exclude the benefit of $1.1 million in certain non-GAAP costs and expenses.

As shown in the table above, based on the committee’s determination of actual results for fiscal 2021, the company’s performance yielded an MICP pool equal to $35.95 million. Funding at 100% of management’s aggregate targeted annual cash incentive compensation would have been achieved with $165.3 million of adjusted operating income and funding at the maximum level would have been achieved with $307.1 million of adjusted operating income. The actual fiscal 2021 MICP pool therefore enabled funding at 145% of management’s aggregate targeted annual cash incentive compensation.
Although actual adjusted operating income performance in fiscal 2021 was lower than fiscal 2020, the committee believed the 145% MICP funding level was appropriate because:
■	The MICP was designed in respect of the economic uncertainty that existed when the plan was designed and goals were set;
■	Although the company significantly outperformed its performance forecasts, the conservative payout slope prevented a management incentive compensation windfall; and
■	The company’s fiscal 2021 total shareholder return of 126.8% aligned with an above-target MICP funding result.
As such, the committee did not exercise any additional discretion beyond the $1.1 million negative adjustment noted above.

With respect to each participant in the MICP pool, we converted each such person’s target opportunity (expressed as a percentage of base salary) into a percentage of the overall MICP pool. That percentage was ultimately multiplied by the $35.95 million MICP pool, yielding the following fiscal 2021 incentive payments for each named executive officer:
Executive	Fiscal 2021 Base Salary	MICP Target Award % of Base Salary	Target MICP Award	Payment as a % of Target	Total MICP Payment
Mark S. Walchirk	$925,000	124%	$1,147,000	145%	$1,663,150
Donald J. Zurbay	$557,200	85%	$473,600	145%	$686,720
Eric R. Shirley	$468,400	60%	$281,000	145%	$407,450
Les B. Korsh	$424,400	60%	$254,600	145%	$369,170
Kevin M. Pohlman	$410,300	60%	$246,200	145%	$356,990
For fiscal 2021, the entire short-term incentive payment was attributable to adjusted operating income. Individual performance goals and objectives for each named executive officer were not considered in MICP payments for fiscal 2021 to account for the great uncertainty related to COVID-19.
Long-Term Incentives
Our fiscal 2021 long-term incentive program for named executive officers delivered 50% of the long-term incentive opportunity in performance units, 25% in stock options, and 25% in restricted stock units. The table below highlights the value and number of awards granted to each of our named executive officers (a thorough description of each vehicle follows).
Executive	Performance Units ($ / #)	Stock Options ($ / #)	Restricted Stock Units ($ / #)	Total ($)
Mark S. Walchirk	$1,625,000	$822,487	$812,505	$3,259,992
	68,944	178,965	34,472

Donald J. Zurbay	$525,000	$265,725	$262,499	$1,053,224
	22,275	57,819	11,137

Eric R. Shirley	$225,000	$113,884	$112,500	$451,384
	9,546	24,780	4,773

Les B. Korsh	$225,000	$113,884	$112,500	$451,384
	9,546	24,780	4,773

Kevin M. Pohlman	$225,000	$113,884	$112,500	$451,384
	9,546	24,780	4,773
Note: The above performance units were granted on September 29, 2020 and the above stock options and restricted stock units were granted on July 14, 2020. The 50/25/25 mix between these awards is based on dollar value rather than the actual number of shares or units awarded. Under GAAP accounting and tabular proxy disclosure requirements, because performance goals have not been set for the second and third years in the 3-year cycle, only one-third of the target performance units may be disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table. As such, the values of the performance units set forth in the above table do not equal those set forth in the Summary Compensation Table or the Grants of Plan-Based Awards Table. As the company has transitioned to a full 3-year cumulative performance program in fiscal 2022, next year’s proxy statement will show the second year of the fiscal 2021 performance unit grant plus the full value of the fiscal 2022 – fiscal 2024 performance unit grant; however, the company considers the second and third year of the fiscal 2021 performance unit grants that will be disclosed in future proxy statements as part of the fiscal 2021 long-term incentive opportunity. Additional detail regarding the performance units appears in the footnotes to the Summary Compensation Table. Furthermore, other values in this table may not exactly equal those set forth in the Summary Compensation Table or the Grants of Plan-Based Awards Table due to rounding.
Fiscal 2021 Performance Units
The actual number of performance units that are earned and vested are based on the achievement of specific financial performance goals and rTSR results. Specifically, actual awards are linked to a three-year performance period that consists of three annual performance cycles. The performance results used to determine the actual award earned are calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles, then adjusting such result based on 3-year relative total shareholder return.
Conditional Earning Potential
	FY21	+	FY22	+	FY23	=	3-yr Average
Maximum	150%		175%		175%		167%
Target	100%		100%		100%		100%
Threshold	50%		50%		50%		50%
The first one-third of the fiscal 2021 performance units were conditionally earned based on one-year adjusted net income and one-year EBITDA leverage ratio objectives, each weighted 50%. Such weightings were selected to emphasize the importance of continued management focus on execution. The committee selected EBITDA leverage ratio as an additional performance objective to focus management on liquidity and compliance with debt covenants in a time of unprecedented uncertainty.
As noted above, following completion of the three distinct annual performance periods associated with the fiscal 2021 performance units, a cumulative rTSR modifier based on our performance against the S&P 400 Mid-Cap Index will be applied to adjust the amount conditionally earned based on performance, either up or down, by up to 20% to account for Patterson’s stock performance relative to its S&P 400 Mid-Cap Index peers.
Relative TSR Modifier
If Patterson’s relative TSR is:	Then the conditionally earned amounts are:
At or below the 30th percentile	Adjusted down by 20%
At or above the 75th percentile	Increased by 20%
Note: Adjustments for levels achieved between the 30th and 75th percentile are linearly interpolated.
The committee established the modifier as part of a hybrid approach to move away from exclusively using one-year performance period design, thereby increasing the alignment between executive compensation and longer-term shareholder gains. When applied to the conditional earning potential for fiscal 2021-2023, the modifier yields a revised maximum of 200% and a revised threshold of 40%. The committee regards this negative adjustment as an appropriate balancing of pay-for-performance considerations with retention considerations.

As shown in the table below, based on our actual performance in fiscal 2021, the performance unit element of our long-term incentive plan funded at 150% of target.
FY 2021 Performance Goals for Named Executive Officers ($M)
Level of Achievement	Adjusted Net Income ($M) (50% weight)	EBITDA Leverage Ratio (50% weight)	Payout % of Target
Threshold	$95.4	3.5x	50%
Target	$146.8	2.6x – 2.8x	100%
Maximum	$154.0	2.3x	150%*
Actual Outcome	$189.0	Average 2.2x	150%
*	The maximum payout for the first year of the fiscal 2021 performance units is 150%. For the second and third performance measurement years of such awards the maximum payout is 175%.
For the second annual performance measurement period under the fiscal 2021 performance units, the committee has determined to use non-GAAP adjusted earnings per diluted share (100% weight) as the operative performance goal, subject to the same modifier. The committee selected this performance objective, which is commonly used by companies in our peer group, for its simplicity as a measure of profitability and to provide award recipients with a metric they can monitor, track and understand. This approach is consistent with modifications made to the performance unit component of the fiscal 2022 long-term incentive plan design, as described below.
Fiscal 2021 Stock Option Grants and Fiscal 2021 Restricted Stock Units
Stock options continue to be an important element of our long-term incentive strategy as they create direct alignment between management and shareholder interests. Multi-year vesting requirements require long-term growth in our stock price for our executives to receive value from these awards. Stock options granted in fiscal 2021 under our long-term incentive program vest one-third each year, starting one year after grant, and expire after 10 years.
While the committee adheres to an overall executive compensation program that is heavily performance-based, we also recognize our objectives of leadership retention and stock ownership. Therefore, 25% of the long-term incentive value is delivered in service-based RSUs. RSUs granted in fiscal 2021 under our long-term incentive program vest in full on the third anniversary of the grant date.
We believe that the design of these elements of long-term incentive compensation inspire a long-term perspective, encourage shareholder value creation and align the interests of management and shareholders.
Our Incentive Programs for Fiscal 2022
As we execute against our strategic business objectives, we continue to review our incentive compensation structure to ensure it is consistent with our compensation philosophy and strategy and supports our commitment to create value for all shareholders.
With our fiscal 2022 MICP, the committee sought to revert back to a traditional short-term incentive framework for executive officers rather than the approach taken in fiscal 2021 due to uncertain macroeconomic conditions, including the COVID-19 pandemic. The committee considered the need to create a compelling vision for the future, using a historical STI approach and the need for a growth and profitability focus at the corporate and individual business unit levels. To this end, the fiscal 2022 MICP is based on consolidated adjusted operating income, consolidated free cash flow and, for the business unit heads, business unit adjusted operating income. Additionally, based on the additional economic clarity available to our business as the economy emerges from the pandemic and actual fiscal 2021 performance results, the committee approved fiscal 2022 adjusted operating income performance goals that exceeded fiscal 2020 and fiscal 2021 performance targets and fiscal 2020 and fiscal 2021 actual performance results. Additionally, in reverting back to its historical approach to incentives, the committee set maximum performance goals at 120% of target versus the 115% of target that they had previously used as a means of recognizing some of the lingering economic uncertainty. Individual executive awards are also subject to an individual performance modifier of plus or minus 15%, which is then applied with a payout scale ranging from 50% to 175% of target. Actual MICP payments will be made based on our performance against these goals and an assessment of each executive’s performance against individual performance goals and objectives. Such individual performance goals and objectives include financial, operational, customer-focused and employee experience parameters, including ESG metrics, set forth as part of our balanced scorecard.
Our fiscal 2022 long-term incentive plan design maintained the same incentive vehicle mix and weights (i.e., 50% performance units, 25% stock options, and 25% restricted stock units) that were used for our fiscal 2021 long-term incentive construct, but the stock options and restricted stock units now utilize three-year pro-rata vesting rather than three-year cliff vesting. To focus the company on execution, the performance unit component for fiscal 2022 is based on 3-year cumulative non-GAAP adjusted earnings per diluted share which is payable at 50% of target if a threshold level of performance is achieved and a maximum payout of 160% of target. Total shares conditionally earned over the 3-year cycle will then be subject to a 3-year relative TSR modifier based on Patterson’s TSR against the S&P 400 Mid-Cap Index, which 25% up or down modifier results in an adjusted payout equal to 37.5% of target if a threshold level of performance is achieved and an adjusted maximum payout of 200% of target. The committee regards this negative adjustment as an appropriate balancing of pay-for-performance considerations with retention considerations.
This structure maintains management’s focus on earnings per share while preserving a relative performance component and a multi-year performance measurement period. The committee believes this revised incentive framework for fiscal 2022 remains strongly aligned with shareholder interests and is consistent with shareholder feedback.
Other Executive Compensation Arrangements, Policies and Practices
Stock Ownership Guidelines
We believe that promoting share ownership aligns the interests of our executives and non-employee directors with those of our shareholders and provides strong motivation to build shareholder value. Under our stock ownership guidelines, which were last reviewed and revised by the committee in June 2020, the following persons are expected to own shares of a value equal to a multiple of their annual base pay, or annual cash retainer, as follows:
■	Chief Executive Officer – 5x annual base salary
■	All Direct Reports to the Chief Executive Officer – 3x annual base salary
■	Non-Employee Directors – 5x annual cash retainer
Executives and non-employee directors are expected to achieve target levels over a period of five years from the effective date of the guidelines. If an executive or non-employee director is below the guideline, he or she is expected to retain 50% of the net shares (after satisfying tax obligations) resulting from the vesting, settlement or exercise, as applicable, of all stock options, restricted stock awards, restricted stock units, performance units, or other equity-based awards. As of July 16, 2021, our executives and directors were in compliance with applicable stock ownership guidelines.

“Clawback” Provisions
Our Amended and Restated 2015 Omnibus Incentive Plan, which replaced our Amended and Restated Equity Incentive Plan (under which no new awards may be granted), contains “clawback” provisions. If the committee determines that a participant has taken any action that would constitute “cause” or an “adverse action,” as the plan defines such terms, while providing services to the company, or after termination of such services, all rights of the participant under the plan and any agreements evidencing an incentive award the participant then holds will terminate and be forfeited. In addition, the committee may require the participant to return to the company any shares received, any profits or any other economic value realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards. In addition, the plan incorporates the Sarbanes-Oxley Act of 2002 automatic forfeiture standard for certain participants in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement. In addition, all awards under the plan are subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the committee and set forth in the applicable award agreement.
Hedging and Pledging of Company Stock
Our Securities Trading and Information Disclosure Policy prohibits short sales of company securities (a sale of securities which are not then owned) and other speculative trading of company securities. No director, officer or other employee is permitted to enter into any arrangement or agreement involving writing or trading in options, warrants, puts, calls or other derivative securities on company securities, to engage in any hedging transactions including the use of prepaid variable forwards, equity swaps, collars or exchange funds, or to hold company securities in a margin account or otherwise pledge company securities as collateral for a loan. In addition, such policy discourages the use of standing and limit orders on company securities, except under an approved Rule 10b5-1 plan.
The Executive Nonqualified Excess Plan
We maintain an executive nonqualified deferred compensation plan under which our named executive officers may participate. We do not make any contributions to such plan and all amounts outstanding thereunder consist solely of participant contributions and are fully vested. The amounts deferred into such plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six-month delay in certain circumstances) or a change in control of our company. Further information regarding nonqualified deferred compensation is reported in the Nonqualified Deferred Compensation Table below.
Capital Accumulation Plan
Patterson formerly made available a deferred compensation, restricted stock purchase plan (the “Capital Accumulation Plan”). Under the Capital Accumulation Plan, participants could defer annually up to 25% of their pre-tax compensation to be used to purchase shares of restricted stock. The stock purchased with the corresponding salary deferral was bought at a 25% discount from the market price of our common stock at the beginning of the calendar year or the end of the calendar year, whichever was lower. Participants elected the initial deferral period between three and five years. Participants could elect to defer the compensation beyond the initial deferral period, with the restrictions also continuing for the additional deferral period, with the minimum additional deferral period being five years. If the participant voluntarily left employment during the initial deferral period, 100% of the purchased restricted stock and any salary deferred were forfeited. The Capital Accumulation Plan was terminated for new participants, effective January 1, 2019.
Health, Welfare and Retirement Benefits
Patterson provides a full range of benefits to its executives, including the standard medical, dental and disability benefits generally available to our employees. We also sponsor a qualified 401(k) plan which allows participants to make plan contributions on a pre-tax basis.

Perquisites and Other Personal Benefits
Patterson provides the named executive officers with the following perquisites and other personal benefits that the committee believes are reasonable and consistent with our overall compensation philosophy:
■
Automobile Reimbursement: Formerly, each executive employed by Patterson was provided the use of a car under the fleet program maintained by our company. Effective January 1, 2021, Patterson no longer offers an executive automobile lease or any other vehicle allowance to anyone newly hired or promoted to a Vice President position or above. Nevertheless, executives who are currently under a vehicle lease were “grandfathered” into the program and remain eligible for the executive car program with certain program modifications. In particular, the ability to purchase leased cars at the end of the lease for a processing fee will be discontinued for any lease ending on or after January 1, 2023. Instead, the executive may purchase their current vehicle under such a lease by paying the fair market value of the vehicle as determined by a general industry-accepted valuation source.

■
Executive Physicals: The executives are encouraged to participate in an executive health program at the Mayo Clinic. A comprehensive evaluation emphasizing all aspects of preventative care is conducted by physicians who are specialists in Internal Medicine and Preventative Medicine. The cost of the physical is reimbursed by our company.

■
Executive Life Insurance Premiums: The executives participate in a company-sponsored executive life insurance program. This program provides our named executive officers with a life insurance benefit equal to three times their base salary plus the targeted annual incentive under the MICP. The life insurance benefit is capped at $1,300,000. Premiums, which are set each June, are paid by our company through a payroll gross-up.

■
Amounts Reimbursed for the Payment of Taxes: Patterson pays an amount necessary to cover executives’ tax obligations for certain perquisites and other personal benefits. In fiscal 2021, Patterson reimbursed executives for the payment of taxes on automobile reimbursement, executive life insurance premiums and commuting expenses.

■
Company Contributions to the ESOP: Through and including fiscal 2021, our company made an annual contribution to the leveraged Employee Stock Ownership Plan (“ESOP”) based on company performance and other considerations equal to a certain percentage of an executive’s eligible compensation, subject to certain statutory limitations. This contribution was available generally to all our U.S. employees, subject to plan requirements. In June 2021, the committee determined to suspend the ESOP for any new participants. For fiscal 2022, contributions will be made to the company’s 401(k) instead of the ESOP.

■
Incentive Trips: Expenses incurred by the executive and family members while attending special events or trips scheduled as rewards for incentivizing sales or other business achievements and for family members traveling with the executive for any purpose, are reported as imputed income to the executive.

■	Commuting Expenses: Patterson pays amounts necessary to cover the commuting expenses of one named executive officer who resides in locations other than in the Minneapolis/St. Paul metropolitan area.
Employment and Other Severance, Change-in-Control and Related Agreements
Patterson has agreements with its named executive officers providing them with certain severance and change-in-control benefits in exchange for their agreement to certain restrictive covenants. When establishing those benefits and the level of those benefits, the committee considered the competitive market for comparable executives and the benefits provided by comparable companies. The committee believes that competition for executive talent primarily affects the aggregate level of the target total direct compensation opportunity. However, the committee also believes it is critical to our company’s long-term performance to offer other compensation opportunities, including severance and change-in-control benefits, that are broadly commensurate with competitive alternatives. The committee also believes that the issuance of inducement equity awards and other one-time equity awards as consideration for the restrictive covenants contained in such agreements serves to align named executive officer and shareholder interests and, as to the inducement awards, were necessary to attract and retain senior executive talent.
In particular, we have entered into individual agreements with our named executive officers that provide for severance benefits upon involuntary termination without cause. Such benefits, receipt of which is conditioned upon executive’s execution and delivery of a release of all potential claims against us, consist of:
■	18 months of base salary (24 months in the case of our President and Chief Executive Officer);
■	Cash incentive compensation equal to an average of the last three years of actual MICP incentives;
■	Proration of the current year MICP incentive based on actual performance; and
■	18 months of paid COBRA premiums.
Our individual agreements with our named executive officers also provide certain change-in-control benefits, in lieu of the above-referenced severance benefits, that are triggered if either of the following occurs within 24 months after a change in control (as defined in each agreement):
■	We terminate the executive’s employment with us for a reason other than cause (as defined in the agreement), or
■	The executive terminates his or her employment with us for good reason (as defined in the agreement).
Such change-in-control benefits, receipt of which is also conditioned upon executive’s execution and delivery of a release of potential claims against us, consist of:
■	24 months of base salary (36 months in the case of our President and Chief Executive Officer);
■	Cash incentive compensation equal to the then-current target MICP incentive;
■	Proration of the current year MICP incentive based on target performance; and
■	18 months of paid COBRA premiums.
The committee designed these agreements to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of Patterson and its shareholders, without having to be concerned about their future employment. We believe that retaining the services of our key executives during a change-in-control scenario is critical to maximizing shareholder value. These agreements help ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us rather than seeking alternative employment or being recruited to a competitor during a highly uncertain time. Our agreements providing for change-in-control benefits do not contain excess parachute payment tax gross-up provisions.
The committee reviewed prevalent market practices in determining the severance amounts and the events that trigger payments under the agreements. The committee determined that the amounts and triggering events were appropriate and designed to encourage decision-making that is in the best interest of Patterson. The committee considered competitive market data and governance best practices information provided by its independent compensation consultant. The committee also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive officer under various scenarios. In approving these agreements, the committee determined that their cost to us and our shareholders was reasonable and not excessive, given the benefit conferred on us. See “Potential Payments upon Termination or Change-in-Control” for further information regarding such agreements.

Our equity plans and inducement awards issued outside such plans also provide change-in-control benefits. As described below, our Amended and Restated 2015 Omnibus Incentive Plan only provides such benefits in connection with a change in control and a subsequent event (a “double trigger”), which we believe enables us to better balance the employee’s need for certainty with the interests of our shareholders.
■
Our Amended and Restated Equity Incentive Plan, under which no new awards may be granted, provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan.

■
Under our Amended and Restated 2015 Omnibus Incentive Plan, if the surviving or acquiring company in a change in control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change in control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change in control. The inducement awards issued outside our equity plans provide for the same change-in-control benefits.

Other Related Considerations
Compensation Risk Assessment
The committee annually considers the designs of our executive compensation programs relative to risk. This assessment includes an analysis of our overall compensation philosophy, the program value and plan design, and our governance processes to ensure that we are promoting superior performance in a responsible way relative to risk. In addition, in May 2021, the committee worked with Pearl Meyer in the assessment of the potential for risk stemming from our compensation programs, including financial risk, operation risk, reputation risk and talent risk. Following its assessment, including its review of the report of its compensation consultant, the committee concluded that our executive compensation programs are unlikely to create a material adverse effect on Patterson.
Impact of Tax and Accounting Treatment on Compensation
Pursuant to the Tax Cuts and Jobs Act, the Section 162(m) performance-based compensation exception was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our covered employees in excess of $1 million per taxable year generally will not be deductible unless, among other requirements, it is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to the transition relief provided by the Tax Cuts and Jobs Act. No assurance can be given that any compensation paid by Patterson will be eligible for such transition relief and, therefore, eligible for the Section 162(m) performance-based compensation exception. The committee will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements and intends to continue to compensate our named executive officers in a manner consistent with the best interests of Patterson and its shareholders. The committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section to avoid the possible adverse tax consequences that may arise from non-compliance.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for fiscal 2019, 2020 and 2021. The terms and conditions of our agreements with our named executive officers are described below in “Potential Payments upon Termination or Change-in-Control.”
Name and Principal Position (a)	Fiscal Year	Salary ($)(b)	Bonus ($)	Stock Awards ($) (c)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($) (d)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (e)	Total ($)
Mark S. Walchirk	2021	802,658	-	1,359,111	822,487	1,663,150	-	110,439	4,757,845
President and Chief Executive	2020	870,840	-	2,437,510	824,383	1,600,375	-	126,396	5,859,504
Officer	2019	850,005	-	2,361,346	336,472	656,250	-	204,558	4,408,631
Donald J. Zurbay	2021	498,328	-	439,080	265,725	686,720	-	91,546	1,981,398
Chief Financial Officer and	2020	538,388	-	787,517	266,340	671,381	-	58,792	2,322,418
Treasurer	2019	439,522	-	1,453,341	453,667	278,906	-	24,080	2,649,516
Eric R. Shirley	2021	420,222	-	188,177	113,884	407,450	-	22,849	1,152,582
Former President, Patterson Dental	2020	455,837	-	337,488	114,146	345,492	-	34,574	1,287,537
Les B. Korsh	2021	379,523	-	188,177	113,884	369,170	-	89,453	1,140,206
Vice President, General Counsel	2020	410,003	-	337,488	114,146	346,080		50,739	1,258,456
and Secretary	2019	390,003		1,820,145	47,292	141,000		37,490	2,435,930
Kevin M. Pohlman	2021	351,937	-	188,177	113,884	356,990	-	103,916	1,114,904
President,	2020	369,170	-	337,488	114,146	257,370	-	41,469	1,119,643
Patterson Animal Health	2019	341,669	-	1,551,316	44,922	162,750	-	43,839	2,144,496
(a)
Mr. Walchirk, who also serves as one of our directors, became our President and Chief Executive Officer in November 2017. Mr. Zurbay became our Chief Financial Officer and Treasurer in June 2018. Mr. Shirley became President of Patterson Dental in January 2019 and transitioned into the role of Senior Vice President of Business Development of Patterson Dental in July 2021. Mr. Korsh became our Vice President, General Counsel and Secretary in July 2015. Mr. Pohlman became President of Patterson Animal Health in July 2017.

(b)
Includes amounts foregone at the election of the executive pursuant to The Executive Nonqualified Excess Plan. Further information regarding such amounts is reported in the Nonqualified Deferred Compensation Table below.

(c)
Represents the aggregate grant date fair value of restricted stock units and performance units assuming target performance computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate such value is set forth in Note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 24, 2021. For the 2021 awards, as the performance units are based on separate measurements of our company’s financial performance for each year in the three-year performance cycle and goals for the second and third years in the cycle were not yet set, FASB ASC Topic 718 requires the grant date fair value to be calculated for the portion of the award attributable to fiscal 2021 performance; however, the company considers the second and third year of the fiscal 2021 performance unit grants that will be disclosed in future proxy statements as part of the fiscal 2021 long-term incentive opportunity. Therefore, the value presented includes one-third of the target performance units for the FY21 grant. For more details on how performance is calculated, please see “Compensation Discussion and Analysis – Compensation Decisions – Long-Term Incentives” in this proxy statement. The grant date fair value of the performance-related component is based upon the probable outcome for the award and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 781. Additionally, for the FY21 grant, as required under FASB ASC Topic 718, the full grant date fair value of the rTSR modifier for the entire three-year performance cycle is included in the amounts shown and was determined using a Monte Carlo valuation model on the date the performance units were awarded. Grant date fair values assuming maximum performance achievement for the fiscal 2021 performance units for the full performance cycle (fiscal 2021 to fiscal 2023) would be: Mr. Walchirk - $1,656,035; Mr. Zurbay - $535,021; Mr. Shirley - $229,295; Mr. Korsh - $229,295; and Mr. Pohlman - $229,295.
(d)	Represents cash compensation earned under our MICP.
(e)
All other compensation for fiscal 2021 was as set forth in the table below. In addition, infrequently, a family member may accompany an executive traveling on a prepaid corporate flight to a specific destination for business purposes at no incremental cost to our company.

Name	Automobile Reimburse- ment ($)*	Executive Physicals ($)	Executive Life Insurance Premiums ($)	Reimburse- ment for the Payment of Taxes ($)	Company Contribu- tions to ESOP ($)	Incentive Trips ($)	Commuting Expenses ($)	Dividends ($)	Total ($)
Mark S. Walchirk	13,473	-	5,616	8,445	10,376	-	-	72,529	110,439
Donald J. Zurbay	14,283	-	6,016	8,951	10,376	-	-	51,919	91,546
Eric R. Shirley	-	-	5,757	3,517	10,376	-	3,199	-	22,849
Les B. Korsh	14,277	-	5,142	8,562	10,376	-	-	51,095	89,453
Kevin M. Pohlman	37,750	-	5,887	6,506	10,376	-	-	43,397	103,916
*	Includes fair market value of automobile purchased by Mr. Pohlman at the end of the lease for a processing fee of $500.

Grants of Plan-Based Awards
The following table sets forth information concerning estimated possible payouts under non-equity incentive plan awards for fiscal 2021 performance and equity incentive plan awards granted in fiscal 2021 to our named executive officers. The terms and conditions applicable to these awards are described in “Compensation Discussion and Analysis” and “Outstanding Equity Awards at Fiscal Year-End.”
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (c)				Estimated Future Payouts Under Equity Incentive Plan Awards (d)			All Other Stock Awards: Number of Shares of Stock or Units (#) (e)	All Other Option Awards: Number of Securities Underlying Options (#) (f)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (g)
Name	Type of Grant (a)	Grant Date	Date of Action (b)	Thresh- old ($)	Target ($)	Maximum ($)		Thresh- old (#)	Target (#)	Maximum (#)
Mark S. Walchirk	MICP	7/31/2020	7/1/2020	573,500	1,147,000	2,007,250		-	-	-	-	-	-	-
	PSU	9/29/2020	7/14/2020	-	-	-		9,101	22,752	45,504	-	-	-	546,606
	RSU	7/14/2020	7/14/2020	-	-	-		-	-	-	34,472	-	-	812,505
	SO	7/14/2020	7/14/2020	-	-	-		-	-	-	-	178,965	23.57	822,487
Donald J. Zurbay	MICP	7/31/2020	7/1/2020	236,810	473,620	828,835		-	-	-	-	-	-	-
	PSU	9/29/2020	7/14/2020	-	-	-		2,940	7,350	14,700	-	-	-	176,581
	RSU	7/14/2020	7/14/2020	-	-	-	-		-	-	11,137	-	-	262,499
	SO	7/14/2020	7/14/2020	-	-	-	-		-	-	-	57,819	23.57	265,725
Eric R. Shirley	MICP	7/31/2020	7/1/2020	140,520	281,040	491,820		-	-	-	-	-	-	-
	PSU	9/29/2020	7/14/2020	-	-	-		1,260	3,150	6,300	-	-	-	75,677
	RSU	7/14/2020	7/14/2020	-	-	-	-		-	-	4,773	-	-	112,500
	SO	7/14/2020	7/14/2020	-	-	-	-		-	-	-	24,780	23.57	113,884
Les B. Korsh	MICP	7/31/2020	7/1/2020	127,320	254,640	445,620		-	-	-	-	-	-	-
	PSU	9/29/2020	7/14/2020	-	-	-		1,260	3,150	6,300	-	-	-	75,677
	RSU	7/14/2020	7/14/2020	-	-	-		-	-	-	4,773	-	-	112,500
	SO	7/14/2020	7/14/2020	-	-	-		-	- -	-	-	24,780	23.57	113,884
Kevin M. Pohlman	MICP	7/31/2020	7/1/2020	123,090	246,180	430,815		-	-	-	-	-	-	-
	PSU	9/29/2020	7/14/2020	-	-	-		1,260	3,150	6,300	-	-	-	75,677
	RSU	7/14/2020	7/14/2020	-	-	-		-	-	-	4,773	-	-	112,500
	SO	7/14/2020	7/14/2020	-	-	-		-	-	-	-	24,780	23.57	113,884
(a)
“MICP” means estimated possible payout of annual incentive compensation under the MICP. “PSU” means estimated future payout under performance unit. “RSU” means restricted stock unit award. “SO” means stock options.

(b)	Represents date on which values of the awards were approved by the Compensation Committee.
(c)	Represents amounts that could have been paid under the MICP for service rendered during fiscal 2021.
(d)
Represents range of possible performance unit payouts for the three-year performance cycle beginning in fiscal 2021; earned performance units are paid in common stock, which is subject to application of an rTSR modifier at the end of the three-year performance cycle. Our performance units are discussed under the caption “Compensation Discussion and Analysis – Compensation Decisions – Long-Term Incentives” in this proxy statement.

(e)
Represents restricted stock units which vest in full three years after grant. Dividends declared and paid on shares of our common stock are accrued at the same rate, as dividend equivalents, on these restricted stock units. Accrued amounts are forfeitable and not paid until the related award vests. No preferential dividends are paid on such awards.

(f)	Represents stock options which vest one-third each year, starting one year after grant.

(g)
Represents the grant date fair value of performance units, restricted stock units and stock options awarded to each named executive officer, computed in accordance with FASB ASC Topic 718. Amounts included for performance units are based on performance achievement for solely the fiscal 2021 portion of the three-year performance cycle. As required under FASB ASC Topic 718, these amounts include the value of the award contingent upon our company’s financial performance and the full grant date fair value for the rTSR modifier. See footnote (c) to the Summary Compensation Table in this proxy statement for further details.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2021.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark S.Walchirk	9/29/2020	-	-	-	-	-	-	68,944(a)	2,306,866
	7/14/2020	-	178,965(b)	23.57	7/14/2030	34,472(c)	1,153,433	-	-
	7/1/2019	81,250(b)	162,744(b)	22.25	7/1/2029	36,517(c)	1,221,859	-	-
	7/1/2019	-	-	-	-	104,074(d)	3,482,331	-	-
	7/1/2018	-	99,956(e)	22.48	7/1/2028	21,380(f)	715,375	-	-
	12/1/2017	52,764(e)	-	35.41	12/1/2027	3,648(f)	122,062	-	-
Donald J.Zurbay	9/29/2020	-	-	-	-	-	-	22,274(a)	745,288
	7/14/2020	-	57,819(b)	23.57	7/14/2030	11,137(c)	372,644	-	-
	7/1/2019	26,250(b)	52,579(b)	22.25	7/1/2029	11,798(c)	394,761	-	-
	7/1/2019	-	-	-	-	33,625(d)	1,125,103	-	-
	7/1/2018	-	33,363(e)	22.48	7/1/2028	6,673(f)	223,279	-	-
	6/29/2018	66,100(b)	33,150(b)	22.67	6/29/2018	-	-	-	-
Eric R. Shirley	9/29/2020	-	-	-	-	-	-	9,546(a)	319,409
	7/14/2020	-	24,780(b)	23.57	7/14/2030	4,773(c)	159,705	-	-
	7/1/2019	11,250(b)	22,534(b)	22.25	7/1/2029	5,056(c)	169,174	-	-
	7/1/2019	-	-	-	-	14,410(d)	482,145	-	-
	2/4/2019	-	-	-	-	26,607(c)	890,270	-	-
Les B. Korsh	9/29/2020	-	-	-	-	-	-	9,546(a)	319,409
	7/14/2020	-	24,780(b)	23.57	7/14/2030	4,773(c)	159,705	-	-
	7/1/2019	11,250(b)	22,534(b)	22.25	7/1/2029	5,056(c)	169,174	-	-

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	7/1/2019	-	-	-	-	14,410(d)	482,145	-	-
	7/1/2018	-	14,179(e)	22.48	7/1/2028	2,836(f)	94,893	-	-
	6/11/2018	-	-	-	-	33,753(g)	1,129,375	-	-
	7/1/2017	11,845(e)	-	47.51	7/1/2027	895(f)	29,947	-	-
	7/1/2016	10,379(e)	-	48.47	7/1/2026	351(f)	11,744	-	-
	7/1/2015	25,000(h)	-	56.66	7/1/2025	-	-	-	-
Kevin M. Pohlman	9/29/2020	-	-	-	-	-	-	9,546(a)	319,409
	7/14/2020	-	24,780(b)	23.57	7/14/2030	4,631(c)	154,953	-	-
	7/1/2019	11,250(b)	22,534(b)	22.25	7/1/2029	5,056(c)	169,174	-	-
	7/1/2019	-	-	-	-	14,410(d)	482,145	-	-
	7/1/2018	-	13,345(e)	22.48	7/1/2028	2,670(f)	89,338	-	-
	6/11/2018	-	-	-	-	28,127(g)	941,129	-	-
	8/7/2017	5,539(e)	-	39.23	8/7/2027	382(f)	12,782	-	-
	7/1/2017	13,935(e)	-	47.51	7/1/2027	1,053(f)	35,233	-	-
	7/1/2016	-	-	-	-	465(f)	15,559	-	-
(a)	Represents unearned performance units subject to three annual performance periods and a rTSR modifier, which vest three years after grant. Presented at target value.
(b)	Represents nonqualified stock options, which vest one-third each year, starting one year after grant.
(c)	Represents restricted stock units, which vest in full three years after grant.
(d)	Represents restricted stock unit equivalents, which vest in full three years after grant.
(e)	Represents nonqualified stock options, which vest in full three years after grant.
(f)	Represents restricted stock units, which vest 20% each year, starting one year after grant.
(g)	Represents restricted stock units, which vest 25% one year after grant, another 25% two years after grant and the remaining 50% three years after grant.
(h)	Represents nonqualified stock options, which vest 25% one year after grant, another 25% two years after grant and the remaining 50% three years after grant.

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of options and vesting of restricted stock for our named executive officers during fiscal 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark S. Walchirk	-	-	76,818	2,396,478
Donald J. Zurbay	-	-	37,125	1,048,216
Eric R. Shirley	-	-	-	-
Les B. Korsh	-	-	28,331	638,752
Kevin M. Pohlman	-	-	25,875	594,569
For stock awards, the numbers in the table above represent restricted stock units awarded during prior fiscal years that vested and were released during fiscal 2021, except for 5,766 of the shares listed for Mr. Walchirk and 3,765 of the shares listed for Mr. Korsh, which are shares previously purchased under our Capital Accumulation Plan for which the restrictions lapsed. The values in the table above are based on the closing price of our common stock on the date the shares vested or the restrictions lapsed.
Nonqualified Deferred Compensation
The following table sets forth information concerning nonqualified deferred compensation of our named executive officers during fiscal 2021.
Name	Executive Contributions in Last FY ($) (a)	Registrant Contributions in Last FY ($) (b)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark S. Walchirk	-	-	-	-	-
Donald J. Zurbay	-	-	-	-	-
Eric R. Shirley	-	-	-	-	-
Les B. Korsh	82,798	-	4,350	-	107,543
Kevin M. Pohlman	-	-	-	-	-
(a)	Amounts reported in this column are also reported as salary in the Summary Compensation Table.
(b)	We do not make any contributions to The Executive Nonqualified Excess Plan.
(c)	Amounts reported in this column are not reported as compensation in the Summary Compensation Table.
Our nonqualified deferred compensation plan, entitled The Executive Nonqualified Excess Plan, permits participating executives to elect to defer up to 70% of their base salary, up to 70% of any performance-based compensation, and up to 70% of commissions. We do not make any contributions to such plan and all amounts outstanding thereunder consist solely of participant contributions and earnings and are fully vested. Any deferral elections are made under the plan pursuant to a participation agreement with the executive. Deferred amounts are contributed to individual deferred compensation accounts. The participants self-direct the notional investment of deferred contribution accounts in investment funds from a selection made available by our committee designated to administer the plan. The participation agreement specifies payment options elected by the participant (lump sum, annual installments or a combination of both). The amounts deferred into such plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain circumstances) or a change in control of our company.
Potential Payments upon Termination or Change-in-Control
Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change-in-control date of April 24, 2021, and a stock price of $33.46 per share, which was the closing price of one share of our common stock on April 23, 2021 (the last business day of our last completed fiscal year).
	Mark S. Walchirk	Donald J. Zurbay	Eric R. Shirley	Les B. Korsh	Kevin M. Pohlman
Involuntary Termination without Cause
Severance/Salary Continuation	$3,156,592	$1,381,469	$1,078,866	$922,017	$874,487
Annual Cash Incentive	1,663,150	686,720	407,450	369,170	356,990
Nonqualified Deferred Compensation Benefits	-	-	-	107,543	-
Total:	$4,819,742	$2,068,189	$1,486,316	$1,398,729	$1,231,477
Involuntary Termination without Cause following Change-in-Control, or Voluntary Termination for Good Reason following Change-in-Control
Severance/Salary Continuation	$3,922,000	$1,588,020	$1,217,840	$1,103,440	$1,066,780
Annual Cash Incentive	1,147,000	473,620	281,040	254,640	246,180
Gain on Accelerated Stock Options	4,691,841	1,885,255	497,680	653,366	644,208
Accelerated Restricted Stock and Performance Units Awards	9,001,926	2,861,074	2,020,703	2,396,392	2,219,723
Nonqualified Deferred Compensation Benefits	-	-	-	107,543	-
Total:	$18,762,767	$6,807,969	$4,017,263	$4,515,380	$4,176,891
Death or Disability
Gain on Accelerated Stock Options	$4,691,841	$1,885,255	$497,680	$653,366	$644,208
Accelerated Restricted Stock and Performance Units Awards	5,789,197	1,870,391	801,554	801,554	801,554
Nonqualified Deferred Compensation Benefits	-	-	-	107,543	-
Total:	$10,481,038	$3,755,645	$1,299,235	$1,562,463	$1,445,763
Retirement
Accelerated Restricted Stock and Performance Unit Awards	$-	$-	$-	$-	$796,448
Nonqualified Deferred Compensation Benefits	-	-	-	107,543	-
Total:	$-	$-	$-	$107,543	$796,448

Agreements with Named Executive Officers
Patterson has entered into agreements with its named executive officers providing them with certain severance and change-in-control benefits in exchange for their agreement to certain restrictive covenants.
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In October 2017, we entered into an employment agreement with Mr. Walchirk. Under the terms of the agreement, Mr. Walchirk’s initial term of employment continued until November 20, 2020, at which time, the term renewed for 12-months. Unless notice to the contrary is provided, the term will renew for successive 12-month periods thereafter. The agreement provides for an annual base salary of $850,000 as well as participation in our other employee benefit plans and reimbursement for business expenses. Mr. Walchirk also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the MICP. The agreement provides that, if performance at target under the MICP is achieved, Mr. Walchirk’s annual cash incentive compensation would be $1,050,000 for any full year of employment. In addition, the agreement provides that Mr. Walchirk is eligible to receive annual long-term equity-based incentive compensation pursuant to the Amended and Restated 2015 Omnibus Incentive Plan, or any successor plan thereto, which awards consist of performance units, stock options, and restricted stock units, with an aggregate target value of $3,100,000. Mr. Walchirk’s base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation are reviewed on an annual basis and may be increased by the Board. Mr. Walchirk’s agreement also provided for an inducement award. On December 1, 2017, Mr. Walchirk was granted a restricted stock unit award outside the Amended and Restated 2015 Omnibus Incentive Plan covering a number of shares of our common stock with a value of $2,000,000 based on the per-share closing price of our common stock on the date of grant. Such award vested to the extent of 50% of the award on December 1, 2018 and the remaining 50% of the award on December 1, 2019. In addition, upon commencement of his employment, Mr. Walchirk received a lump-sum cash bonus of $100,000. If, during his term of employment, we terminate Mr. Walchirk without cause, Mr. Walchirk would be entitled to severance benefits, paid in a lump sum, including 24 months of base salary, cash incentive compensation equal to an average of the last three years of actual MICP incentives, proration of the current year MICP incentive based on actual performance, and 18 months of paid COBRA premiums. With a change in control, such severance benefits, also paid in a lump sum, would include 36 months of base salary, cash incentive compensation equal to his then current target MICP incentive, proration of the current year MICP incentive based on target performance, and 18 months of paid COBRA premiums. Mr. Walchirk also agreed to certain nondisclosure and non-disparagement provisions during his term of employment and any time thereafter, and certain non-competition and non-solicitation provisions during his term of employment and for three years thereafter.

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In May 2018, we entered into an offer letter and an inducement, severance and change-in-control agreement with Mr. Zurbay. Pursuant to the offer letter, Mr. Zurbay’s employment, which commenced on June 29, 2018, is on an at-will basis. The offer letter provides for an annual base salary of $525,000 as well as participation in our other employee benefit plans and reimbursement for business expenses. Mr. Zurbay also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the MICP. If performance at target under the MICP is achieved, Mr. Zurbay’s annual cash incentive compensation would be 85% of his base salary. In addition, Mr. Zurbay is eligible to receive annual long-term equity-based incentive compensation pursuant to the Amended and Restated 2015 Omnibus Incentive Plan, or any successor plan thereto, which awards consist of restricted stock units, performance units, and stock options, with an aggregate target value of $1,000,000. Mr. Zurbay’s base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation are reviewed on an annual basis and may be adjusted by the Board. His agreement also provided for an inducement award consisting of a combination of stock options and restricted stock units. On June 29, 2018, Mr. Zurbay was granted a non-statutory stock option and a restricted stock unit award, both outside the Amended and Restated 2015 Omnibus Incentive Plan. The stock option has an approximate value of $750,000, a per-share exercise price equal to the per-share closing price of our common stock on the date of grant, and a term of ten years. Such award vested to the extent of one-third of the award on June 29, 2019, one-third of the award on June 29, 2020, and the remaining one-third of the award on June 29, 2021. The restricted stock unit award covered a number of shares of our common stock with a value of $700,000 based on the per-share closing price of our common stock on the date of grant. Such award vested to the extent of 50% of the award on June 29, 2019 and the remaining 50% of the award on June 29,

2020. Under the agreement, if we terminate Mr. Zurbay without cause, Mr. Zurbay would be entitled to severance benefits, paid in equal monthly installments over an 18-month period, including (a) one-and-one-half (1.5) times his then current base salary, (b) cash incentive compensation equal to an average of the last three years of actual MICP incentives, (c) proration of the current year MICP incentive based on actual performance, and (d) 18 months of paid COBRA premiums. With a change in control and a termination without cause or a resignation for good reason, such severance benefits would be paid in a lump sum and would include (a) two (2) times his then current base salary, (b) cash incentive compensation equal to his then current target MICP incentive, (c) proration of the current year MICP incentive based on target performance, and (d) 18 months of paid COBRA premiums. As set forth in the agreement, Mr. Zurbay also agreed to certain nondisclosure and non-disparagement provisions during his employment and any time thereafter, and certain non-competition and non-solicitation provisions during his employment and for 24 months thereafter.
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Between June 2018 and February 2019, we entered into restrictive covenants, severance and change-in-control agreements with Messrs. Shirley, Korsh and Pohlman. The agreements provide the executives with certain severance benefits. In connection with a termination of the executive’s employment without cause (as defined), the executive will receive in equal monthly installments over an 18-month period (A) cash in an amount equal to the sum of (i) one-and-one-half (1.5) times the executive’s then current base salary and (ii) the average of the executive’s annual cash incentive compensation paid under the MICP for each of the last three full fiscal years prior to the year in which the executive’s employment is terminated, (B) cash in an amount equal to the executive’s prorated annual cash incentive compensation under the MICP for the fiscal year in which termination occurs based on actual performance through the date of termination, and (C) if timely elected, up to 18 months of paid COBRA premiums. In the event that (x) the executive’s employment is terminated without cause (as defined) or (y) the executive resigns for good reason (as defined), in either case within two year immediately following a change in control (as defined), the executive will, in lieu of the above-described severance benefits, receive in a lump sum (A) cash in an amount equal to the sum of (i) two (2) times the executive’s then current base salary and (ii) the executive’s target annual cash incentive compensation under the MICP for the fiscal year in which the executive’s employment is terminated, (B) cash in an amount equal to the executive’s prorated annual cash incentive compensation under the MICP for the fiscal year in which termination occurs based on the executive’s target award through the date of termination, and (C) if timely elected, up to 18 months of paid COBRA premiums. In exchange for the severance benefits, the executive must sign and not revoke a waiver and release agreement. In consideration of the severance benefits and the below-described restricted stock unit award, each executive also has agreed to certain restrictive covenants including but not limited to post-employment non-compete and non-solicitation provisions for a restricted period (as defined). The restricted period is eighteen (18) months following the voluntary or involuntary termination of executive’s employment for whatever reason; provided, however, that it shall be twenty-four (24) months following (i) the involuntary termination of executive’s employment without cause (as defined) within two (2) years immediately following a change in control (as defined) or (ii) the executive’s resignation for good reason (as defined) within two (2) years immediately following a change in control (as defined). Each executive further agreed that we may terminate the executive’s right to the unvested restricted stock unit award, and may require reimbursement to our company by the executive of any incentive compensation previously paid or vested within the prior 12-month period, in certain circumstances. Upon entry into such agreements, Messrs. Shirley, Korsh and Pohlman each received a one-time restricted stock unit award with the following values under our Amended and Restated 2015 Omnibus Incentive Plan: Mr. Shirley ($600,000), Mr. Korsh ($1,500,000), and Mr. Pohlman ($1,250,000). For Mr. Shirley, such award will vest in full, assuming continued employment, on February 4, 2022. For Messrs. Korsh and Pohlman, such award vested to the extent of 25% of the award on June 11, 2019, 25% of the award on June 11, 2020, and the remaining 50% of the award on June 11, 2021.

Our equity plans and inducement awards issued outside such plans also provide change-in-control benefits. As described below, our Amended and Restated 2015 Omnibus Incentive Plan only provides such benefits in connection with a change in control and a subsequent event (a “double trigger”), which we believe enables us to better balance the employee’s need for certainty with the interests of our shareholders.
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Our Amended and Restated Equity Incentive Plan, which is no longer used for new grants, provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change-in-control, as defined in such plan.

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Under our Amended and Restated 2015 Omnibus Incentive Plan, if the surviving or acquiring company in a change-in-control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change-in-control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change-in-control. The inducement awards issued outside our equity plans provide for the same change-in-control benefits.

Compensation Policies and Practices as They Relate to Risk Management
Our Compensation Committee conducts an annual risk assessment of its compensation policies and practices for all employees, including our named executive officers. As noted above in “Compensation Discussion and Analysis,” the committee reviewed our company’s risk assessment process and results and determined that our compensation programs are unlikely to create a material adverse effect on Patterson.
CEO Pay Ratio
Congress has enacted requirements commonly referred to as “pay ratio” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules and Item 402(u) of Regulation S-K, we have calculated:
■	The estimated median of the annual total compensation of all employees, except our President and Chief Executive Officer (our “non-CEO median employee”);
■	The annual total compensation of our President and Chief Executive Officer (our “CEO”); and
■	The estimated ratio of the annual total compensation of our CEO to the annual total compensation of our non-CEO median employee.
In fiscal 2021, to identify our non-CEO median employee, we used a commonly accepted compensation measure, “total cash compensation,” calculated including annual base pay plus all commissions and bonuses paid during the fiscal year. We used April 23, 2021, the last business day of fiscal 2021, as our determination day, and included all 7,673 full-time, part-time, seasonal, and temporary employees then working for Patterson Companies, Inc. globally, other than our CEO. We annualized pay for those who commenced work during the fiscal year. For fiscal 2021, using the identified non-CEO median employee, we calculated annual total compensation for both our CEO and our non-CEO median employee, using the same definition for total compensation set forth in this proxy statement’s Summary Compensation Table plus the value of benefits and employer retirement contributions not reported therein. These benefits include company contributions to the medical, dental and basic life insurance plans and ESOP. Our non-CEO median employee’s annual total compensation for fiscal 2021 under this definition was $71,559.
Mr. Walchirk’s total compensation for fiscal 2021 was $4,786,668, which included a base salary of $802,658, equity grants with a total grant date fair value of $2,181,598, non-equity incentive plan compensation of $1,663,200, and all other compensation, including the value of benefits, totaling $139,212.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our non-CEO median employee was 67:1.
Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated pay ratio reported above should not be used as a basis for comparison between companies.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Audit Committee, which is responsible for reviewing any proposed transaction with a related person, has adopted a written policy and procedures for the review, approval and ratification of any related person transaction requiring disclosure under Item 404(a) of Regulation S-K. This policy states that such committee is responsible for reviewing and approving or disapproving all related person transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing. There were no transactions requiring disclosure under Item 404(a) of Regulation S-K during fiscal 2021. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be reviewed and approved or disapproved by our Audit Committee pursuant to the foregoing policy.

PROPOSAL NO. 2
AMENDMENT TO AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN
Proposed Amendment to the Plan
Subject to shareholder approval, our Board of Directors has approved an amendment to the Patterson Companies, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Omnibus Plan”), effective July 28, 2021, which would increase the number of shares reserved for issuance by 8,000,000, increasing the authorized pool thereunder from 11,500,000 to 19,500,000, subject to adjustment as provided therein.
We also have made further administrative changes to plan provisions that were designed for compliance with the exception from the deduction limit for performance-based compensation under Section 162(m) of the Code, which exception was repealed by the Tax Cuts and Jobs Act. We have not been in a position to issue performance-based compensation under Section 162(m) since the date of such repeal; however, the amendment would retain “per participant” annual award limits – independent of Section 162(m) – and increase each such equity award limit from 100,000 to 500,000 shares.
We also removed certain discretionary authority to accelerate vesting previously held by the committee administering the Omnibus Plan, instead relying on the provisions governing accelerated vesting upon a change in control that are set forth in the Omnibus Plan.
The Omnibus Plan has been an important factor in attracting, rewarding and retaining valuable employees, and we believe that amending the Omnibus Plan to facilitate its continued use will allow us to further advance such purpose. The Omnibus Plan is our only plan for providing equity incentive compensation to our employees and non-employee directors and is intended to promote the best interests of our company and our shareholders by assisting us in recruiting and retaining key employees, members of the Board and consultants, and encouraging such individuals to align their interests with those of our company and its shareholders by enabling such individuals to participate in the future success of our company.
The Board believes that approval of the amendment will serve the interests of our company and our shareholders by providing for a sufficient amount of shares reserved for issuance under the Omnibus Plan for several years, so that we can continue to grant awards to promote our long-term financial success; attract, motivate, and retain key talent; align employee and non-employee award recipient interests with shareholder interests; link employee and non-employee award recipient interests to our performance, and maintain a culture based on employee and non-employee director share ownership.
If the shareholders approve this proposal, the amended and restated plan will become effective as of the date of shareholder approval. If shareholders do not approve this proposal, the amendment and restatement of the Omnibus Plan described in this proposal will not take effect and our Omnibus Plan will continue to be administered in its current form. Furthermore, if shareholders do not approve this proposal, our ability to attract, reward and retain valuable employees will be restricted as we will not have a sufficient number of shares to make equity grants in the years to come.
The remainder of this discussion, when referring to the Omnibus Plan, refers to the amended and restated Omnibus Plan as if this proposal is approved by our shareholders, unless otherwise specified or the context otherwise references the Omnibus Plan prior to the amendment and restatement.
Our Board of Directors recommends that you vote FOR approval of this proposal.

Shares Outstanding and Available for Grant and Historical Burn Rate Under Equity-Based Long-Term Incentive Plans
The table below shows, as of July 16, 2021, the shares reserved for issuance of outstanding awards and shares available for future grant under each of our long-term incentive plans in which our employees and non-employee directors are eligible to receive, or currently have outstanding, grants of equity compensation. We determined to present this information as of July 16, 2021 as a means of including the broad-based equity awards made on July 1, 2021. The table also shows the number of shares that will be available for future grants under each of our equity-based long-term incentive plans following approval of the amendment to the Omnibus Plan by our shareholders.
	Current		After Approval of Amendment to Omnibus Plan
Name	Shares Reserved for Issuance of Outstanding Awards (a)	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
2015 Omnibus Incentive Plan	4,353,667	1,734,733(b)	4,353,667	9,734,733
Amended and Restated Equity Incentive Plan (c)	354,815	-	354,815	-
Non-Shareholder Approved Awards (d)	99,250	-	99,250	-
Total	4,807,732	1,734,733	4,807,732	9,734,733
(a)	See below table for shares reserved for issuance of outstanding awards at July 16, 2021.
(b)	Computed based on the Omnibus Plan’s share counting provisions.
(c)	Following the 2015 approval of the Omnibus Plan, no new awards have been or may be made under the Amended and Restated Equity Incentive Plan.
(d)	Represents Donald J. Zurbay inducement award.
Shares reserved for issuance of outstanding awards as of July 16, 2021 consist of the following:
	Outstanding Awards
Name	Options/SARs	Full Value Awards	Weighted Average Exercise Price of Options/SARS	Weighted Average Term to Expiration
2015 Omnibus Incentive Plan	2,494,404	1,859,263(a)	$25.25	8.06 years
Amended and Restated Equity Incentive Plan	353,399	1,416	$53.64	3.79 years
Non-Shareholder Approved Awards	99,250	-	$22.67	6.99 years
Total	2,947,053	1,860,679	$28.57	7.51 years
(a)
Includes 142,696 performance units granted in July 2019 which achieved a 142.5% payout based on performance and which remain subject to cliff vesting on July 1, 2022, 145,631 performance units granted in July 2020 the vesting of which will be determined based on performance for fiscal years 2021-2023, subject to cliff vesting on July 14, 2023, and 144,783 performance units granted in July 2021 the vesting of which will be determined based on performance for fiscal years 2022-2024, subject to cliff vesting on July 1, 2024.
As shown in the table below, our three-year average “burn rate” for fiscal 2019 through 2021 was 1.68%. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our basic weighted average common shares outstanding for that year. We believe that our historical burn rate is reasonable for a company of our size in our industry.
Burn Rate Table (share counts in thousands)
	Fiscal 2021	Fiscal 2020	Fiscal 2019
Stock Options Granted	540	1,318	621
Restricted Share Awards Granted	33	43	37
Restricted Stock Units Granted	513	507	773
Performance Units Earned	0	215	124
Total	1,086	2,083	1,555
Weighted Average Common Shares Outstanding	95,599	94,154	92,755
Burn Rate	1.14%	2.21%	1.68%
3-Year Average Burn Rate	1.68%
Sound Governance Features of the Plan
As disclosed in our 2015 proxy statement pursuant to which our shareholders originally approved the Omnibus Plan, our directors believe that the Omnibus Plan contains several features that are consistent with protecting the interests of our company’s shareholders and sound corporate governance practices, including the following:
■	No “evergreen” provision. The number of shares of common stock available for issuance under the Omnibus Plan is fixed and does not adjust based upon the number of outstanding shares of common stock.
■
Not excessively dilutive to shareholders. Subject to adjustment, the maximum number of shares of common stock authorized for issuance under the Omnibus Plan, if the proposed plan amendment is approved by our shareholders, will be 19,500,000.

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Accounting for full value awards. The total number of shares of common stock available for issuance under the Omnibus Plan is reduced by 2.0 shares for each share issued pursuant to a “full value” award or potentially issuable pursuant to a “full value” award, which are awards other than stock options or stock appreciation rights (“SARs”) that are settled by the issuance of shares of common stock.

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No “recycling” of shares from exercised stock options or SARs. Shares withheld to satisfy tax-withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered because of a “net exercise” of a stock option or settlement of a SAR in shares of common stock do not become available for issuance as future award grants.

■	No stock option or SAR reloads. The Omnibus Plan does not authorize stock option or SAR reloads.

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Stock option exercise prices and SAR grant prices are not lower than fair market value on grant date. The Omnibus Plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of common stock on the grant date. The Omnibus Plan does allow for the subsequent adjustment of the exercise prices of outstanding awards in connection with certain corporate transactions, such as a recapitalization or stock split, as may be necessary in order to prevent dilution or enlargement of the rights of participants.

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No re-pricing or exchange of “underwater” options or SARs without shareholder approval. The Omnibus Plan prohibits the re-pricing of outstanding stock options or SARs without shareholder approval, except in connection with certain corporate transactions, such as a recapitalization or stock split, as may be necessary in order to prevent dilution or enlargement of the rights of participants. The Omnibus Plan defines “re-pricing” broadly to include amendments or modifications to the terms of outstanding stock options or SARs to lower the exercise or grant price, canceling “underwater” stock options or SARs in exchange for cash, replacement awards having a lower exercise price or other awards, or repurchasing “underwater” stock options or SARs and granting new awards.

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Stock options, SARs and unvested performance awards are not entitled to dividend equivalent rights. Stock option, SAR and unvested performance award holders have no rights as shareholders with respect to the shares underlying their awards until such awards are exercised or vested and shares are issued. As a result, stock options, SARs and unvested performance awards under the Omnibus Plan have no dividend equivalent rights associated with them.

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Dividend equivalent rights on restricted stock units are subject to the same restrictions as the restricted stock units. Unless the compensation committee determines otherwise, restricted stock units granted under the Omnibus Plan carry a right to dividend equivalents. In all cases, dividend equivalents on restricted stock units are subject to the same conditions and restrictions as the restricted stock unit to which they relate.

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Shareholder approval is required for material revisions to the plan. Consistent with NASDAQ listing rules, the Omnibus Plan requires shareholder approval of material revisions to the plan, including the proposed plan amendment. The Omnibus Plan also requires shareholder approval of certain additional revisions to the plan that would not otherwise require shareholder approval under NASDAQ listing rules.

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Members of the committee administering the plan are non-employee, independent directors. The Omnibus Plan is administered by the compensation committee, or by a subcommittee thereof, or any other committee designated by the board in accordance with the Omnibus Plan. All members of any committee administering the Omnibus Plan are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the NASDAQ listing rules.

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“Clawback” provisions. The Omnibus Plan contains “clawback” provisions. If the committee determines that a participant has taken any action that would constitute “cause” or an “adverse action,” as the Omnibus Plan defines such terms, while providing services to the company, or after termination of such services, all rights of the participant under the Omnibus Plan and any agreements evidencing an incentive award the participant then holds will terminate and be forfeited. In addition, the committee may require the participant to return to the company any shares received, any profits or any other economic value realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards. In addition, the Omnibus Plan incorporates the Sarbanes-Oxley Act of 2002 automatic forfeiture standard for certain participants in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement. In addition, all awards under the Omnibus Plan are subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the committee and set forth in the applicable award agreement.

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“Double-Trigger” vesting following change in control. If the surviving or acquiring company in a change in control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, the Omnibus Plan provides for accelerated vesting of incentive awards following a change in control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change in control. By using a so-called “double trigger” change in control, and thereby tying accelerated vesting to a change in control and a subsequent event, rather than the mere consummation of a change in control transaction, we believe we are better able to balance the employee’s need for certainty with the interests of our shareholders.
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Minimum vesting and performance period requirements. No shares of common stock may be granted under the Omnibus Plan subject to: (a) SARs, restricted stock awards or restricted stock units granted to employees that vest solely based on continued service of the employees and that become exercisable more rapidly than ratably over a three-year period after the date of grant, except in connection with the death, disability or retirement of an employee or a change in control; (b) performance awards granted to employees with a performance period of less than one year; or (c) automatic grants awarded to non-employee directors with a vesting period of less than one year, subject to adjustment for such directors whose terms expire within 29 days of what would otherwise be the vesting date of the award, except in connection with the death or disability of a non-employee director or a change in control.

Because equity-based incentives are intended to help align the interests of management and shareholders and enhance long-term value, which may be undermined if award recipients may immediately dispose of all or most of the shares received, we combine these sound governance features with share ownership guidelines that require our chief executive officer, his direct reports and our non-employee directors to own shares of a value equal to a multiple of their annual base pay, or annual cash retainer, as applicable.
Description of the Plan
The following summary of the major features of our Omnibus Plan does not purport to be complete and is qualified in its entirety by the full text of the Omnibus Plan, which, as amended and restated to include the amendment being proposed to shareholders, is attached to this proxy statement as Annex B.
Purpose. The Omnibus Plan advances the interests of the company and shareholders by enabling our company and its subsidiaries to attract and retain qualified individuals to perform services, providing incentive compensation for such individuals in a form that is linked to the growth and profitability of the company and increases in shareholder value, and providing opportunities for equity participation that align the interests of recipients with those of company shareholders.
Plan Administration. The compensation committee administers the Omnibus Plan. All members of the committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the NASDAQ listing rules.
Under the terms of the Omnibus Plan, subject to certain limitations, the committee has authority to, among other things:
■	Select eligible participants to whom awards are granted;
■	Determine the types and amounts of awards to be granted and when;
■	Determine the provisions of such awards, including the applicable performance measures, if any, and the duration, restrictions and conditions of such incentive awards;
■	Subject to shareholder approval requirements for some amendments, determine whether and under what circumstances and terms to amend the Omnibus Plan or any outstanding incentive award agreement;
■	Interpret the Omnibus Plan and any instrument evidencing an incentive award under the Omnibus Plan and establish rules and regulations pertaining to its administration;
■	Determine fair market value in accordance with the Omnibus Plan;

■	Adopt subplans and adopt special provisions applicable to incentive awards regulated by the laws of jurisdictions other than the United States;
■	Authorize any person to execute on behalf of the company an incentive award agreement or other instrument required to effect a grant;
■	Determine whether incentive awards will be settled in shares of common stock, cash or in any combination thereof;
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Determine whether an incentive award will be adjusted for dividend equivalents, provided, however, that no dividends or dividend equivalents will be paid out with respect to options, SARs and unvested performance awards;

■	Impose restrictions, conditions or limitations on resales and subsequent transfers; and
■	Make any other determination and take any other action that the committee deems necessary or desirable for administration of the Omnibus Plan.
Delegation. The committee may delegate to one or more of its members or to one or more officers of the company such administrative duties or powers, as it may deem advisable. The committee may authorize one or more directors or executive officers of the company to designate employees, other than executive officers, directors, or 10% shareholders of the company, to receive awards under the Omnibus Plan and determine the size of any such awards, subject to certain limitations.
No Re-pricing or Exchange. The committee may not, except as described below under the heading “Adjustments,” without prior approval of our shareholders, seek to effect any re-pricing of any previously granted, “underwater” option or SAR by: (1) amending or modifying the terms of the option or SAR to lower the exercise price; (2) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price; or (C) other incentive awards; or (3) repurchasing the underwater options or SARs and granting new incentive awards under the Omnibus Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of the common stock is less than the exercise price of the option or SAR.
Shares Authorized. Subject to adjustment (as described below), the maximum number of shares of common stock authorized for issuance under the Omnibus Plan is 19,500,000 shares. No more than 19,500,000 shares may be granted as incentive stock options and the total number of shares of common stock available for issuance under the Omnibus Plan will be reduced by 2.0 shares for each share issued pursuant to a “full value” award or potentially issuable pursuant to a “full value” award.
Shares of common stock that are issued under the Omnibus Plan or that are subject to outstanding incentive awards are applied to reduce the maximum number of shares of common stock remaining available for issuance under the Omnibus Plan only to the extent they are actually used. However, the full number of shares of common stock subject to SARs granted under the Omnibus Plan that are settled by the issuance of shares of common stock are counted against the shares authorized for issuance under the Omnibus Plan, regardless of the number of shares actually issued upon settlement of such SARs. Furthermore, any shares of common stock withheld to satisfy tax withholding obligations on incentive awards issued under the Omnibus Plan, any shares of common stock withheld to pay the exercise price of incentive awards under the Omnibus Plan and any shares of common stock not issued or delivered as a result of the “net exercise” of an outstanding option are counted against the shares of common stock authorized for issuance under the Omnibus Plan. Any shares of common stock repurchased by the company on the open market using the proceeds from the exercise of an incentive award do not increase the number of shares available for future grant of incentive awards. Any shares of common stock related to incentive awards under the Omnibus Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, or are settled in cash in lieu of shares, or are exchanged with the committee’s permission, prior to the issuance of shares, for incentive awards not involving shares, are available again for grant under the Omnibus Plan (with such increase in connection with full value awards based on the ratio of 2.0 shares for each terminated share).

Annual Award Limits. The annual limits listed below apply to grants of incentive awards. These limits are per “participant,” per “year,” as the Omnibus Plan defines such terms.
■	500,000 shares subject to stock options and SARs;
■	500,000 shares subject to restricted stock awards and restricted stock units;
■	$5,000,000 or 500,000 shares of common stock in performance awards;
■	$5,000,000 in annual performance cash awards;
■	$5,000,000 in other cash-based awards; and
■	500,000 shares granted under other stock-based awards.
Minimum vesting and performance period requirements. No shares of common stock may be granted under the Omnibus Plan subject to: (a) SARs, restricted stock awards or restricted stock units granted to employees that vest solely based on continued service of the employees and that become exercisable more rapidly than ratably over a three-year period after the date of grant, except in connection with the death, disability or retirement of an employee or a change in control; (b) performance awards granted to employees with a performance period of less than one year; or (c) automatic grants awarded to non-employee directors with a vesting period of less than one year, subject to adjustment for such directors whose terms expire within 29 days of what would otherwise be the vesting date of the award, except in connection with the death or disability of a non-employee director or a change in control.
Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of the company, the committee will make the appropriate adjustment. These adjustments may be to the number and kind of securities and property that may be available for issuance under the Omnibus Plan. In order to prevent dilution or enlargement of the rights of participants, the committee may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.
Participation. Incentive awards may be granted to employees, non-employee directors and consultants of the company or any of its subsidiaries. A “consultant” is one who renders services that are not in connection with the offer and sale of company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for company securities. As of July 16, 2021, approximately 242 employees and 7 non-employee directors were eligible to participate in the Omnibus Plan.
Types of Awards. The Omnibus Plan permits the company to grant non-statutory and incentive stock options, SARs, restricted stock awards, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.
Non-Statutory and Incentive Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Omnibus Plan permits the grant of both non-statutory and incentive stock options. Each stock option granted under the Omnibus Plan must be evidenced by an incentive award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. Other than the non-employee director options described below, each stock option will vest and become exercisable at such time or times as determined by the committee. The exercise price of each stock option granted under the Omnibus Plan must be at least 100% of the fair market value of a share of common stock as of the date the award is granted to a participant. Fair market value is the closing price of common stock, as reported by NASDAQ. The closing price of Patterson common stock, as reported by NASDAQ, on July 16, 2021, was $30.03 per share. The committee fixes the terms and conditions of each stock option, subject to certain restrictions. The committee fixes the term of each stock option, but stock options granted under the Omnibus Plan are not exercisable more than 10 years after the date the stock option is granted. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in cash or its equivalent. In the discretion of the committee, payment may also be made by the delivery of common stock already owned by the participant prior to such delivery or to be issued upon the exercise of the option being exercised, by broker-assisted cashless exercise, by “net exercise,” or by a combination of such methods; or such other method as may be permitted by the committee. In the case of a “net exercise” of a stock option, the company does not require payment of the exercise price or any required tax withholding obligations related to the exercise, but reduces the number of shares issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares underlying the stock option and any required tax withholding obligations.
Stock Appreciation Rights (SARs). A SAR is a right granted to receive payment of cash, stock or a combination of both, equal to the difference between the fair market value of shares of common stock and the grant price of such shares. Each SAR granted must be evidenced by an incentive award agreement that specifies the grant price, the term, and such other provisions as the committee may determine. The exercise price of a SAR must be at least 100% of the fair market value of the company’s common stock on the date of grant. The committee fixes the term of each SAR, but SARs granted under the Omnibus Plan are not exercisable more than 10 years after the date the SAR is granted. Each SAR granted under the Omnibus Plan will vest and become exercisable at such time or times as determined by the committee.
Restricted Stock Awards and Restricted Stock Units. Restricted stock awards and/or restricted stock units may be granted under the Omnibus Plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. Restricted stock units are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. The committee determines, and sets forth in an incentive award agreement, the period of restriction, the number of shares of restricted stock awards or the number of restricted stock units granted, and other such conditions or restrictions. Participants holding shares of restricted stock awards may be granted voting rights with respect to their shares, but participants holding restricted stock units do not have voting rights with respect to their restricted stock units. After all conditions and restrictions applicable to restricted stock awards and/or restricted stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock awards become freely transferable subject to applicable securities laws (except as otherwise provided in the Omnibus Plan) and restricted stock units are paid in cash, shares of common stock, or some combination of cash and shares of common stock as determined by the committee. The committee may provide that restricted stock award is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the Code.
Performance Awards. Performance awards, in the form of cash, shares of common stock or a combination of both, may be granted under the Omnibus Plan in such amounts and upon such terms as the committee may determine. The committee determines, and sets forth in an incentive award agreement, the amount of cash and/or number of shares, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares earned by the participant.
Annual Performance Cash Awards. Annual performance cash awards may be granted under the Omnibus Plan in such amounts and upon such terms as the committee may determine, based on the achievement of specified performance goals for annual periods or other time periods as determined by the committee. The committee determines the target amount that may be paid with respect to an annual performance award, which is based on a percentage of a participant’s actual annual base compensation at the time of grant, up to 150% for any participant. The committee may establish a maximum potential payout amount with respect to an annual performance award of up to 175% of the target payout in the event performance goals are exceeded by an amount established by the committee at the time performance goals are established. The committee may establish measurements for prorating the amount of payouts for achievement of performance goals at less than or greater than the target payout but less than the maximum payout. The committee has the discretion to reduce up to 100% the amount that would otherwise be paid under the payout formula to a participant based on the committee’s evaluation of the participant’s achievement of individual performance goals.
Non-Employee Director Awards. The committee at any time and from time to time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options, SARs or full value awards. The committee may also at any time and from time to time grant on a discretionary basis to non-employee directors non-statutory stock options, SARs or full value awards. In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the committee may establish in its sole discretion consistent with the provisions of the Omnibus Plan.
The Omnibus Plan permits non-employee directors to elect to receive shares of common stock in lieu of their director fees otherwise payable in cash. The election to receive common stock in lieu of cash must be made in the calendar quarter preceding the date any such fees are payable. The number of shares to be issued is determined by dividing the dollar amount of reserved fees by the fair market value of the common stock on the date such fees would otherwise have been payable.
Awards made to non-employee directors under the Omnibus Plan provide for a vesting period of at least one year, except in connection with the death or disability of the director, or in the case of a director whose term expires within 29 days of what would otherwise be the natural vesting date of an award.
Any awards granted to non-employee directors under the Omnibus Plan must be made by a committee consisting solely of directors who are “independent directors” within the meaning of the NASDAQ listing rules.
Other Cash-Based Awards and Other Stock-Based Awards. Cash-based awards that are not annual performance cash awards may be granted to participants in such amounts and upon such terms as the committee may determine. These other cash-based awards are paid in cash only. Other stock-based awards (including the grant or offer for sale of unrestricted shares of common stock or the payment in cash or otherwise of amounts based on the value of shares of common stock) may be granted in such amounts and subject to such terms and conditions (including performance goals) as determined by the committee. These other stock-based awards are expressed in terms of shares of common stock or units based on shares of common stock, as determined by the committee. Other stock-based award are paid in cash or shares of common stock, as determined by the committee.
Performance Measures. If the committee intends to grant awards under the Omnibus Plan subject to performance measures, it will select performance goals based on the achievement of specified levels of one, or any combination, of the following performance measure elements:
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Sales and revenue measure elements, including gross revenue or sales, sales allowances, net revenue or net sales, invoiced revenue or sales, collected revenue or sales, revenues from new products, and bad debts;

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Expense measurement elements, including direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, and total expenses;

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Profitability and productivity measure elements, including gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), net operating income after taxes (NOPAT), net income, net cash flow, and net cash flow from operations;

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Asset utilization and effectiveness measure elements, including cash, excess cash, accounts receivable, inventory (WIP and/or finished goods), current assets, working capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, and manufacturing overhead variance;

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Debt and equity measure elements, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, and total equity;

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Shareholder and return measure elements, including earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, debt coverage ratios, return on assets, return on equity, return on invested capital, and economic profit (for example, economic value added);

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Customer and market measure elements, including dealer/channel size/scope, dealer/channel performance/effectiveness, order fill rate, customer satisfaction, customer service/care, brand awareness and perception, market share, warranty rates, product quality, and channel inventory; and

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Organizational and employee measure elements, including headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, and employee diversity.

Any of the above performance measure elements can be used in an algebraic formula (e.g., averaged over a period), combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations based on the performance measure elements to create a performance measure. Any of the performance measures specified in the Omnibus Plan may be used to measure the performance of the company or any subsidiary, as a whole, or any division or business unit, product or product group, region or territory, or any combination thereof, as the committee deems appropriate. Performance measures may be compared to the performance of a group of comparator companies or a published or special index that the committee deems appropriate or, with respect to share price, various stock market indices. The committee also may provide for accelerated vesting of any incentive award based on the achievement of performance goals.
The committee may provide in any such incentive award that includes performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: items related to a change in accounting principles; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the company during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; foreign exchange gains and losses; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
The committee may amend or modify the vesting criteria (including any performance goals, performance measures or performance periods) of any outstanding awards based in whole or in part on the financial performance of the company (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting the company or its financial statements or of changes in applicable laws, regulations or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Omnibus Plan.
The committee may adjust the amount payable pursuant to an incentive award under the Omnibus Plan. In the event that applicable tax or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the committee will have sole discretion to make such changes without obtaining shareholder approval.
Dividend Equivalents. With the exception of stock options, SARs and unvested performance awards, awards under the Omnibus Plan may, in the committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of the company’s common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of the company’s common stock by such formula and at such time and subject to such limitations as determined by the committee.

Termination of Service – Death or Disability. Except as otherwise provided in the Omnibus Plan or an incentive award agreement, in the event a participant’s employment or other service with the company or any of its subsidiaries is terminated by reason of death or disability, then:
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All outstanding stock options (including non-employee director options) and SARs held by the participant will become immediately exercisable and will remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expires;

■	All outstanding shares of restricted stock held by the participant will become fully vested;
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All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any incentive awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the company or any subsidiary is terminated by death or disability prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years; and

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If the effective date of such termination is before the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such termination is on or after the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.

Termination of Service – Retirement. Except as otherwise provided in the Omnibus Plan or an incentive award agreement, in the event a participant’s employment or other service with the company or any of its subsidiaries is terminated by reason of retirement (except with respect to non-employee directors), then:
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All outstanding stock options (except non-employee director options) and SARs held by the participant will be unaffected by retirement, including vesting, exercisability and expiration requirements, except that any requirement to remain in continuous employment or service with the company shall be disregarded. Such options and SARs will not be exercisable later than the date the stock options or SARs expires;

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All outstanding restricted stock awards held by the participant will be unaffected by retirement, including vesting requirements, except that any requirement to remain in continuous employment or service with the company shall be disregarded;

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All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will be unaffected by such retirement, including vesting requirements, except that any requirement to remain in continuous employment or service with the company shall be disregarded. However, with respect to any incentive awards the vesting or payment amount of which is based on the achievement of performance goals, if a participant’s employment or other service with the company or any subsidiary, as the case may be, is terminated by reason of retirement prior to the end of the performance period of such incentive award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee shall cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered or payment amount determined for partial fiscal years; and

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If the effective date of such retirement is before the end of the performance period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such retirement is on or after the end of the performance period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.
Termination of Service – Other. Except as otherwise provided in the Omnibus Plan or an incentive award agreement, if a plan participant’s employment or other service with the company or any of its subsidiaries is terminated for any reason other than death, disability or retirement, then:
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All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of termination, but those that are not exercisable will terminate and be forfeited;

■	All stock options, SARs and outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;
■	All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited; and
■	All outstanding annual performance cash awards held by a participant will terminate and be forfeited.
It is important to note that the foregoing terms are the standards that apply to awards to the extent that the award agreement does not provide for different terms. The committee may, in its sole discretion, and consistent with other terms of the Omnibus Plan, provide for different termination, forfeiture, vesting and exercisability provisions, whether more or less restrictive than the foregoing standard terms, in any agreement evidencing an incentive award granted under the Omnibus Plan.
Modification of Rights upon Termination. Upon a participant’s termination of employment or other service with the company or any subsidiary, the committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the committee; provided, however, that (a) no stock option or SAR may remain exercisable beyond its expiration date; (b) the committee taking any such action relating to non-employee director awards will consist solely of “independent directors” as defined by NASDAQ; and (c) any such action by the committee adversely affecting any outstanding incentive award will not be effective without the consent of the affected participant, except to the extent the committee is authorized by the Omnibus Plan to take such action.
Determination of Termination. The change in a participant’s status from an employee to a consultant will be deemed a termination unless the committee determines otherwise, in its sole discretion. The change in a participant’s status from a consultant to an employee will not be deemed a termination of the participant’s service as a consultant. Unless the committee determines otherwise, a participant’s termination date will be deemed to be the date recorded on personnel or other records of the company or any subsidiary. If the payment of an incentive award that is subject to Section 409A of the Code is triggered by termination of a participant’s employment or other service, the termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.
Forfeiture and Recoupment. If a participant is determined by the committee to have taken any action while providing services to the company or after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the Omnibus Plan, all rights of the participant under the Omnibus Plan and any agreements evidencing an incentive award then held by the participant will terminate and be forfeited. The committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any incentive awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to the company, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. The company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the committee to determine whether “cause” or “adverse action” exists. The company is entitled to withhold and deduct future wages to collect any amount due. In addition, if the company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the company for the amount of any award received by such individual under the Omnibus Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, all awards under the Omnibus Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the committee and set forth in the applicable award agreement.
Change in Control and Acceleration of Vesting. Generally, a change in control will mean:
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If any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the company representing 50% or more of the combined voting power of the company’s then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns 50% or more of the voting power prior to such acquisition of additional securities shall not be a Change in Control;

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During any twelve-month period, individuals who at the beginning of such period constitute the board and any new directors whose election by the board or nomination for election by the company’s shareholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof;

■
The shareholders of the company approve a merger or consolidation of the company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the company is not affected and following which the company’s chief executive officer and directors retain their positions with the company (and constitute at least a majority of the board) and such merger or consolidation is consummated; or

■	The shareholders of the company approve an agreement for the sale or disposition by the company of all or substantially all the company’s assets and such sale or disposition is consummated.
Without limiting the authority of the committee to adjust incentive awards as discussed under the headings “Plan Administration” and “Adjustments,” if a change in control of the company occurs and the company is not the surviving corporation and the acquiring corporation does not assume the outstanding incentive awards or substitute equivalent awards, then:
■
All outstanding stock options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock options or SARs have been granted remains in employment or service with the company or any subsidiary;

■	All restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and

■	All incentive awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at target and will become immediately payable.
However, no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the Code. The treatment of any other incentive awards in the event of a change in control will be as determined by the committee in connection with the grant thereof, as reflected in the applicable incentive award agreement.
If the company is the surviving corporation following a change in control, or the acquiror assumes the outstanding incentive awards or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates for such incentive awards, then all incentive awards under the Omnibus Plan or the substitute awards will remain outstanding and be governed by their respective terms and the provisions of the Omnibus Plan or its successor.
If a participant’s employment or other service with the company is terminated without “cause” or “adverse action” or by the participant for “good reason” (as such terms are defined in the Omnibus Plan), in either case within two years following a change in control, then:
■
All outstanding options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in employment or service with the company;

■	All restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and
■	All incentive awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at target and will become immediately payable.
However, no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the termination of the participant’s employment or service following a change in control unless such termination also constitutes a “separation from service” and unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the Code. The treatment of any other incentive awards in the event of a participant’s termination of employment or service following a change in control will be as determined by the committee in connection with the grant thereof, as reflected in the applicable award agreement.
Term, Termination and Amendment. Unless sooner terminated by the Board of Directors, the Omnibus Plan will terminate on September 21, 2025. No incentive award will be granted after termination of the Omnibus Plan, but incentive awards outstanding upon termination of the Omnibus Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Omnibus Plan.
Subject to certain exceptions, the Board of Directors has the authority to terminate and the committee has the authority to amend the Omnibus Plan or any outstanding award agreement at any time and from time to time. No amendments to the Omnibus Plan will be effective without shareholder approval if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which the common stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where incentive awards are, or will be, granted under the Omnibus Plan; or (b) such amendment would: (1) modify the Omnibus Plan’s prohibition on repricing options or SARs; (2) materially increase benefits accruing to participants; (3) increase the aggregate number of shares of common stock issued or issuable under the Omnibus Plan; (4) increase any limitation set forth in the Omnibus Plan on the number of shares of common stock which may be issued or the aggregate value of incentive awards which may be made to any single participant during a specified period; (5) modify the eligibility requirements for participants in the Omnibus Plan; or (6) reduce the minimum exercise price applicable to options and SARS. No termination or amendment of the Omnibus Plan or an incentive award agreement shall adversely affect in any material way any award previously granted under the Omnibus Plan without the written consent of the participant holding such award.
No Waiver, Lapse or Acceleration of Exercisability or Vesting. The committee does not have the authority to waive, lapse or accelerate the exercisability or vesting of any award held by an employee, except (a) in connection with the death, disability or retirement of the participant or a change in control, (b) upon the achievement of performance goals as specified in the Omnibus Plan or (c) to the extent that the aggregate number of shares of common stock covered by all such waived, lapsed or accelerated awards do not exceed 5% of the total number of shares authorized for awards under the Omnibus Plan.
New Plan Benefits
Amended and Restated 2015 Omnibus Incentive Plan
Name and Position	Dollar Value(s)	Number of Shares
Mark S. Walchirk President and Chief Executive Officer of Patterson Companies, Inc.	(a)	(a)
Donald J. Zurbay Chief Financial Officer and Treasurer of Patterson Companies, Inc.	(a)	(a)
Eric R. Shirley Former President of Patterson Dental	(a)	(a)
Les B. Korsh Vice President, General Counsel and Secretary of Patterson Companies, Inc.	(a)	(a)
Kevin M. Pohlman President of Patterson Animal Health	(a)	(a)
Executive Group	(a)	(a)
Non-Executive Director Group	$1,015,000	(b)
Non-Executive Officer Employee Group	(a)	(a)
(a)
Awards granted under the Omnibus Plan to our executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on shareholder approval of this proposal. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the Omnibus Plan.

(b)
Pursuant to our non-employee director compensation policy, each of our then current non-employee directors will receive an annual equity grant with a fair market value as of the date of grant of $145,000, comprised of restricted stock under the Omnibus Plan. The number of shares subject to such awards granted under the Omnibus Plan is determined on the basis of the fair market value of our common stock on the date of grant and, therefore, is not determinable at this time.

Federal Income Tax Information
The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and the company of transactions under the Omnibus Plan. This summary is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the Omnibus Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Omnibus Plan.
Incentive Stock Options. With respect to incentive stock options, generally, the stock option holder is not taxed, and the company is not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the stock option holder meets the employment requirements and does not dispose of the shares of common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss recognized on sale of the shares will be treated as long-term capital gain or loss. If the shares of common stock are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the company’s common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, the company will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder.
Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of the company’s common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and the company will be entitled to a deduction in an equal amount in the same tax year. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.
SARs. The grant of a SAR will not cause the participant to recognize ordinary income or entitle the company to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and the company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant.
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, restricted stock units, performance shares and performance units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the award granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the award on such date over the participant’s cost for such award (if any), and the same amount is deductible by the company. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and the company’s deduction will be measured and timed as of the grant date of the award. If the award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the award at the time of grant over the participant’s cost, if any, and the same amount is deductible by the company. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by the company.

Annual Performance Cash Awards and Other Cash-Based Awards. Annual performance cash awards and other cash-based awards are taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and the company receives a corresponding deduction in an amount equal to the ordinary income recognized by the participant.
Withholding Obligations. The company is entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for the company to satisfy the recipient’s federal, state or local tax withholding obligations with respect to incentive awards granted under the Omnibus Plan. Withholding for taxes is limited to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the company. The committee may permit a participant to satisfy a tax obligation by withholding shares of common stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.
Code Section 409A. Grants under the Omnibus Plan are intended to comply and be administered in compliance with Section 409A, including, but not limited to, any future amendments to Section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations issued pursuant to Section 409A so as not to subject any participant to payment of interest or any additional tax under Section 409A. Grants are intended to either satisfy the requirements of Section 409A or to be exempt from the application of Section 409A, and the Omnibus Plan shall be construed and interpreted accordingly.
Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and the company, if, with respect to a participant, the acceleration of the vesting of an incentive award or the payment of cash in exchange for all or part of an incentive award, together with any other payments that such participant has the right to receive from the company, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, the company will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.
Vote Required
The affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. Our Board of Directors recommends that you vote FOR approval of this proposal.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of April 24, 2021 about our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,886,209(2)	$28.52	6,103,377(3)
Equity compensation plans not approved by security holders	99,250(4)	$22.67	-
Total	2,985,459	$28.31	6,103,377
(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding performance unit awards, which have no exercise price.
(2)
Represents (a) 360,926 shares of our common stock to be issued upon exercise of outstanding stock options under the Amended and Restated Equity Incentive Plan, (b) 2,236,956 shares of our common stock to be issued upon exercise of outstanding stock options, and (c) 288,327 performance units granted at target and unvested under the Amended and Restated 2015 Omnibus Incentive Plan.

(3)
Represents (a) 3,831,968 shares of our common stock available for issuance under the Amended and Restated 2015 Omnibus Incentive Plan, which replaced our Amended and Restated Equity Incentive Plan (under which no new awards may be granted), (b) 1,733,729 shares of our common stock available for issuance under the Employee Stock Purchase Plan, (c) 337,753 shares of our common stock available under the Capital Accumulation Plan, which includes 22,887 restricted awards unvested under such plan (under which no new participation is permitted), and (d) 199,927 shares of our common stock available under the 2014 Sharesave Plan.

(4)	Represents shares of our common stock to be issued upon exercise of outstanding stock options granted to Mr. Zurbay as an inducement to his employment.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Introduction
We are committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn enables us to attract, retain and reward executive officers who contribute to our success.
To fulfill this philosophy, our Compensation Committee seeks to provide market-competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time.
We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals of our company and reward them for achieving these goals. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the “Executive Compensation” section of this proxy statement for additional details regarding our executive compensation.
Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules and related Securities and Exchange Commission rules under Section 14A of the Exchange Act, we are asking our shareholders to vote on the adoption of the following resolution:
BE IT RESOLVED by the shareholders of Patterson Companies, Inc. (“Patterson”) that the shareholders approve the compensation of Patterson’s named executive officers as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules.
As an advisory vote, this proposal is non-binding. Although this vote is non-binding, our Board of Directors and Compensation Committee value the opinions of our shareholders, and will, as they did last year, consider the outcome of this vote when establishing future executive compensation for our named executive officers. Our Compensation Committee has implemented an annual advisory vote on our executive compensation program, so it is anticipated that the next advisory vote on executive compensation will occur at our 2022 annual meeting of shareholders.
Vote Required
The affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. Our Board of Directors recommends that you vote FOR approval of this proposal.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed EY as our independent registered public accounting firm for the year ending April 30, 2022. If the shareholders do not ratify the appointment at the meeting, such committee will consider selection of another firm of independent registered public accountants, but reserves the right to uphold the appointment.
Representatives of EY are expected to be present at the virtual annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.
Principal Accountant Fees and Services
EY was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by EY for such fiscal years were as follows:
	Fiscal Year Ended April 24, 2021	Fiscal Year Ended April 25, 2020
Audit Fees	$2,860,009	$2,759,092
Audit-Related Fees	178,000	105,000
Tax Fees	130,503	202,352
All Other Fees	4,020	3,600
Total	$3,172,533	$3,070,044
Audit fees were for professional services rendered for the audits of the consolidated financial statements, statutory audits of subsidiaries, and reviews of Securities and Exchange Commission filings. Audit-related fees were for employee benefit plan audits, audits in connection with proposed transactions, and due diligence assistance on proposed transactions. Tax fees were for assistance with U.S. and international tax compliance, planning, transaction cost analyses and other tax advisory services related to various company initiatives. All other fees were for use of an online research tool proprietary to EY.
Our Audit Committee pre-approved all of the services we received from EY during fiscal 2021. Our Audit Committee also has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Our Board of Directors and Committees – Committee Responsibilities – Our Audit Committee and Its Report.”
The projects and categories of service are as follows:
Audit – These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act.
Audit Related Services – These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.
Tax Services – Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.

Other Services – The committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.
Recommendation
Our Audit Committee and our Board of Directors recommend that you vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending April 30, 2022.

ANNUAL REPORT TO SHAREHOLDERS
The Notice Regarding the Availability of Proxy Materials will contain instructions as to how you can access our annual report to shareholders, including our Annual Report on Form 10-K containing financial statements for the fiscal year ended April 24, 2021, over the Internet. It will also tell you how to request, free of charge, a paper or e-mail copy of our Annual Report on Form 10-K. No part of our annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material.
We will furnish to each person whose proxy is being solicited, upon written request of such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to our furnishing of such exhibit(s). Written requests for copies of such exhibit(s) should be sent to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations. Another means to obtain exhibits is to send a written request via email to investor.relations@pattersoncompanies.com.
HOUSEHOLDING OF PROXY MATERIALS
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials, including the Notice Regarding the Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials, including the Notice Regarding the Availability of Proxy Materials, addressed to those shareholders, unless the affected shareholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A number of brokers with account holders who are Patterson shareholders will be “householding” our proxy materials, including the Notice Regarding the Availability of Proxy Materials. A single Notice Regarding the Availability of Proxy Materials and, if applicable, a single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials and, if applicable, a separate set of proxy materials, please notify your broker or us. Direct your written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations, or send a written request via email to investor.relations@pattersoncompanies.com, or call Investor Relations at (651) 686-1364. Shareholders who currently receive multiple copies of the proxy materials, including the Notice Regarding the Availability of Proxy Materials, at their addresses and would like to request “householding” of their communications should contact their brokers.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2022 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Vice President, General Counsel and Secretary, no later than April 1, 2022. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8 under the Exchange Act, for shareholder proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely for consideration at the 2022 annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received at our executive offices by June 15, 2022. In addition, the proxy solicited by the Board for the 2022 annual meeting of shareholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to June 15, 2022. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, Vice President, General Counsel and Secretary. For information regarding the submission of nominees for inclusion in the proxy materials for the 2022 annual meeting of shareholders, please see “Our Board of Directors and Committees – Committee Responsibilities – Our Governance and Nominating Committee and Its Procedures for Nominations.”
OTHER MATTERS
Our Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.
BY ORDER OF THE BOARD OF DIRECTORS

Mark S. Walchirk
President and Chief Executive Officer
St. Paul, Minnesota
July 30, 2021

ANNEX A
PATTERSON COMPANIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FINANCIAL SUMMARY
	Fiscal year ended
(Dollars in thousands, except per share amounts)	April 24, 2021	April 25, 2020	April 27, 2019
Net sales	$5,912,066	$5,490,011	$5,574,523
Gross profit	1,203,130	1,197,410	1,190,775
Operating income (loss)	210,607	(572,119)	137,716
Net income (loss) attributable to Patterson Companies, Inc.	155,981	(588,446)	83,628
Diluted earnings (loss) per share attributable to Patterson Companies, Inc.	$1.61	$(6.25)	$0.89
Cash and cash equivalents	$143,244	$77,944	$95,646
Working capital	526,263	467,867	728,651
Total assets	2,751,511	2,715,350	3,269,269
Total long-term debt	487,545	587,766	725,341
Stockholders’ equity	964,671	836,444	1,480,507
The following reconciliation of GAAP to non-GAAP measures table is provided to adjust reported GAAP measures, namely operating income (loss), income (loss) before taxes, income tax expense (benefit), net income (loss), net income (loss) attributable to Patterson Companies, Inc. and diluted earnings (loss) per share attributable to Patterson Companies, Inc. for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs, discrete tax matters, investment (gain) loss and goodwill impairment, along with the related tax effects of these items.
Management believes that these non-GAAP measures may provide a helpful representation of the company’s full year performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.
	Fiscal year ended
(Dollars in thousands, except per share amounts)	April 24, 2021	April 25, 2020	April 27, 2019
Net income (loss) attributable to Patterson Companies, Inc. – GAAP	$155,981	$(588,446)	$83,628
Deal amortization	28,210	28,208	29,201
Integration and business restructuring expense	817	11,591	–
Legal reserve costs	–	74,141	20,740
Accelerated debt-related costs	–	7,457	–
Discrete tax matters	–	–	(2,686)
Investment gain	–	(25,983)	–
Goodwill impairment	–	640,627	–
Net income attributable to Patterson Companies, Inc. – non-GAAP	$185,008	$147,595	$130,883
Diluted earnings (loss) per share attributable to Patterson Companies, Inc. – GAAP	$1.61	$(6.25)	$0.89
Deal amortization	0.29	0.30	0.31
Integration and business restructuring expense	0.01	0.12	–
Legal reserve costs	–	0.78	0.22
Accelerated debt-related costs	–	0.08	–
Discrete tax matters	–	–	(0.03)
Investment gain	–	(0.27)	–
Goodwill impairment	–	6.74	–
Diluted earnings per share attributable to Patterson Companies, Inc. – non-GAAP*	$1.91	$1.55	$1.40
Operating income (loss) as a % of sales – GAAP	3.6%	-10.4%	2.5%
Operating income (loss) as a % of sales – non-GAAP	4.2%	4.3%	3.7%
*	May not sum due to rounding and difference in weighted average shares used to calculate diluted earnings (loss) per share.
A-1

ANNEX B
PATTERSON COMPANIES, INC.
AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN
(as amended and restated on July 28, 2021)
1. Purpose of Plan.
The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in shareholder value, and providing opportunities for equity participation that align the interests of such individuals with the interests of Company shareholders.
2. Definitions.
The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.
2.1 “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.
2.2 “Annual Award Limit” or “Annual Awards Limits” have the meaning set forth in Section 4.4.
2.3 “Annual Performance Cash Awards” has the meaning set forth in Section 10.1 of this Plan.
2.4 “Board” means the Board of Directors of the Company.
2.5 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or their nominee.
2.6 “Cash-Based Award” means an Incentive Award made pursuant to this Plan that is denominated and paid in cash.
2.7 “Cause” means (a) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (d) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.
2.8 “Change in Control” means an event described in Section 17.1 of this Plan.
2.9 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.
2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of Directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in this Plan.
2.11 “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of this Plan.
2.12 “Company” means Patterson Companies, Inc. and any successor thereto as provided in Section 23.6 of this Plan.
2.13 “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
2.14 “Director” means a member of the Board.
2.15 “Director Fees” means any compensation payable by the Company in the form of cash to a Non-Employee Director for service as a Non-Employee Director on the Board or any committee of the Board as may be approved from time to time by the Board, excluding expense allowances, reimbursements and insurance premiums paid to or on behalf of such Non-Employee Directors.
2.16 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
2.17 “Effective Date” means June 9, 2015, or such later date as this Plan is initially approved by the Company’s shareholders.
2.18 “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.
2.19 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.
2.21 “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market, the New York Stock Exchange or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the most recently ended regular trading session on which such shares were traded); (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board or the Pink Sheets LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the most recently ended regular trading session on which such shares were traded or quoted); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.
2.22 “Full Value Award” means an Incentive Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Common Stock.
2.23 “Good Reason” has the meaning set forth in Section 17.2 of this Plan.
2.24 “Grant Date” means the date an Incentive Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.
2.25 “Incentive Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Annual Performance Cash Award, Non-Employee Director Award, Other Cash-Based Award or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.
2.26 “Incentive Award Agreement” means either: (a) a written or electronic (as provided in Section 23.8) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Incentive Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 23.8) statement issued by the Company to a Participant describing the terms and provisions of such an Incentive Award, including any amendment or modification thereof.
2.27 “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.
2.28 “Individual Performance Goals” has the meaning set forth in Section 10.4 of this Plan.
2.29 “Individual Performance Participants” has the meaning set forth in Section 10.4 of this Plan.
2.30 “Maximum Payout” has the meaning set forth in Section 10.3 of this Plan.
2.31 “Non-Employee Director” means a Director who is not an Employee.
2.32 “Non-Employee Director Award” means any Non-Statutory Stock Option, Stock Appreciation Right or Full Value Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.
2.33 “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 11.1 of this Plan.
2.34 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.
2.35 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.
2.36 “Other Cash-Based Award” means an Incentive Award, denominated and paid in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.
2.37 “Other Stock-Based Award” means an equity-based or equity-related Incentive Award not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.

2.38 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under this Plan.
2.39 “Participation Factor” has the meaning set forth in Section 10.2 of this Plan.
2.40 “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.
2.41 “Performance Goals” mean with respect to any applicable Incentive Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Incentive Award Agreement.
2.42 “Performance Measure Element” has the meaning set forth in Section 13.1 of this Plan.
2.43 “Performance Measures” mean any performance measures as determined by the Committee in its sole discretion and set forth in the applicable Incentive Award Agreement for purposes of determining the applicable Performance Goal.
2.44 “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Incentive Award.
2.45 “Plan” means the Patterson Companies, Inc. Amended and Restated 2015 Omnibus Incentive Plan, as may be amended from time to time.
2.46 “Plan Year” means the Company’s fiscal year.
2.47 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Incentive Award.
2.48 “Prior Plan” means the Patterson Companies, Inc. Amended and Restated Equity Incentive Plan, as may be amended from time to time.
2.49 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.
2.50 “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan.
2.51 “Retirement,” unless otherwise defined in the Incentive Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Subsidiary, means “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant completes ten (10) years of service with the Company and reaches age fifty-five (55), with the present intention to leave the Company’s industry or to leave the general workforce.
2.52 “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.
2.53 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the grant price of such shares under the terms of such Stock Appreciation Right.

2.54 “Stock-Based Award” means any equity-based or equity-related Incentive Award made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards denominated or payable in shares of Common Stock and Other Stock-Based Awards.
2.55 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.56 “Target Payout” has the meaning set forth in Section 10.2 of this Plan.
2.57 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.
3. Plan Administration.
3.1 The Committee. The Plan will be administered by the Committee. The Committee will act by majority approval of the members either at a meeting or by written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Incentive Award granted under this Plan.
3.2 Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:
(a) To designate the Eligible Recipients to be selected as Participants;
(b) To determine the nature and extent of the Incentive Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards, and the form of Incentive Award Agreement, if any, evidencing such Incentive Award;
(c) To determine the time or times when Incentive Awards will be granted;
(d) To determine the duration of each Incentive Award;
(e) To determine the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject;
(f) To construe and interpret this Plan and Incentive Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Incentive Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;
(g) To determine Fair Market Value in accordance with Section 2.21 of this Plan;
(h) To amend this Plan or any Incentive Award Agreement, as provided in this Plan;
(i) To adopt subplans and to adopt special provisions applicable to Incentive Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which special provisions may take precedence over other provisions of this Plan;
(j) To authorize any person to execute on behalf of the Company any Incentive Award Agreement or any other instrument required to effect the grant of an Incentive Award previously granted by the Committee;

(k) To determine whether Incentive Awards will be settled in shares of Common Stock, cash or in any combination thereof;
(l) Subject to Section 14, to determine whether Incentive Awards will be adjusted for “dividend equivalents,” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Incentive Award held by such Participant; and
(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s shareholders.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more Directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Incentive Awards pursuant to this Plan, including any sub-plan; and (b) determine the size of any such Incentive Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such Director(s) or officer(s) for any Incentive Awards granted to an Eligible Recipient who is subject to the reporting and liability provisions of Section 16 under the Exchange Act; (y) the resolution providing such authorization will set forth the type of Incentive Awards and total number of each type of Incentive Awards such Director(s) or officer(s) may grant; and (z) such Director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Incentive Awards granted pursuant to the authority delegated.
3.4 No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.5, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Incentive Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.
3.5 Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (i) to reserve shares of Common Stock or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.4; (iii) to grant Options or Stock Appreciation Rights having an exercise price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or Section 7.3; or (iv) for which shareholder approval would then be required pursuant to Section 422 of the Code or the rules of any stock exchange on which shares of Common Stock may be listed for trading.
3.6 Incentive Award Grants to Non-Employee Directors. Notwithstanding any other provision of this Plan, all grants of Non-Employee Director Awards will only be granted and administered by a Committee comprised solely of members of the Board who are “independent directors” within the meaning of the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).

4. Shares Available for Issuance.
4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan shall equal 19,500,000 shares.
4.2 Restrictions on Incentive Stock Options. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan pursuant to Incentive Stock Options will be 19,500,000 shares.
4.3 Accounting for Incentive Awards. Shares of Common Stock that are issued under this Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that (a) the full number of shares of Common Stock subject to a Stock Appreciation Right granted that are settled by the issuance of shares of Common Stock will be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right and (b) the total number of shares of Common Stock remaining available for issuance under this Plan will be reduced by 2.0 shares for each share issued pursuant to a Full Value Award or potentially issuable pursuant to a Full Value Award. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Incentive Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price of Incentive Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.7 will be counted against the shares of Common Stock authorized for issuance under this Plan and will not be available again for grant under this Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares available for future grant of Incentive Awards. Any shares of Common Stock related to Incentive Awards granted under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, or are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Incentive Awards not involving shares of Common Stock, will be available again for grant under this Plan and correspondingly increase the total number of shares of Common Stock available for issuance under this Plan under Section 4.1 (with such increase in connection with Full Value Awards based on the same ratio specified in clause (b) of the proviso to the first sentence of this Section 4.3).
4.4 Annual Awards Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.5, will apply to grants of Incentive Awards:
(a) The maximum aggregate number of shares of Common Stock subject to Options and Stock Appreciation Rights granted to any one Participant in any one Plan Year will be 500,000 shares.
(b) The maximum aggregate number of shares of Common Stock subject to Restricted Stock Awards and Restricted Stock Units granted to any one Participant in any one Plan Year will be 500,000 shares.
(c) The maximum aggregate dollar amount or number of shares of Common Stock granted with respect to Performance Awards to any one Participant in any one Plan Year may not exceed $5,000,000 or 500,000 shares, determined as of the date of payout.
(d) The maximum aggregate dollar amount granted with respect to Annual Performance Cash Awards to any one Participant in any one Plan Year may not exceed $5,000,000 determined as of the date of payout.
(e) The maximum aggregate dollar amount granted with respect to Other Cash-Based Awards to any one Participant in any one Plan Year may not exceed $5,000,000 determined as of the date of payout.
(f) The maximum aggregate amount of shares of Common Stock granted with respect to Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed 500,000 shares, determined as of the date of payout.
4.5 Adjustments to Shares and Incentive Awards.
(a) In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend

(including a spin off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limit set forth in Section 4.2 and the Annual Award Limits set forth in Section 4.4, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Incentive Awards. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.
(b) Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the sub-limit in Section 4.2 and the Annual Award Limits in Section 4.4, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.
4.6 Restrictions on Vesting. Notwithstanding anything else herein to the contrary, no shares of Common Stock may be granted under this Plan subject to (a) Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Units granted to Employees under this Plan solely based on continued service of the Employees that become exercisable more rapidly than ratably over a three (3) year period after the Grant Date, except in connection with the death, Disability or Retirement of an Employee or a Change in Control (as provided in Section 17); or (b) Performance Awards granted to Employees under this Plan with a Performance Period of less than one year, except in connection with the death or Disability of an Employee or a Change in Control (as provided in Section 17).
5. Participation.
Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Incentive Award Agreement with the Participant.
6. Options.
6.1 Grant. An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Incentive Stock Options may be granted solely to eligible Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).
6.2 Incentive Award Agreement. Each Option grant will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Incentive Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.
6.3 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
6.4 Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (i) the achievement of one or more of the Performance Goals; or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 19, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.
6.5 Payment of Exercise Price.
(a) The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order) or, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion.
(b) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 16 of this Plan.
(c) For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.
6.6 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Incentive Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.
7. Stock Appreciation Rights.
7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).
7.2 Incentive Award Agreement. Each Stock Appreciation Right will be evidenced by an Incentive Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

7.3 Grant Price. The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date.
7.4 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right maybe exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 19, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.
7.5 Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.
7.6 Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share grant price; by
(b) The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
7.7 Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 will be made in accordance with the terms of the applicable Incentive Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines.
8. Restricted Stock Awards and Restricted Stock Units.
8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Incentive Award Agreement.
8.2 Incentive Award Agreement. Each Restricted Stock Award or Restricted Stock Unit grant will be evidenced by an Incentive Award Agreement that will specify the type of Incentive Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.
8.3 Conditions and Restrictions. The Committee will impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Restricted Stock Awards or Restricted Stock Units as it deems appropriate, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.
8.4 Rights as a Shareholder. Except as provided in Sections 8.1, 8.5, 8.6 and 18.3 of this Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation and other rights with respect to any Restricted Stock Units granted hereunder.
8.5 Dividends and Distributions.
(a) Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the

Restricted Stock Award), any dividends or other distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.
(b) Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Unit at the time of grant or at any time after the grant of the Restricted Stock Unit), any Restricted Stock Unit shall carry with it a right to “dividend equivalents.” Such right entitles the Participant to be credited with an amount equal to all dividends or other distributions paid on one share of Common Stock while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units and in all cases will be subject to the same conditions and restrictions as the Restricted Stock Units to which they relate.
(c) Any dividends or dividend equivalents distributed under the Plan shall not be applied against the number of shares available for Awards.
8.6 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.
8.7 Lapse of Restrictions; Settlement. Except as otherwise provided in this Section 8 or Section 19, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Incentive Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Incentive Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.
8.8 Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Incentive Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.
9. Performance Awards.
9.1 Grant. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.
9.2 Incentive Award Agreement. Each Performance Award will be evidenced by an Incentive Award Agreement that will specify the amount of cash, shares of Common Stock or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.
9.3 Vesting. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.

9.4 Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Incentive Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth day of the third month immediately following the later of the end of the Company’s fiscal year in which the performance period ends or the end of the calendar year in which the performance period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form of payment of Performance Awards will be set forth in the Incentive Award Agreement pertaining to the grant of the award. Any shares of Common Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.
10. Annual Performance Cash Awards.
10.1 Grant. Subject to such terms and conditions, consistent with the other provisions of this Plan, as maybe determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant to Participants Incentive Awards denominated in cash in such amounts and upon such terms as the Committee may determine, based on the achievement of specified Performance Goals for annual periods or other time periods as determined by the Committee (the “Annual Performance Cash Awards”).
10.2 Target Payout. The target amount that may be paid with respect to an Annual Performance Cash Award (the “Target Payout”) will be determined by the Committee and will be based on a percentage of a Participant’s actual annual base compensation at the time of grant (“Participation Factor”), within the range established by the Committee for each Participant and subject to adjustment as provided in the second to last sentence of this paragraph. The Participation Factors, which are intended to reflect a Participant’s level of responsibility, may be up to 150% for any Participant. The Chief Executive Officer may approve modifications to the Participation Factor for any Participant, if such modification is based on level of responsibility. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at less or greater than the Target Payout.
10.3 Maximum Payout. The Committee also may establish a maximum potential payout amount (the “Maximum Payout”) with respect to an Annual Performance Cash Award of up to 175% of the Target Payout in the event Performance Goals are exceeded by an amount established by the Committee at the time Performance Goals are established. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at greater than the Target Payout but less than the Maximum Payout.
10.4 Individual Performance Goals. At the time an Annual Performance Cash Award is made, the Committee may provide for an increase in the Target Payout and the Maximum Payout (as either may be prorated in accordance with Sections 10.2 and 10.3) for selected Participants (“Individual Performance Participants”) to reflect the achievement of individual performance goals (“Individual Performance Goals”) established at that time by the Committee. The Committee will have the discretion to reduce by an amount up to 100% the amount that would otherwise be paid under the payout formula to an Individual Performance Participant based on the Committee’s evaluation of the individual’s achievement of the Individual Performance Goals.
10.5 Payment. Payment of any earned Annual Performance Cash Awards will be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals and Individual Performance Goals have been achieved and not later than the fifteenth day of the third month immediately following the later of the end of the Company’s fiscal year in which the performance period ends or the end of the calendar year in which the performance period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Annual Performance Cash Award under a Company deferred compensation plan or arrangement.
11. Non-Employee Director Awards.
11.1 Automatic and Non-Discretionary Awards to Non-Employee Directors. The Committee at anytime and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, except as otherwise provided in this Section 11, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.
11.2 Shares in Lieu of Director Fees. A Non-Employee Director may elect to receive shares of Common Stock in lieu of Director Fees by giving written notice of such election to the Company in a form approved by the Committee. Such an election shall be effective with respect to any such Director Fees payable commencing with the next calendar quarter following the date of the election. An election to receive payment of Director Fees in the form of shares of Common Stock may be revoked only by a subsequent election to receive payment of Director Fees in cash or to defer such Director Fees pursuant to Section 11.3. Such an election shall be effective with respect to Director Fees payable commencing with the next calendar quarter following the date of the election. The number of shares of Common Stock to be paid to a Non-Employee Director pursuant to this Section 11.2 shall be determined by dividing the amount of Director Fees payable by the Fair Market Value of the Common Stock on the date such Director Fees would have been paid in cash but for the Participant’s election to receive payment of such Director Fees in the form of Common Stock. The amount of any fractional share shall be paid in cash.
11.3 Deferral of Incentive Award Payment. The Committee may permit a Non-Employee Director the opportunity to defer the grant or payment of an Incentive Award pursuant to such terms and conditions as the Committee may prescribe from time to time.
11.4 Composition of Committee. For purposes of this Section 11, all references to “Committee” in this Section 11 will mean a Committee that consists solely of Directors who are “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).
11.5 Timing and Vesting of Automatic Grants. Automatic grants, if any, of Non-Employee Director Awards under this Plan shall generally be made as of the date of the annual meeting of shareholders of the Company each year, and such Awards shall be subject to vesting restrictions, as determined by the Committee, provided that no Non-Employee Director Awards granted under this Plan may be granted with a vesting restriction of less than one year, except in connection with the death or Disability of a Non-Employee Director or a Change in Control (as provided in Section 17). In the case of a Non-Employee Director whose term expires not more than twenty-nine (29) days prior to what would otherwise be the natural vesting date of an Award, the Non-Employee Director shall be deemed to have remained in service with the Company until such natural vesting date, but only for purposes of satisfying the vesting restrictions of any Non-Employee Director Award under the Plan.
12. Other Cash-Based Awards and Other Stock-Based Awards.
12.1 Other Cash-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
12.2 Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such Incentive Awards may involve the transfer of actual shares of Common Stock to Participants or payment in cash or otherwise of amounts based on the value of shares, and may include Incentive Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
12.3 Value of Other Cash-Based Awards and Other Stock-Based Awards. Each Other Cash-Based Award will specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Cash-Based Award or any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Incentive Awards, the number or value of Other Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.
12.4 Payment of Other Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award will be made in accordance with the terms of the Incentive Award, in cash for any Other Cash-Based Award and in cash or shares of Common Stock for any Other Stock-Based Award, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.
13. Performance Measures.
13.1 Performance Measures. If the payment or vesting of an Incentive Award is subject to Performance Goals, such Performance Goals will be limited to one or more specified objective Performance Measures that are based on the following Performance Measure elements (each, a “Performance Measure Element”):
(a) Sales and Revenue Measure Elements:
(i) Gross Revenue or Sales
(ii) Sales Allowances
(iii) Net Revenue or Net Sales
(iv) Invoiced Revenue or Sales
(v) Collected Revenue or Sales
(vi) Revenues from New Products
(vii) Bad Debts
(b) Expense Measure Elements:
(i) Direct Material Costs
(ii) Direct Labor Costs
(iii) Indirect Labor Costs
(iv) Direct Manufacturing Costs
(v) Indirect Manufacturing Costs
(vi) Cost of Goods Sold
(vii) Sales, General and Administrative Expenses
(viii) Operating Expenses
(ix) Non-cash Expenses
(x) Tax Expense
(xi) Non-operating Expenses
(xii) Total Expenses

(c) Profitability and Productivity Measure Elements:
(i) Gross Margin
(ii) Net Operating Income
(iii) EBITDA (earnings before interest, taxes, depreciation and amortization)
(iv) EBIT (earnings before interest and taxes)
(v) Net Operating Income After Taxes (NOPAT)
(vi) Net Income
(vii) Net Cash Flow
(viii) Net Cash Flow from Operations
(d) Asset Utilization and Effectiveness Measure Elements:
(i) Cash
(ii) Excess Cash
(iii) Accounts Receivable
(iv) Inventory (WIP or Finished Goods)
(v) Current Assets
(vi) Working Capital
(vii) Total Capital
(viii) Fixed Assets
(ix) Total Assets
(x) Standard Hours
(xi) Plant Utilization
(xii) Purchase Price Variance
(xiii) Manufacturing Overhead Variance
(e) Debt and Equity Measure Elements:
(i) Accounts Payable
(ii) Current Accrued Liabilities
(iii) Total Current Liabilities
(iv) Total Debt
(v) Debt Principal Payments
(vi) Net Current Borrowings
(vii) Total Long-term Debt
(viii) Credit Rating
(ix) Retained Earnings
(x) Total Preferred Equity
(xi) Total Common Equity
(xii) Total Equity

(f) Shareholder and Return Measure Elements:
(i) Earnings per Share (diluted and fully diluted)
(ii) Stock Price
(iii) Dividends
(iv) Shares Repurchased
(v) Total Return to Shareholders
(vi) Debt Coverage Ratios
(vii) Return on Assets
(viii) Return on Equity
(ix) Return on Invested Capital
(x) Economic Profit (for example, economic value added)
(g) Customer and Market Measure Elements:
(i) Dealer/Channel Size/Scope
(ii) Dealer/Channel Performance/Effectiveness
(iii) Order Fill Rate
(iv) Customer Satisfaction
(v) Customer Service/Care
(vi) Brand Awareness and Perception
(vii) Market Share
(viii) Warranty Rates
(ix) Product Quality
(x) Channel Inventory
(h) Organizational and Employee Measure Elements:
(i) Headcount
(ii) Employee Performance
(iii) Employee Productivity
(iv) Standard Hours
(v) Employee Engagement/Satisfaction
(vi) Employee Turnover
(vii) Employee Diversity
Any Performance Measure Element can be a Performance Measure. In addition, any of the Performance Measure Element(s) can be used in an algebraic formula (e.g., averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations) based on the Performance Measure Elements to create a Performance Measure. Any Performance Measure(s) may be used to measure the performance of the Company or Subsidiary as a whole or any division or business unit of the Company, product or product group, region or territory, or Subsidiary, or any combination thereof, as the Committee may deem appropriate. Any Performance Measure(s) can be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any Performance Measure(s) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of Performance Goals pursuant to any Performance Measure (s) specified in this Section 13.1.
13.2 Certification of Payment. Before any payment is made in connection with any Incentive Award, the Committee must certify in writing, as reflected in the minutes, that the Performance Goals established with respect to such Incentive Award have been achieved.
13.3 Evaluation of Performance. The Committee may provide in any such Incentive Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
13.4 Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. The Committee may amend or modify the vesting criteria (including any Performance Goals, Performance Measures or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 3.6 or 4.5(a) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants under this Plan.
13.5 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval.
14. Dividend Equivalents.
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the date the Incentive Award is granted and the date the Incentive Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Incentive Awards, the vesting of which is based on the achievement of Performance Goals. Any dividend equivalents distributed under the Plan shall not be applied against the number of shares available for Awards.

15. Effect of Termination of Employment or Other Service.
15.1 Termination Due to Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:
(a) All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will become immediately exercisable and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);
(b) All outstanding Restricted Stock Awards held by the Participant as of the effective date of such termination will become fully vested;
(c) All outstanding but unvested Restricted Stock Units, Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Incentive Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the Performance Period of such Incentive Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years. The Committee will consider the provisions of Section 15.6 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed; and
(d) If the effective date of such termination is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be terminated and forfeited; and, if the effective date of such termination is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be paid to the Participant in accordance with the payment terms of such Award.
15.2 Termination Due to Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement (other than with respect to a Non-Employee Director):
(a) All outstanding Options (excluding Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such Retirement will be unaffected by such Retirement, and will continue to be subject to Sections 6 and 7 of this Plan, including vesting, exercisability and expiration requirements, except that any requirement to remain in continuous employment or service with the Company shall be disregarded;
(b) All outstanding Restricted Stock Awards held by the Participant as of the effective date of such Retirement will be unaffected by such Retirement, and will continue to be subject to Section 8 of this Plan, including vesting requirements, except that any requirement to remain in continuous employment or service with the Company shall be disregarded;
(c) All outstanding but unvested Restricted Stock Units, Performance Awards Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such Retirement will be unaffected by such Retirement, and will continue to be subject to Sections 8, 9 and 12 of this Plan, including vesting requirements, except that any requirement to remain in continuous employment or service with the Company shall be disregarded; provided, however, that with respect to any such Incentive Awards the vesting or payment amount of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of Retirement prior to the end of the Performance Period of such Incentive Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee shall cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered or payment amount determined for partial fiscal years; and
(d) If the effective date of such Retirement is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be terminated and forfeited; and if the effective date of such Retirement is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be paid to the Participant in accordance with the payment terms of such Award.
15.3 Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 11.5, 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement:
(a) All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited.
(b) All Restricted Stock Awards held by the Participant as of the effective date of such termination that have not vested as of such termination will be terminated and forfeited;
(c) All outstanding unvested Restricted Stock Units, Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and
(d) All outstanding Annual Performance Cash Awards held by a Participant as of the effective date of such termination will be terminated and forfeited.
15.4 Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 15, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Performance Awards, Annual Performance Cash Awards, Non-Employee Director Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; (b) the Committee taking any such action relating to Non-Employee Director Awards will consist solely of “independent directors” as defined in the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted); and (c) any such action by the Committee adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.5, 15.6, 17 or 21).

15.5 Determination of Termination of Employment or Other Service.
(a) The change in a Participant’s status from that of an Employee to that of a Consultant will, for purposes of this Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.
(b) The change in a Participant’s status from that of a Consultant to that of an Employee will not, for purposes of this Plan, be deemed to result in a termination of such Participant’s service as a Consultant, and such Participant will thereafter be deemed to be an Employee until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a) above).
(c) Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.
(d) Notwithstanding the foregoing, if payment of an Incentive Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.
15.6 Additional Forfeiture Events.
(a) Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 15.6, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Incentive Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Incentive Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Incentive Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Incentive Award Agreement, this Section 15.6(a) will not apply to any Participant following a Change in Control.
(b) Forfeiture of Incentive Awards. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Incentive Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award agreement.
16. Payment of Withholding Taxes.
16.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Incentive Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award. When withholding for taxes is effected under this Plan, it shall be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company.
16.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 16.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.
17. Change in Control.
17.1 Change in Control. For purposes of this Section 17, a “Change in Control” of the Company will mean (a) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns 50% or more of the voting power prior to such acquisition of additional securities shall not be a Change in Control, (b) during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new Directors whose election by the Board or nomination for election by the Company’s shareholders was approved by at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof, (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (i) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and Directors retain their positions with the Company (and constitute at least a majority of the Board) and such merger or consolidation is consummated, or (d) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets and such sale or disposition is consummated.
17.2 Good Reason. For purposes of this Section 17, with respect to any Participant, “Good Reason” will be defined as set forth in any individual agreement applicable to such Participant or, in the case of a Participant who does not have an individual agreement that defines Good Reason, then Good Reason will mean any refusal to accept:
(a) a material diminution in the Participant’s base compensation, which for purposes of this Plan will mean a reduction of 10% or more in the Participant’s salary plus target bonus;

(b) discontinuation of eligibility to participate in a material long-term cash or equity award or equity-based grant program (or in a comparable substitute program) in which other Participants at a comparable level are generally eligible to participate;
(c) any material diminution of authority, duties or responsibilities, including any change in the authority, duties or responsibilities of the Participant that is inconsistent in any material and adverse respect with the Participant’s then-current position(s), authority, duties and responsibilities with the Company or any Subsidiary; provided, however, that “Good Reason” will not be deemed to exist pursuant to this clause (c) solely on account of the Company no longer being a publicly traded entity or solely on account of a change in the reporting relationship of the Participant; or
(d) a material adverse change in the geographic location at which the Company requires the Participant to be based as compared to the location where the Participant was based immediately prior to the change, which for purposes of this Plan will mean:
(i) a relocation that results in an increase in the commuting distance from the Participant’s principal residence to his or her new job location of more than 50 miles, or
(ii) a relocation that requires the Participant to relocate his or her principal residence; provided, however, that no Incentive Award will be cashed out upon a Participant’s termination of employment or service on account of the occurrence of a Good Reason event or circumstance as defined under the terms of any individual agreement applicable to such Participant or as defined in this Section 17.2 if such termination must be an “involuntary separation from service”, unless the event or circumstances constituting Good Reason also constitute “good reason” as determined under Section 409A of the Code. The payment of any other Incentive Awards in the event of a Participant’s termination of employment or service for Good Reason will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.
Notwithstanding the foregoing, however, “Good Reason” will not be deemed to exist as a result of any of the actions stated in clauses (a) or (b) above to the extent that such actions are in connection with an across-the-board change or termination that equally affects at least ninety percent (90%) of all Participants. An act or omission will not constitute a “Good Reason” unless the Participant gives written notice to the Company of the existence of such act or omission within ninety (90) days of its initial existence, the Company fails to cure the act or omission within thirty (30) days after the notification, and actual termination of employment or services occurs within two (2) years of the initial existence of the act or omission.
17.3 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of this Plan, if a Change in Control of the Company occurs, the following provisions will apply:
(a) If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such acquiring corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Incentive Awards or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (b) all restrictions and vesting requirements applicable to any Incentive Award based solely on the continued service of the Participant will terminate; and (c) all Incentive Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Incentive Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

(b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then all such Incentive Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan or its successor.
(c) If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated (A) without Cause or Adverse Action or (B) by the Participant for Good Reason, in either case within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then (x) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; (y) all restrictions and vesting requirements applicable to any Incentive Award based solely on the continued service of the Participant will terminate; and (z) all Incentive Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the termination of the Participant’s employment or service with the Company and all Subsidiaries following a Change in Control unless such termination also constitutes a “separation from service” and unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Incentive Awards in the event of a Participant’s termination of employment or service with the Company and all Subsidiaries following a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.
(d) If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause or Adverse Action within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then all rights of the Participant under this Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind.
17.4 Limitation on Change in Control Payments. Notwithstanding anything in Section 17.3 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 17.3 (which acceleration could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 17.3 will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order: (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Incentive Awards that constitute deferred compensation under Section 409A of the Code, and (iii) finally, among the Incentive Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 17.4 will not apply and any “payments” to a Participant pursuant to Section 17.3 will be treated as “payments” arising under such separate agreement; provided such separate agreement may not modify the time or form of payment under any Incentive Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Incentive Award to become subject to the adverse tax consequences specified in Section 409A of the Code.
18. Rights of Eligible Recipients and Participants; Transferability.
18.1 Employment. Nothing in this Plan or an Incentive Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.
18.2 No Rights to Awards. No Participant or Eligible Individual will have any claim to be granted any Incentive Award under this Plan.
18.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant will have no rights as a shareholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares.
18.4 Restrictions on Transfer.
(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.
(b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.
(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.
18.5 Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board or Chief Executive Officer to adopt such additional or other compensation arrangements as the Board or Chief Executive Officer may deem necessary or desirable, provided no Director or person who is subject to the reporting and liability provisions of Section 16 under the Exchange Act may participate in any such additional or other compensation arrangement.

19. Securities Law and Other Restrictions.
Notwithstanding any other provision of this Plan or any Incentive Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
20. Deferred Compensation; Compliance with Section 409A.
(a) It is intended that all Incentive Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Incentive Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code.
(b) Notwithstanding anything in this Section 20 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, (i) no amendment to or payment under such Incentive Award will be made except and only to the extent permitted under Section 409A of the Code; (ii) if any amount is payable under such Incentive Award upon a termination of employment or service, a termination of employment or service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Incentive Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iv) if any amount is payable under such Incentive Award on account of the occurrence of a Change of Control, a Change of Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Section 409A of the Code, and (v) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death.
21. Amendment, Modification and Termination.
21.1 Generally. Subject to other subsections of this Section 21 and Section 3.4 the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Incentive Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Incentive Award. The Committee’s power and authority to amend or modify the terms of an outstanding Incentive Award includes the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. The Committee will not have the authority to waive, lapse or accelerate the exercisability or vesting of any Incentive Award held by any Participant who is an Employee, except (a) in connection with the death, Disability or Retirement of the Participant or a Change in Control (as provided in Section 17), (b) as provided in Section 13.1, or (c) to the extent that the number of Shares covered by such waived, lapsed or accelerated Award (together with the number of Shares covered by all other Incentive Awards, the exercisability or vesting of which previously have been waived, lapsed or accelerated by the Committee under this Plan) do not exceed five percent (5%) of the total number of Shares authorized for Incentive Awards under this Plan.

21.2 Shareholder Approval. No amendments to this Plan will be effective without approval of the Company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Incentive Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of shares of Common Stock issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of shares of Common Stock which may be issued or the aggregate value of Incentive Awards which may be made, in respect of any type of Incentive Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; or (vi) reduce the minimum exercise price as set forth in Sections 6.3 and 7.3.
21.3 Incentive Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.4, 4.5, 13.5, 15, 17, 20 or 21.4 of this Plan.
21.4 Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Incentive Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Incentive Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Incentive Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to any Incentive Award granted under this Plan without further consideration or action.
21.5 Non-Employee Director Awards. Notwithstanding any other provision of this Plan to the contrary, no action may be taken with respect to any outstanding Non-Employee Director Award other than by the Committee, which for such actions will consist solely of “independent directors” as defined in the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).
22. Effective Date and Duration of this Plan.
22.1 Effective Date. The Plan shall be effective as of the Effective Date. After shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.
22.2 Term of the Plan. No Incentive Award shall be granted under the Plan, and the Plan shall terminate on the tenth anniversary of the Effective Date of the Plan or any earlier date of discontinuation or termination established pursuant to Section 21 of the Plan; provided, however, that no Performance Award shall be made under the Plan after the first shareholder meeting to occur in the fifth year following the year in which shareholders approved the Performance Goals unless and until the Performance Goals or the Plan is re-approved by the shareholders. Unless otherwise expressly provided in the Plan or in an applicable Incentive Award Agreement, any Incentive Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.
23. Miscellaneous.
23.1 Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.
23.2 Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.
23.3 Relationship to Other Benefits. No payment under this Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.
23.4 Fractional Shares. No fractional shares of Common Stock will be issued or delivered under this Plan or any Incentive Award. The Committee will determine whether cash, other Incentive Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.
23.5 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise provided in an Incentive Award Agreement, recipients of an Incentive Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota to resolve any and all issues that may arise out of or relate to this Plan or any related Incentive Award Agreement.
23.6 Successors. All obligations of the Company under this Plan with respect to Incentive Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
23.7 Construction. Wherever possible, each provision of this Plan and any Incentive Award Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Plan or any Incentive Award Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Incentive Award Agreement also will continue to be valid, and the entire Plan and Incentive Award Agreement will continue to be valid in other jurisdictions.
23.8 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Incentive Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Incentive Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

PATTERSON COMPANIES, INC.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 12, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 8, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PDCO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 12, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 8, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58101-P58181

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATTERSON COMPANIES, INC.

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1, and "FOR" Items 2, 3 and 4.

Nominees:	For	Against	Abstain
1a. John D. Buck	☐	☐	☐
1b. Alex N. Blanco	☐	☐	☐
1c. Jody H. Feragen	☐	☐	☐
1d. Robert C. Frenzel	☐	☐	☐
1e. Francis J. Malecha	☐	☐	☐
1f. Ellen A. Rudnick	☐	☐	☐
1g. Neil A. Schrimsher	☐	☐	☐
1h. Mark S. Walchirk	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Including Form 10-K are available at www.proxyvote.com.

D58102-P58181

PATTERSON COMPANIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
Monday, September 13, 2021
4:30 p.m. local time

www.virtualshareholdermeeting.com/PDCO2021

Patterson Companies, Inc.
1031 Mendota Heights Road **Proxy**
St. Paul, Minnesota 55120

This proxy is solicited by the Board of Directors for use at the virtual annual meeting to be held at 4:30 p.m., Central Daylight Saving Time, on Monday, September 13, 2021, at www.virtualshareholdermeeting.com/PDCO2021 and at any adjournments or postponements thereof.

The shares of stock will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Mark S. Walchirk and Les B. Korsh, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or at any adjournment or postponement thereof.

See reverse for voting instructions.